As filed with the Securities and Exchange Commission on May 26, 2011
Registration No. 333- 166611
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

中国产权平台控股（集团）有限公司
(Exact name of Registrant as specified in its charter)

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
(Translation of Registrant’s name into English)

British Virgin Islands	7380	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 1506-1509 Rongchao Landmark, 4028 Jintian Road Futian District, Shenzhen, People’s Republic of China 518026 Tel: 86-755-82210238，86-755-82577718
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

OFFSHORE INCORPORATIONS LIMITED P.O. BOX 957 OFFSHORE INCORPORATIONS CENTRE, ROAD TOWN TORTOLA, BRITISH VIRGINS ISLANDS
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.
Benjamin A. Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Tel: (212) 930 9700
Fax: (212) 930 9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01	52,315,000	$0.05	$2,615,750	$186.50

(1)
Pursuant to Rule 416(a) of the Securities Act, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from splits, dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

*Previously paid
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED  May 26, 2011
PROSPECTUS

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED

50,840,000 Common Shares

This prospectus relates to the resale, from time to time, by the selling shareholders named in this prospectus of up to 50,840,000 shares of our common stock, which includes (i) 40,000,000 shares of our common stock issued in connection with the joint venture agreement we entered into with Uni Core Holdings Corporation and certain investors in February 2008, (ii) 9,500,000 shares of our common stock issued in our December 2009 private placement and (iii) 1,340,000 shares of our common stock issued to certain our employees, consultants and service providers. This is the initial registration of shares of our common stock.  The selling shareholders will sell the shares from time to time at $0.05 per share.  We will not receive any of the proceeds from the sale of shares under this prospectus. All proceeds from the sale of shares under this prospectus will go to the selling shareholders. The selling shareholders may be deemed underwriters of the shares of common stock, which they are offering.  We will pay the expenses of registering these shares.

There is presently no public market for our shares. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-The-Counter Bulletin Board (“the OTC Bulletin Board”) upon the effectiveness of this prospectus. If our shares become quoted on the OTC Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on Page 5 to read about factors you should consider before buying shares of our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus before making an investment decision.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2011.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or to make any representations about us, the selling shareholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling shareholder.

The selling shareholders are offering to sell and seeking offers to buy shares of our Common Shares only in jurisdictions where offers and sales are permitted. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

PROSPECTUS SUMMARY

Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our consolidated financial statements, including the notes to the financial statements appearing elsewhere in this prospectus. As used throughout this prospectus, the terms “we,” “us,” and “our” and words of like import refer to China Equity Platform Holding Group Limited and its direct and indirect subsidiaries but do not include the selling shareholders.

Certain Other Terms Used in This Prospectus

Currency, exchange rate, and “China” and other references

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan, which is also known as the Renminbi. According to the currency exchange website www.oanda.com, on July 6, 2010, $1.00 was equivalent to 6.7855 yuan.

References to “PRC” are to the People’s Republic of China.

Unless otherwise specified or required by context, references to “we,” “the Company”, “our” and “us” refer collectively to (i) China Equity Platform Holding Group Limited and (ii) the subsidiaries of China Equity Platform Holding Group Limited, namely Chinae.com Technology (Shenzhen) Co., Ltd (财纳易科技(深圳)有限公司),  Chinae.com Investment Consultant (Shenzhen) Co., Ltd (财纳易投资顾问(深圳)有限公司),  Chinae.com E-Commerce Co., Ltd (深圳市中贸网网络技术开发有限公司), Shenzhen International Hi-Tech Equity Exchange (深圳国际高新技术产权交易所), and Chinae.com Focus Advertising Co., Ltd (深圳市财纳易视点广告有限公司).

References to “registered capital” are to the equity of each of the PRC-registered subsidiaries, which under PRC law is measured not in terms of shares owned but in terms of the amount of capital that has been contributed to a company by a particular shareholder or all shareholders. The portion of a limited liability company’s total capital contributed by a particular shareholder represents that shareholder’s ownership of the company, and the total amount of capital contributed by all shareholders is the company’s total equity. Capital contributions are made to a company by deposits into a dedicated account in the company’s name, which the company may access in order to meet its financial needs. When a company’s accountant certifies to PRC authorities that a capital contribution has been made and the company has received the necessary government permission to increase its contributed capital, the capital contribution is registered with regulatory authorities and becomes a part of the company’s “registered capital.”

THE COMPANY

Overview of Our Business

We are, through our subsidiaries, a high-tech financial services provider based in the People’s Republic of China (“China” or the “PRC”).   We bridge the Chinese and international capital markets by investing technology and capital into regional private equity institutions. We have a nationwide equity service platform that provides both online and offline financial services.  We also provide business consulting and project management services for PRC companies seeking capital funds.

Presently there are over 230 private equity exchanges in the PRC. Generally, the over-the-counter equity market quotation, or OTC for short, refers to securities trading quotation display services for primarily stocks of high-tech companies and high-growth companies and delisted corporate stocks to display quotation out of stock exchanges. As a result of contrasting economic system and development, China's OTC equity market quotation system is a comparatively comprehensive one and the term generally refers to quotation services where unlisted stocks or equities are display other than in Shanghai Stock Exchange and Shenzhen Stock Exchange. China's OTC equity market primarily includes the Property Rights Exchange Market, Stock Transfer Systems and Stock Equity Exchange Market (Source: http://www.zero2ipo.com.cn/en/n/2009-2-24/2009224132931.shtml).  However only 65 of them have been approved to participate in the privatization of state assets and only approximately 10% of the transactions at these quotation systems involves foreigners and all the quotation systems are loosely connected. At this time the various equity exchanges quotation services in the PRC work, for the most part, independently of one another, which we believe is very inefficient.

We believe that we will be, through our software technology, able to provide an equity exchange quotation service platform that we hope will bridge all these regional exchanges quotation systems in one cohesive network.  Additionally, we hope that our platform will also enable the flow of information regarding rights transfers and payments among the different exchanges, including the Shenzhen International Hi-Tech Equity Exchange, an exchange quotation system in which we have an indirect equity stake in.  We are currently in the process of updating our software.  We expect to introduce our software towards the end of 2011. After we finish our software update, we intend to apply for a software patent with the relevant PRC authorities. Although we currently expect that our software update will be completed during 2011, we can provide no assurance that this will occur or if it does occur, that our patent application will be approved. In addition, we cannot provide any assurance that our updated software will gain market acceptance.  Our goal is to be the most heavily displayed equity exchange quotation platform for non-listed quality assets in the PRC and the largest source of information about such assets through our internet portal, www.chinae.com.

In addition to our plans to implement an equity service platform as described above, we also provide consulting services to small to medium sized enterprises (“SMEs”).  We assist SMEs in streamlining their operations, reduce costs and improve management and we draw revenue in the form of consulting fees.

We have received approximately US$39,500 in revenue in relation to consulting services provided to customers last year.  Our major customers include Shenzhen Fang Yuan Xing Ye Technology Co., Ltd.  Shenzhen Bullingas Gas Equipment Co., Ltd., Shenzhen Most Network Technology Co., Ltd., Grand TG Gold Holdings Limited and Shenzhen Venture Capital Association.

Finally, we provided assistance to SMEs with fund-raising services.  We seek to understand our clients’ capital needs and assist them in meeting them by means of introducing them to sources of funds e.g. investment banks and individual investors.  The financing may be in the form of a bridge loan or private investment in public equity (“PIPE”).  We have received US$43,911 on January 11, 2010 for services rendered to Shenzhen Tech and Ecology and Environment Co., Ltd.  We have signed approximately 16 contracts in 2009 and 4 contracts in 2008 in relation to our services acting as a fund-raising agency.  Generally, we receive 3-6% of the actual amount involved in the transactions as commission for our services provided.

We were incorporated on March 5, 2008 under the laws of the British Virgins Islands.  Our Company was formed as the result of a joint venture agreement (the “JV Agreement”) entered into by and between Uni Core Holdings Corporation (formerly known as “Intermost Corporation”) (“Uni Core”) and certain investors (the “Investors”).  Pursuant to the JV Agreement, Uni Core and the Investors agreed to form a new holding company named “China Equity Platform Holding Group Limited” into which certain former subsidiaries of Uni Core would be contributed in exchange for shares of common stock of the newly formed entity.  The intention of Uni Core and the Investors was seek quotation of our Company on the OTC Bulletin Board.  Uni Core, which is quoted on the OTC Bulletin Board under the symbol “UCHC” (formerly traded as “IMOT”) received 60,000,000 shares of our common stock pursuant to the JV Agreement, which as of October 14, 2010 amounts to 53.42% of our outstanding common stock.  As of October 14, 2010, Uni Core is our single largest shareholder.   We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock to be approved for quotation on the OTC Bulletin Board upon the effectiveness of this prospectus.

Organization Structure

The following chart shows the organizational structure of our Company and its principal operating subsidiaries, including joint venture ownerships. The location of the headquarters of each company is indicated in parentheses under the company’s name (“BVI” for the British Virgin Islands and “PRC” for the People’s Republic of China)

Corporate Information

Our principal offices are located at Room 1506-1509, Rongchao Landmark, 4028 Jintian Road, Futian District, Shenzhen, People’s Republic of China (518026), and our telephone number is 86-755-82210238 and 86-755-82577718.  We are incorporated under the laws of the British Virgin Islands. Further information on the Company is also available on our website at  http://www.chinae.com.  Unless specifically provided herein, we do not intend for the information on our website to be incorporated by reference in this prospectus.

SUMMARY FINANCIAL INFORMATION

You should read the following summary financial data in conjunction with our consolidated financial statements and the related notes, "Selected Consolidated Financial Data" on page 15, and our “Management’s Discussion & Analysis of Financial Condition and Results of Operations” on page 16. Our financial statements are reported in United States Dollars and presented in accordance with United States generally accepted accounting principles. The financial reports for the year ended March 31, 2010 and 2009 have been audited by Albert Wong & Co., Certified Public Accountants.

	Year Ended March 31,
	2008	2009	2010

Consolidated Income Statement
Revenue	87,176	1,482	71,810
Cost of Revenue	(89,327)	(6,678)	(64,342)
Gross Profits(Loss)	(2,151)	(5,196)	7,468
Expenses	(345,113)	(1,195,026)	(857,336)
Interest (net of interest expenses)	1,917	(241)	517
Other Income	271,102	145	326,524
Operating from continue operation before income tax	(74,245)	(1,200,318)	(522,827)
Income tax	-	-	-
Net Loss	(74,245)	(1,200,318)	(522,827)

Earnings Per Share - Basic	(0.00074)	(0.0120)	(0.0050)
Earnings Per Share - Diluted	(0.00074)	(0.0120)	(0.0050)
Weighted Average Number of basic shares outstanding	100,000,000	100,000,000	103,645,274
Weighted Avenue Number of dilute shares outstanding	100,000,000	100,000,000	103,645,274

	As of March, 31
	2008	2009	2010

Consolidated Balance Sheet Data
Cash	1,009,661	96,834	312,896
Current assets	1,437,313	845,359	751,280
Other assets	177,350	186,293	60,234
Total assets	2,624,324	1,128,486	1,124,410
Total current liabilities	3,579,181	258,516	250,413
Total shareholders’ equity	(954,857)	869,970	873,997
Total liabilities and shareholders’ equity	2,624,324	1,128,486	1,124,410

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account the backgrounds of the members of our management team.  You should also carefully consider the risks set forth under “Risk Factors” beginning on page 11 of this Prospectus.

This prospectus relates to the 50,840,000 shares of common stock of China Equity Platform Holding Group Limited.

Common Shares outstanding prior to offering	112,315,000
Common Shares offered by Company	0
Total Common Shares offered by selling shareholders	50,840,000
Common Shares to be outstanding after the offering	112,315,000
Use of Proceeds
We will not receive any of the proceeds of sale of the shares of common stock by the selling shareholders.

The offering price of the shares has been arbitrarily determined by us based on the last private placement of Common Shares to 13 individual shareholders December 2, 2009. Selling shareholders may sell Common Shares at this set price of $0.05 per share until such time as our shares are quoted on the OTC Bulletin Board, and then thereafter, at prevailing market prices or privately negotiated prices.

The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by any of the selling shareholders prior to our becoming a publicly traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock, and are only registering the re-sale of Common Shares previously sold by us.

Risk Factors	See “Risk Factors” beginning on page 11 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.
No Market
There has not been any market for our securities in the U.S. or any foreign markets in the past, and no market currently exists for our securities in the U.S. or in any foreign markets. No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

RISK FACTORS

An investment in our common stock is subject to significant risks. You should carefully consider the following risk factors with all other information included in this prospectus before investing in shares of our common stock. As a result of the risk factors set forth below actual results could differ materially from those projected in any forward-looking statements. If any of the events or circumstances described in the following risks actually occurs, our business, financial condition or results of operations could be harmed and the trading price of our common stock could decline.

RISKS RELATED TO OUR BUSINESS

There is no assurance that we will be able to execute our future plans successfully, or that our future plans will result in commercial success.

Our success is largely dependent on our executing our future plans successfully, including without limitation: identifying and integrating our equity trading platform with the private equity exchanges throughout the PRC,  negotiating and structuring transactions that are beneficial to us, closing those transactions, finding suitable partners and management to operate those businesses and collaborating and developing with these partners.  Since there is no guarantee that we can successfully implement our plans, there is no guarantee that will we be successful and be profitable in the future.

We are engaged in business in a country with a planned economy that is heavily influenced by government authorities.  Actions by the Chinese government in the future may have significant adverse effects on the operations of our Company.

We are engaged in business in a country with a planned economy heavily influenced by government activities and we must work cooperatively with a variety of national, federal, regional, state, provincial, and local government authorities and entities.  The economy of China differs significantly from the economies of the “western” industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others.  Only recently has the Chinese government encouraged substantial private economic activities.  The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions.  Actions by the Chinese government to control inflation have significantly restrained economic expansion in the recent past.  Similar actions by the Chinese government in the future could have a significant adverse effect on economic conditions in China and the results of operations of the Company.

The Decree of the State Development and Reform Commission, the Ministry of Commerce of the People's Republic of China No. 57 The Catalogue for the Guidance of Foreign Investment Industries (Amended in 2007) was approved by the State Council and came into force on December 1st, 2007. The Catalogue for the Guidance of Foreign Investment Industries categorizes business into the followings: 1) catalogue of encouraged foreign investment industries, 2) catalogue of restricted foreign investment industries, and 3) catalogue of prohibited foreign investment industries. Our management has conducted an evaluation of our business including consultation with PRC counsel and has concluded that our business (including computer software development) should not be categorized into the category of “restricted” or “forbidden”.

If we deliver products with defects, our credibility will be harmed and the sales and market acceptance of our products will decrease.

Our products and services are complex and may at times contain errors, defects and bugs, especially in our software technology.  Instability in our software system may interrupt our client’s use of our system.  If errors, bugs or defects occur in our software updates or new product developments, interruptions in service may occur during the time it takes us to address these issues.  If we deliver products with errors, defects or bugs, our credibility and the market acceptance and sales of our products would be harmed.  Further, if our products contain errors, defects or bugs, we may be required to expend significant capital and resources to alleviate such problems.  We may agree to indemnify our customers in some circumstances against liability arising from defects in our products. Defects could also lead to product liability as a result of product liability lawsuits against us or against our customers. We do not carry product and information liability and errors and omissions insurance, and in the event that we are required to defend more than a few such actions, or in the event that we are found liable in connection with such an action, our business and operations may be severely and materially adversely affected. To cope with this problem, we need to constantly update our software. Secondly, the software shall be able to meet the integrity to run out smoothly without significant problems. Thirdly, we need to enhance our software’s security aspiration which shall be able to defend against bellicose hacker or contagious computer virus attacks.  Lastly, we need to upgrade our hardware facilities to meet the requirements of addition functions and user consumption.

Failure to compete effectively in a competitive environment may affect our profitability.

We operate in a highly competitive industry.  We face a huge number of potential competitors.  In relation to our equity exchange platform services, potential competitors include other software technology providers that might in the future develop and provide an equity exchange platform similar to ours.  After we became a nationwide equity exchange platform, we may also face international competitors from abroad, such as the Hong Kong GEM board, the London AIM stock exchange and the OTC Bulletin Board.  In relation to our consulting services, we face high competition from numerous business consulting and advisory firms in China.  Although we believe that some of our technology is unique, can be protected, and, if adopted, will confer benefits that will be otherwise unavailable for some time, we face very large competitors with greater resources who may adopt various strategies to block or slow our market penetration, thereby straining our more limited resources.  We are aware of efforts by competitors to introduce doubt about our financial stability as we compete to make sales and win customers and business.  Large competitors may also seek to hinder our operations through attempts to recruit key staff with exceptionally attractive terms of employment, including signing bonuses, or by offer of highly competitive terms to potential or newly acquired customers.

If we are unable to protect our intellectual property, our competitive position would be adversely affected.

We may rely on patent protection, as well as trademark and copyright law, trade secret protection and confidentiality agreements with our employees and others to protect our intellectual property.  Despite our precaution, unauthorized third parties may copy our products and services or reverse engineer or obtain and use information that we regard as proprietary.  We currently have three Software Products Registration Certificates (軟件產品登記證書) from Shenzhen Technology and Telecommunication Bureau and three Computer Software Copyright Registration Certificates (計算機軟件著作權登記證書) from the People’s Republic of China National Copyright Administrative Bureau. We intend to apply for more protection for our intellectual property. However, we do not know if future applications will be granted or whether we will be successful in prosecuting any future claims against infringers of our intellectual property rights.  In addition, the laws of some foreign countries do not protect proprietary rights to the same extent, as do the laws of the PRC.  Our means of protecting our proprietary rights may not be adequate and third parties may infringe or misappropriate our patents, copyrights, trademarks and similar proprietary rights.  If we fail to protect our intellectual property and proprietary rights, our business, financial condition and results of operations would suffer.  We believe that we do not infringe upon the proprietary rights of any third party, and no third party has asserted an infringement claim against us.  It is possible, however, that such a claim might be asserted successfully against us in the future.  We may be forced to suspend our operations to pay significant amounts to defend our rights, and a substantial amount of the attention of our management may be diverted from our ongoing business, all of which would materially adversely affect our business.

There can be no assurance that we will continue to be successful in the development and marketing of new technology.

We are presently focusing  on the research and development of our proprietary technology in our software for the equity service platform.  We believe that this technology is the basis for the marketability of our equity service platform.  However, there can be no assurance that we will continue to successfully develop new technology and it is possible that our proprietary technology and products will have no commercial benefit or potential.  In addition, from our inception to the present, we have not recognized any substantial operating revenue.

We depend on our key personnel and may have difficulty attracting and retaining the skilled staff we need to execute our growth plans.

Our success will be dependent largely upon the efforts of Mr. Xiangxiong Deng, our Chief Executive Officer, and Ms. Jieyun Yu, our Chief Financial Officer .  The loss of Mr. Xiangxiong Deng or Ms. Jieyun Yu could have a material adverse effect on our business and prospects.  To execute our plans, we will have to retain current employees. Competition for highly skilled employees with technical, management, marketing, sales, product development and other specialized training is intense.  We may not be successful in retaining such qualified personnel. Specifically, we may experience increased costs in order to retain skilled employees. If we are unable to retain experienced employees as needed, we would be unable to execute our business plan.

Our future success will depend upon our ability to continue to enhance our existing products and to develop, manufacture and market new products and services.

The market for our products and services may be characterized by rapidly changing technology, extensive research and the introduction of new products and services. We believe that our future success will depend in part upon our ability to continue to enhance our existing products and to develop, manufacture and market new products and services. As a result, we expect to continue to make a significant investment in computer network, software technology, research and development.  There can be no assurance that we will be able to develop and introduce new products and services or enhance our initial products in a timely manner to satisfy customer needs, achieve market acceptance or address technological changes in our target markets. Failure to develop products and services and introduce them successfully and in a timely manner could adversely affect our competitive position, financial condition and results of operations.

We are currently in the process of updating our software. We expect to introduce our software towards the end of 2011. After we finish our software update, we intend to apply for a software patent with the relevant PRC authorities. Although we currently expect that our software update will be completed during 2011, we can provide no assurance that this will occur or if it does occur, that our patent application will be approved. In addition, we cannot provide any assurance that our updated software will gain market acceptance. Our software update may be delayed beyond 2011, we may fail to receive a patent for it, or the updated software may not be adopted or applied by any equity trading market or related business entity in China, all of which would materially adversely affect our business and prospects.

There can be no assurance that we will be able to effectively achieve or manage any future growth, and our failure to do so could have a material adverse effect on our financial condition and results of operations.

We may experience substantial growth in the size of our staff and the scope of our operations, resulting in increased responsibilities for management.  To manage this possible growth effectively, we will need to continue to improve our operational, financial and management information systems, will possibly need to create entire departments that do not now exist, and hire, train, motivate and manage a growing number of staff.  Due to a competitive employment environment for qualified technical, marketing and sales personnel, we expect to experience difficulty in filling our needs for qualified personnel.  There can be no assurance that we will be able to effectively achieve or manage any future growth, and our failure to do so could delay product development cycles and market penetration or otherwise have a material adverse effect on our financial condition and results of operations.

We could face information and product liability risks and may not have adequate insurance.

Our products, in particular our equity exchange platform, software and network technology may be used in connection with critical business applications. We may become the subject of litigation alleging that one or more of our products are ineffective or disruptive in our treatment of data, or with regard to critical business information.  Thus, we may become the target of lawsuits from injured or disgruntled businesses or other users.  In the event that we are required to defend more than a few such actions, or in the event that it is found liable in connection with such an action, our business and operations may be severely and materially adversely affected.

There is no assurance that we will be able to execute our future plans successfully, or that our future plans will result in commercial success.

We intend to expand our operations and production capacity in the PRC by investing in becoming a strategic partner of key equity exchanges. Our expansion plans involve a number of risks, including the costs of investment in fixed assets, costs of working capital, as well as other working capital requirements. Our expansion will also depend on our ability to secure new customers. Failure to secure new customers would materially and adversely affect our business and financial performance.

There is no assurance that our future plans will result in commercial success. If we are unable to execute our expansion plans successfully, our business and financial performance would be materially and adversely affected.

Changes to financial accounting standards may affect our results of operations and cause us to change business practices.

We prepare financial statements in conformity with U.S. generally accepted accounting principles.  These accounting principles are subject to interpretation by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC and various other bodies formed to interpret and create appropriate accounting principles.  A change in those principles can have a significant effect on our reported results and may affect our reporting of transactions completed before a change is announced.  Changes to those rules or the questioning of current practices may adversely affect our reported financial results or the way we conducts business.  For example, accounting principles affecting many aspects of our business, including rules relating to equity-related compensation, have recently been revised.  The Financial Accounting Standards Board and other agencies finalized changes to U.S. generally accepted accounting principles that required us, starting January 1, 2006, to record a charge to earnings for employee stock option grants and other equity incentives. We will have significant ongoing accounting charges resulting from option grant and other equity incentive expensing that could reduce net income or increase losses.  In addition, since we intend to use equity-related compensation as a component of our total employee compensation program, the accounting change could make the use of equity-related compensation less attractive and therefore make it more difficult to attract and retain employees.

If we fail to continue recruiting professional personnel with rich U.S. GAAP experience, our ability to provide accurate financial statements in a timely manner and comply with the requirements of the U.S. GAAP could be impaired, which could cause our stock price to decrease substantially.

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (‘‘U.S. GAAP’’). The U.S. GAAP accounting basis differs from that is used in the statutory accounts of those companies within the Group established in China, which are prepared in accordance with accounting principles and the relevant financial regulations applicable to enterprises established in China.

Prior to this registration, the Company operated as a private company without public reporting obligations and has committed limited resources to develop personnel’s U.S. GAAP experience. Recently, we plan to take measures to improve our knowledge and experience in U.S. GAAP, include hiring a chief financial officer with U.S. Certified Public Accountant qualification, U.S. GAAP and S.E.C. reporting experience and taking other measures. However, if we fail to continue recruiting professional personnel with rich U.S. GAAP experience, we may not be able to provide accurate financial statements in a timely manner or comply with the U.S. GAAP as it applies to us. The investor confidence in our Company and the market price of our common stock may be adversely affected by such failure.

We currently lack an independent board of directors, which may result in the approval of transactions and policies without independent review.

We currently do not have any independent directors on our board.  However, we intend to appoint at least two after the completion of this offering.

In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof, subject to certain restrictions under our Memorandum & Articles of Association.  In addition, although we intend to establish audit and compensation committees which will consist entirely of outside directors, until those committees are established, transactions and compensation policies could be approved without independent review. These and other transactions could present the potential for a conflict of interest between our Company and its stockholders generally and the controlling officers, stockholders or directors.

Future profitability is not guaranteed.

We have not recognized any substantial operating revenue to date.  Even if we were able to successfully attract sufficient financing, and revenues increased, there would be no assurance that our plans would be realized or we would achieve break-even status or profitability in the future. We also experienced negative cash flow from operations. We will need to raise additional capital to fund our operations, and will continue to attempt to raise capital resources until such time as we are able to generate revenues sufficient to maintain ourselves as a viable entity.  There is no guarantee that we can continue as a going concern. There is no assurance that we will be able to raise additional capital or achieve profitability.

We have a limited operating history, as well as a history of operating losses

We have a limited operating history.  We cannot assure you that we can achieve revenue or sustain revenue growth.  We have a history of operating losses. We had a net loss of $74,245, $1,200,318, and $522,827 for the years ended March 31, 2008, 2009 and 2010, respectively. Our accumulated operating loss as of March 31, 2010 were $1,797,390. We will require approximately $700,000 over the next 12 months for our operations and further development. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

Our independent auditors have expressed doubt about our ability to continue as a going concern.

In their report dated June 27, 2010, our independent auditors stated that our consolidated financial statements for the two years ended March 31, 2010 and 2009 were prepared assuming that we would continue as a going concern, and that they have doubt about our ability to continue as a going concern. Our auditors’ doubts are based on our accumulated losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including by the sale of our securities, or obtaining loans from financial institutions, where possible. Our continued net operating losses and our auditors’ doubts increase the difficulty of our meeting such goals and our efforts to continue as a going concern may not prove successful.

We may need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

We have limited funds. We may not be able to execute our current business plan and fund business operations long enough to achieve profitability. Our ultimate success may depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.

Our ability to obtain needed financing may be impaired by such factors as the condition of the economy and capital markets, both generally and specifically in our industry, the fact that we are not profitable, and the going concern opinion issued by our auditors, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.
Our business is sensitive to the current global economic crisis. A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business, results of operations and financial condition.

The global financial markets have experienced significant disruptions since 2008, and most of the world’s major economies are in or are just emerging from recession. While there has been improvement in some areas, it is still unclear whether the recovery is sustainable. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of the world’s leading economies, including those of the United States and China. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical tensions, the availability and cost of credit, and the global housing and mortgage markets have contributed to increased market volatility and diminished expectations for economic growth around the world. Any prolonged slowdown in the global or Chinese economy or downturn in the sunflower industry may negatively impact our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

There is currently no market for our common stock. Any failure to develop or maintain a trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. While we will attempt to have our common stock quoted on the OTC Bulletin Board, since the OTC Bulletin Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Even if our common stock is quoted on the OTC Bulletin Board, the OTC Bulletin Board provides a limited trading market. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or another national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenues of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We are not able to provide unequivocal disclosure regarding the tax consequences to investors.

Due to the complexity and various different applicable situations related to rule and regulations related to the United States Tax Code and Regulations, we are unable to provide unequivocal disclosure regarding the tax consequences to investors. U.S. Holders please refer to the Taxation section for various options that available to them.

RISKS RELATED TO DOING BUSINESS IN CHINA

Our operations in the PRC are subject to the laws and regulations of the PRC.

As our business is carried out in the PRC, we are subject to and have to operate within the framework of the PRC legal system. Any changes in the laws or policies of the PRC or the implementation thereof, for example, in areas such as foreign exchange controls, tariffs, trade barriers, taxes, export license requirements and environmental protection, may have a material impact on our operations and financial performance.

The corporate affairs of our companies in the PRC are governed by their articles of association and the corporate and foreign investment laws and regulations of the PRC. The principles of the PRC laws relating to matters such as the fiduciary duties of directors and other corporate governance matters and foreign investment laws in the PRC are relatively new. Hence, the enforcement of investors or shareholders' rights under the articles of association of a PRC company and the interpretation of the relevant laws relating to corporate governance matters remain largely untested in the PRC.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The laws of the PRC govern our businesses and operations that are located in the PRC. The PRC legal system is a codified system of written laws, regulations, circulars, administrative directives and internal guidelines. The PRC government is still in the process of developing its legal system to encourage foreign investment and to align itself with global practices and standards. As the PRC economy is undergoing development at a faster rate than the changes to its legal system, some degree of uncertainty exists in connection with whether and how existing laws and regulations apply to certain events and circumstances. Some of the laws and regulations and the interpretation, implementation and enforcement of such laws and regulations are also at an experimental stage and are subject to policy changes. Hence, precedents on the interpretation, implementation and enforcement of certain PRC laws are limited and court decisions in the PRC do not have a binding effect on lower courts. Accordingly, the outcome of dispute resolutions and litigation may not be as consistent or predictable as in other more developed jurisdictions and it may be difficult to obtain swift and equitable enforcement of the laws in the PRC, or to obtain enforcement of a judgment by a court or another jurisdiction.

In particular, on 8 August 2006, six PRC regulatory bodies (including MOFCOM and the China Security and Regulatory Commission (“CSRC”)) jointly promulgated the new “Regulations on Foreign Investors Merging with or Acquiring Domestic Enterprises”, which took effect on September 8, 2006 (“2006 M&A Rules”). The 2006 M&A Rules regulate, inter alia, the acquisition of PRC domestic companies by foreign investors.

On 21 September 2006, the CSRC promulgated the “Guidelines on Domestic Enterprises Indirectly Issuing or Listing and Trading their Stocks on Overseas Stock Exchanges” (the “CSRC Guidelines”).

Under the 2006 M&A Rules and the CSRC Guidelines, the listing of overseas special purpose vehicles (“SPV”) which are controlled by PRC entities or individuals are subject to the prior approval of the CSRC.

The 2006 M&A Rules and the CSRC Guidelines do not provide any express requirement for an SPV to retroactively obtain CSRC approval where the restructuring steps had been completed prior to September 8, 2006.

The PRC law does not have different treatment for PFICs (as defined below) from a non-PRC jurisdiction and currently there is no adverse impact related to our corporate structure and capitalization.

There is no assurance that these PRC authorities will not issue further directives, regulations, clarifications or implementation rules requiring us to obtain further approvals in relation to our proposed listing on Over-the Counter Bulletin Board or any national exchange in the United States.

Because our officers and directors reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce United States court judgments against them in the PRC.

Our directors and our executive officers reside in the PRC and all of our assets are located in the PRC. It may therefore be difficult for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the federal securities laws.

We may have limited legal recourse under PRC law if disputes arise under contracts with third parties.

All of our agreements, which are made by our PRC subsidiaries, are governed by the laws of the PRC. The PRC legal system is a civil law system based on written statutes. Accordingly decided legal cases have little precedential value. The government of the PRC has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, these laws are relatively new and their experience in implementing, interpreting and enforcing these laws and regulations is limited. Therefore, our ability to enforce commercial claims or to resolve commercial disputes may be uncertain. The resolution of these matters may be subject to the exercise of considerable discretion by the parties charged with enforcement of the applicable laws. Any rights we may have to specific performance or to seek an injunction under PRC law may be limited, and without a means of recourse, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time.  This could either benefit or damage our operations and profitability.  Some of the things that could have this effect are:

•	Level of government involvement in the economy;
•	Control of foreign exchange;
•	Methods of allocating resources;
•	Balance of payments position;
•	International trade restrictions; and
•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways.  As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Our business is largely subject to the uncertain legal environment in the PRC and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes.  Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used.  The overall effect of legislation enacted over the past 30 years has been to enhance the protections afforded to foreign invested enterprises in the PRC.  However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties.  These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.  In addition, all our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S.  As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against our Chinese operations and subsidiaries.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in the PRC may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in the PRC are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in the PRC may inhibit our ability to conduct business in the PRC.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in the PRC has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in the PRC, and thereby harm the market for our products.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in Renminbi and U.S. dollars, and any future restrictions on currency exchanged may limit our ability to use revenue generated in Renminbi to fund any future business activities outside the PRC or to make dividend or other payments in the U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in the PRC authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

The value of our common stock will be effected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our common stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in the PRC would be reduced.
PRC tax treatments may adversely affect our operations or financial condition

Certain of our PRC companies enjoy preferential tax treatments, in the form of reduced tax rates or tax holidays, provided by the PRC government or its local agencies or bureaus. On March 16, 2007, the National People’s Congress of the PRC, or NPC, passed the new PRC Enterprise Income Tax Law (the “New EIT Law”). Under the New EIT Law, effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises) and revoked the then current tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. However, there is a transition period for enterprises, whether foreign-invested or domestic, that were receiving preferential tax treatments granted by relevant tax authorities at the time the New EIT Law became effective. Enterprises that are subject to an enterprise income tax, or EIT, rate lower than 25% may continue to enjoy the lower rate and gradually transition to the new tax rate within five years after the effective date of the New EIT Law. Enterprises that are currently entitled to exemptions or reductions from the standard income tax rate for a fixed term may continue to enjoy such treatment until the fixed term expires. Preferential tax treatments will continue to be granted to industries and projects that are strongly supported and encouraged by the state, and enterprises otherwise classified as such “encouraged” high-tech enterprises will be entitled to a 15% EIT rate. On April 14, 2008, the Measures for the Recognition and Administration of New and High-tech Enterprises (the “Measures”), were promulgated jointly by the Ministry of Science and Technology of the PRC, the Ministry of Finance of the PRC and the State Administration of Taxation of the PRC and became retroactively effective from January 1, 2008. Under the Measures, the term “high-tech enterprise” is defined as a resident enterprise that has been registered in the PRC (excluding Hong Kong, Macao or Taiwan) for more than one year, conducts business in the new and high-tech fields encouraged by government as listed in an appendix to the Measures, continuously undertakes research and development and technology conversion, and relies on self-owned intellectual property rights as the basis of its business operation. Such new and high-tech enterprises may apply for tax incentives.  None of our subsidiaries currently qualifies for the tax incentives.

The New EIT Law and any other changes to our effective tax rate could have a material and adverse effect on our business, financial condition and results of operations. We cannot assure you that we will continue to enjoy these preferential tax treatments in the future. The discontinuation or reduction of these preferential tax treatments or government financial incentives could materially and adversely affect our business, financial condition and results of operations.

New labor law legislation in the PRC may adversely affect our operations or financial condition

In June 2007, the National People’s Congress of the PRC enacted new labor law legislation called the Labor Contract Law, which became effective on January 1, 2008. It formalizes workers’ rights concerning overtime hours, pensions, layoffs, employment contracts and the role of trade unions. Considered one of the strictest labor laws in the world, among other things, this new law requires an employer to conclude an “open-ended employment contract” with any employee who either has worked for the employer for ten years or more or has had two consecutive fixed-term contracts. An “open-ended employment contract” is in effect a lifetime, permanent contract, which is terminable only in specified circumstances, such as a material breach of the employer’s rules and regulations, or for a serious dereliction of duty. Such employment contracts with qualifying workers would not be terminable if, for example, the Company determined to downsize its workforce in the event of an economic downturn. Under the new law, downsizing by 20% or more may occur only under specified circumstances, such as a restructuring undertaken pursuant China’s Enterprise Bankruptcy Law, or where a company suffers serious difficulties in production and/or business operations. Any of the Company’s staff employed to work exclusively within the PRC are covered by the new law and thus, the Company’s ability to adjust the size of its operations when necessary in periods of recession or less severe economic downturns has been curtailed. Accordingly, if the Company faces future periods of decline in business activity generally or adverse economic periods specific to the Company’s business, this new law can be expected to exacerbate the adverse effect of the economic environment on the Company’s results of operations and financial condition.

RISKS RELATED TO THE MARKET FOR OUR STOCK

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm attesting to and reporting on these assessments.  If we fail to adequately maintain compliance with, or maintain the adequacy of, our internal control over financial reporting, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC.  If we cannot favorably assess, or our independent registered public accounting firm is unable to provide an unqualified attestation report on our assessment of the effectiveness of our internal control over financial reporting, investor confidence in the reliability of our financial reports may be adversely affected, which could have a material adverse effect on our stock price.

You may have difficulty enforcing judgments obtained against us.

We are a BVI company and substantially all of our assets are located outside of the United States. Virtually all of our assets and a substantial portion of our current business operations are conducted in the PRC.  In addition, almost all of our directors and officers are nationals and residents of countries other than the United States.  A substantial portion of the assets of these persons are located outside the United States.  As a result, it may be difficult for you to effect service of process within the United States upon these persons.  It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, many of whom are not residents in the United States and whose assets are located in significant part outside of the United States.  The courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI.  In addition, there is uncertainty as to whether the courts of the BVI or the PRC, respectively, would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.  In addition, it is uncertain whether such BVI or PRC courts would entertain original actions brought in the courts of the BVI or the PRC, against us or such persons predicated upon the securities laws of the United States or any state.

Because we are incorporated under the laws of the BVI, it may be more difficult for our shareholders to protect their rights than it would be for a shareholder of a corporation incorporated in another jurisdiction.

Our corporate affairs are governed by our Memorandum and Articles of Association, by the BVI Business Companies Act, 2004, and by the common law of the BVI.  Principles of law relating to such matters as the validity of corporate procedures, the fiduciary duties of management and the rights of our shareholders differ from those that would apply if we were incorporated in the United States or another jurisdiction.  The rights of shareholders under BVI law may not be as clearly established as are the rights of shareholders in the United States or other jurisdictions.  Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders.  Shareholder action must be taken in good faith, and actions by controlling shareholders which are obviously unreasonable may be declared null and void. BVI law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in US jurisdictions.  In addition, the circumstances in which a shareholder of a BVI company may sue the company derivatively, and the procedures and defenses that may be available to the company, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the US.  Furthermore, our directors have the power to take certain actions without shareholder approval which would require shareholder approval under the laws of most US jurisdictions.  The directors of a BVI corporation, subject in certain cases to court approval but without shareholder approval, may implement a reorganization, merger or consolidation, the sale of any assets, property, part of the business, or securities of the corporation, subject to a limit of up to 50% of such assets.  The ability of our board of directors to create new classes or series of shares and the rights attached by amending our Memorandum of Association and Articles of Association without shareholder approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our ordinary shares at a premium over then current market prices. Thus, our shareholders may have more difficulty protecting their interests in the face of actions by our board of directors or our controlling shareholders than they would have as shareholders of a corporation incorporated in another jurisdiction.

We are being classified as a passive foreign investment company, which could result in adverse United States federal income tax consequences to U.S. shareholders.

We currently are being classified as a “passive foreign investment company,” or PFIC, for United States federal income tax purposes for our tax year ending March 31, 2010.  However, the PFIC test is an annual test that, as discussed below, depends upon the composition of our gross income for the year and the percentage, based on a quarterly average for the year, or our gross assets that constitutes “passive” assets.  Accordingly, the Company was classified as a PFIC for our tax year ending March 31, 2010 based on the gross assets test.  In addition, we cannot assure you that we will not be a PFIC for any following tax year.  A non-U.S. corporation will be classified as a PFIC for the taxable year if (i) at least 75% of its gross income is passive income for such year or (ii) at least 50% of the fair market value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets that produce or are held for the production of passive income.  Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. The fair market value of our assets may be determined to a large extent by the market price of our ordinary shares, which may fluctuate after this offering.  Furthermore, how we spend as well as how quickly we spend the proceeds from this offering will affect the composition of our income and assets.  If we are treated as a PFIC for any tax year during which U.S. shareholders hold ordinary shares, certain adverse United States federal income tax consequences could apply to such U.S. shareholders.  See “Taxation—U.S. Federal Income Taxation—Passive Foreign Investment Company Rules.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus, or that we filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered by this prospectus by the selling shareholders. We will bear all expenses of registration incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling shareholders to underwriters, agents, brokers and dealers will be borne by them.

DIVIDEND POLICY

We have never paid or declared dividends.  However, holders of our Common Shares are entitled to dividends if declared by the board of directors out of funds legally available.  We do not, however, anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy will be subject to the discretion of the board of directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors.  Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Generally, a PRC company needs to set aside 10% of its profit as statutory reserve until the accumulated amount reaches 50% of the registered capital. Any earnings exceed the 10% yearly profit or 50% of registered capital threshold are free to be distributed. Under the New EIT Law and the Implementing Rules dividends paid out from PRC subsidiaries would qualify as “tax-exempted income”, There can be no assurance, however, that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Dividends payable by the Company to investors and gain on the sale of may become subject to PRC withholding tax. As a result of such changes, the historical operating results can hard be indicative of the operating results for future periods and the value of the Company’s ordinary shares may be adversely affected.

DILUTION

The common stock to be sold by the selling shareholders is shares of common stock that is currently issued to them. Accordingly, there will be no dilution to our existing stockholders.

EXCHANGE RATE INFORMATION

The conversion of RMB into U.S. dollars in this prospectus is based on the historical exchange rate provided by www.oanda.com. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, the rates stated below, or at all. The PRC government imposes controls over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade.

The following table sets forth various information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.  These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you.  The source of these rates is derived from www.oanda.com, which provides foreign exchange historical data for wide variety of users including but not limited to international accounting firms. Oanda was incorporated in the state of Delaware in 1996. Based on the information of their website www.oanda.com/corp/, they are one of the market makers of foreign exchange in the world and provide trust source for currency data.

Renminbi per U.S. Dollar	Average(2)	High	Low	Period- end
2006 (1)	7.9819	8.0715	7.7845	7.8175
2007 (1)	7.6172	7.8062	7.2941	7.3141
2008 (1)	6.9623	7.2941	6.7480	6.8542
2009 (1)	6.8409	6.8430	6.7880	6.8372

January 2010 (2)	6.8347	6.8295	6.7836	6.8369
February 2010 (2)	6.8377	6.8336	6.7941	6.8367
March 2010 (2)	6.8359	6.8268	6.8136	6.8361
April 2010 (2)	6.8329	6.8280	6.7471	6.8358

May 2010 (2)	6.8356	6.8316	6.8000	6.8315
June 2010 (2)	6.8310	6.8233	6.7616	6.8086

(1)	All periods end December 31 of the stated year.
(2)
Averages for a period are calculated by using the average of the exchange rates on the end of each month during the period. Monthly averages are calculated by using the average of the daily rates during the relevant period.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected historical financial information should be read in conjunction with our financial statements and related notes and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  The selected consolidated statement of income data for the fiscal years ended March 31, 2010, 2009 and 2008 and the consolidated balance sheet data as of March 31, 2010, 2009 and 2008 have been derived from the audited consolidated financial statements of ChinaE included elsewhere in this prospectus, which include all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented.  The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future periods.

	Year Ended March 31,
	2006 *	2007 *	2008	2009	2010

Consolidated Income Statement
Revenue	191,436	63,805	87,176	1,482	71,810
Cost of Revenue	(153,326)	(188,402)	(89,327)	(6,678)	(64,342)
Gross Profits(Loss)	38,110	(124,597)	(2,151)	(5,196)	7,468
Expenses	(341,325)	(411,025)	(345,113)	(1,195,026)	(857,336)
Interest (net of interest expenses)	71	2,395	1,917	(241)	517
Other Income	3,252		271,102	145	326,523
Operating from continue operation before income tax	(299,892)	(533,227)	(74,245)	(1,200,318)	(522,827)
Income tax	(596)		-	-	-
Net Loss	(300,488)	(533,227)	(74,245)	(1,200,318)	(522,827)

Earnings Per Share - Basic	(0.003)	(0.0053)	(0.00074)	(0.0120)	(0.0050)
Earnings Per Share - Diluted	(0.003)	(0.0053)	(0.00074)	(0.0120)	(0.0050)
Weighted Average Number of basic shares outstanding	100,000,000	100,000,000	100,000,000	100,000,000	103,645,274
Weighted Avenue Number of dilute shares outstanding	100,000,000	100,000,000	100,000,000	100,000,000	103,645,274

•
The 2006 and 2007 revenue, expenses, EPS & dilute EPS cannot be comparable to the 2008, 2009 and 2010 data owing to dramatic change of structure as 2006 and 2007 data included cost sharing among the holding company for variety items under various standard and arbitrary sharing ratio (Uni Core Holdings Corporation FKA Intermost Corporation) while 2008, 2009 and 2010 included the PRC operating expense only. Since there are fundamental differences, adjustment cannot be applicable to convert the 2006 and 2007 data and make it comparable to 2008, 2009 and 2010.

	As of March, 31
	2008	2009	2010

Consolidated Balance Sheet Data
Cash	1,009,661	96,834	312,896
Current assets	1,437,313	845,359	751,280
Other assets	177,350	186,293	60,234
Total assets	2,624,324	1,128,486	1,124,410
Total current liabilities	3,579,181	258,516	250,413
Total shareholders’ equity	954,857	869,970	873,997
Total liabilities and shareholders’ equity	2,624,324	1,128,486	1,124,410

MANAGEMENT’S DISCUSSION & ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under “Risk Factors”.

Results of Operations

Comparison of Fiscal Years Ended March 31, 2010 and 2009

Revenue.

Net revenue for the year ended March 31, 2010 increased by $70,328, or 4745%, to $71,810 from $1,482 for the year ended March 31, 2009.

Net revenue during fiscals 2010 was derived principally from management consulting services and during 2009 was derived principally from e-commerce solutions.  The term “e-commerce solutions” includes web site design and development and web hosting.  Basically, consulting business take a long and unstable cycle of operation. We are in our beginning stage. We have building new clients and network when we are trying to set-up the e-commerce solution, management consulting and fund raising conference, etc.

Cost of Revenue.

Cost of revenue consists principally of subcontracting cost to third parties for the year ended March 31, 2010. The cost of revenue for the year ended March 31, 2010 was $64,342 or 91% of revenue and consist principally salaries for computer network technicians, depreciation related to the revenue, and other costs including travel, employee benefits, office expenses and related expenses allocated to the engineering and technician staff for generating the revenue. The cost of revenue in 2009 was $6,678 or 450% of revenue and was consist of salaries for computer network technicians and depreciation. Since the cost of revenue for consulting business is lower in comparing with that of the web service business, we expect the cost of revenue will be continuing lower in the next period.

Gross Loss.

Gross profit for the year ended March 31, 2010 increased by $12,664, or 244%, to $7,468 from $(5,196) for the year ended March 31, 2009.

General and Administrative Expense.

General and administrative expense (“SG&A”) consists principally of (1) selling expenses: sales commissions, advertising, trade show and seminar expenses, and direct-field sales expense;  (2) general expenses: corporate overhead, such as travel , audit, reimburse expenses, filing fees, insurance, depreciation and amortization,  and allowance for bad or doubtful debts;  (3) rental  expenses; (4) administrative salaries: salaries for administrative and sales staff, (3) rental expenses, and (4) administrative salaries.  The following table reflects the principal components of SG&A and the percentage of net revenues represented by each component for the periods indicated:

	Total SG &A Year Ended March, 31		Percentage to Total Net Revenue Year Ended March 31,
	2009	2010	2009	2010
	(US$)	(US$)	(%)	(%)

Selling expenses	199,168	76,579	13,439. %	106.64%

General expenses	555,193	341,167	37,462. %	475.10%
Rental	132,350	133,167	8,930%	185.44%
Administrative salaries	308,315	306,423	20,804%	426.71%
Total General & Admin. Exp.	995,858	780,757	67, 197%	1087.25%

Total Expenses	1,195,026	857,336	80,636%	1,193.90%

General & Administration Expenses.

For the 2010 fiscal year, total general and administrative expenses decreased by $215,101 or 28%, to $780,757 as compared to $995,858 for the 2009 fiscal year.  The decrease in general and administrative expenses resulted primarily from $199K reduction of bad debts and $16K improvement in operation efficiency.

Selling Expenses.

The principal components of selling expenses during the 2010 year were salaries, benefits, and other expenses, which includes, traveling expenses, general employee benefit expense.  For the 2009 fiscal year, selling expenses decreased by $122,589 or 62% to $76,579 as compared to $199,168 for the 2009 fiscal year.  The decrease in selling expenses resulted primarily from our reduction of selling budgets after a very aggressive promotion year of 2009.

Interest and Other Income.

The interest income for the year ended March 31, 2010 increased by $61 or 13% to $456 for the year ended March 31, 2009.  The increase in interest income resulted primarily from deposit at bank rise from 97K to 373K in March 31, 2009 to 2010.
Other income for the year ended March 31, 2010 was $0 as compared to $145 the year ended March 31, 2009. The decrease in other income resulted primarily from other income item was not found in 2010 and this item is insignificant.

Interest Expense.

The interest expense for the year ended March 31, 2010 was zero as compared to $697for the year ended March 31, 2009.  The decrease in interest expense resulted primarily from deposit at bank rise and improve in cash flow that borrowings is temporary not required in 2010.

Provision for Income Taxes.

There was no provision for income taxes since there was no taxable income.

Net Loss.

Net loss for the year ended March 31, 2010 decreased by $677,491, or 56%, to $522,827 from $1,200,318 for the year ended March 31, 2009.  The decrease in net loss resulted primarily from revenue increase, gross profits increase, and expense reduced.

Contractual Obligations

The following table summarizes our  contractual obligations as of March 31, 2010:

Payments due by period
Contractual Obligations	Total	< 1 years	1 – 3 years	3 – 5 years	>5 years
Long-Term Debt Obligations	--	--	--	--	--
Capital Lease Obligations	--	--	--	--	--
Operating Lease Obligations	133,167	133,167	--	--	--
Purchase Obligations	--	--	--	--	--
Other Long-Term Liabilities Reflected on the Company’s Balance Sheet under the GAAP of the primary financial statements	--	--	--	--	--
Total	133,167	133,167	--	--	--

Liquidity and Capital Resources

The Company does not have sufficient resources to effectuate its business. As of March 31, 2010, it had $312,896 in cash. The Company expects to incur a minimum of $700,000 in expenses during the next twelve months of operations. It is estimated that this will be comprised of the following expenses: $133,000 in rental expenses, $70,000 website development; $100,000 in marketing expenses, and $397,000 in general administrative expenses such as for salaries, corporate, legal and accounting fees, office overhead and general working capital.

On December 2, 2009 the Company issued 9,500,000 shares to existing shareholders to raise $475,000 for the business operation and business plans execution. The Company may have to further raise funds to pay operation expenses by issuing additional debt or equity or borrowing money from shareholders or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any party to obtain funds through bank loans, lines of credit or any other sources of financing. If the Company cannot generate funds from its operations, it will have a severe negative impact on its ability to remain a viable company.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their audited report on the financial statements for the year ended March 31, 2010 regarding concerns about our ability to continue as a going concern. During the year ended March 31, 2010 the Company had revenues of $71,810 and incurred a net loss of $522,827, and an accumulated net loss of $1,797,390 for the period from April 1, 2007 to March 31, 2010. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern must be considered in light of the revenues, expenses, operation difficulties and problems frequently encountered in emerging markets and the competitive environment in which the Company operates. The Company is pursuing financing for its operations and issuing equity on December 2, 2009. In addition the Company is seeking to expand its revenue base by adding new clients to its customer base and entering into new profitable businesses, such as coordinating with its business partners to offer more financial consulting services. Failure to secure such financing source to raise additional equity capital and to expand its revenue base may result in the Company depleting its available funds and not being able to meet its financial obligations. These financial statements do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Critical Accounting Policies

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes.  The financial statements and notes are representations of management.  Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America (“US GAAP”) and have been consistently applied in the presentation of financial statements. The Company’s consolidation balance sheet as of March 31, 2010 has been taken from the Company’s consolidation balance sheet as of the date. All other financial statements contained herein are unaudited and, in the opinion of management, contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position, results of operations and cash flows for the period presented.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. This basis of accounting differs in certain material respects from that used for the preparation of the books of account of the Company’s principal subsidiaries, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC, the accounting standards used in the places of their domicile.

(b)	Principles of Consolidation

The consolidated financial statements, which include the Company and its subsidiaries, are complied in accordance with generally accepted accounting principles in the United States of America. All significant inter-company accounts and transactions have been eliminated. The consolidated financial statements include 100% of assets, liabilities, and net income or loss of those wholly-owned subsidiaries.

The Company’s subsidiaries and affiliated companies and their principal activities as of March 31, 2010 are summarized as follows:

Name	Place of incorporation of organization	Percentage of Equity Interest Attributable to the Company	Principal Activities
ChinaE.com Technology (Shenzhen) Co., Ltd (“CECTSL”)*	PRC	100%	Business equity and financial consulting services
ChinaE.com Investment Consultant (Shenzhen) Co., Ltd (“CECICSL”)*	PRC	100%	Inactive
ChinaE.com E-Commerce Co., Ltd (“CECITL”)**	PRC	100%	Business equity and financial consulting services
ChinaE.com Focus Advertising Co., Ltd (“IFACL”)**	PRC	90%	Inactive
Shenzhen International Hi-Tech Equity Exchange (“SIHTPREC”)***	PRC	15%	Equity trading platform

During the fiscal year of June 30, 2009, Uni Core Holdings Corporation (f/k/a “Intermost Limited”), the holding company has transferred the subsidiary companies, CECITL, CECICSL, IFACL & CECTSL and investment in PRC private company SIHTPREC to the Company in exchange 60% of shareholdings in the Company. The operations of CECITL, CECICSL, IFACL & CECTSL are consolidated into the Company’s financial statements.

* CECTSL and CECICSL are wholly foreign owned enterprises established in the PRC to be operated until 2014 and 2026 respectively. They are subsidiaries of the Company and their operations are consolidated into the Company’s financial statements.

** IFACL and CECITL are equity joint ventures established in the PRC to be operated until 2019 and 2018 respectively. They are subsidiaries of the Company and their operations are consolidated into the Company’s financial statements.

***   SIHTPREC is an affiliated company and is accounted for under the cost method.

(c)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(d)	Economic and political risks

The Group’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(e)	Intangibles

Intangibles are stated at cost less accumulated amortisation.  Amortisation is provided over the respective useful lives, using the straight-line method.  Estimated useful lives of the intangibles are as follows:

Computer software	10 years

(f)	Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Leasehold improvements	20 years
Computer equipment	5 years
Office equipment	5 years
Furniture and fixtures	5 years
Motor vehicles	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(g)	Accounting for the impairment of long-lived assets

The Group periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review, pursuant to the guidelines established in ASC No. 350. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognised based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose. During the reporting period, there was no impairment loss.

(h)	Inventories

Inventories consist of finished goods only, and stated at the lower of cost or market value. Substantially all inventory costs are determined using the first-in-first out basis.

(i)	Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience.  Bad debts are written off as incurred.  During the reporting years, there were no bad debts.

(j)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of nine months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

	March 31, 2010	March 31, 2009

Public Bank Ltd	$151,614	$48,170
China Merchants Bank	161,282	48,664
Cash on hand	-	-

	$312,896	$96,834

(k)	Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired in a business combination. In accordance with ASC 350 “Intangible - Goodwill and Other” Formerly Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis.

(l)	Revenue recognition

Revenue represents the invoiced value of goods sold or services recognized upon the delivery of goods or provision of services to customers. Revenue is recognized when all of the following criteria are met:

- Persuasive evidence of an arrangement exists;
- Delivery has occurred or services have been rendered;
- The seller’s price to the buyer is fixed or determinable, and
- Collection is reasonably assured.

Net revenue is recognized when customer takes delivery and acceptance of products or services, the price is fixed or determinable as stated on sales or services contract, and the collectability is reasonably assured.

Revenues from the provisions of both electronic online and direct physical contact financial services are recognized upon the services provided and invoices sent out to customers.

(m)	Leases

The Company did not have lease which met the criteria of capital lease. Leases which do not qualify as capital lease are classified as operating lease. Operating lease rental payment included in general and administrative expenses were $133,167 and $132,350 for the year ended March 31, 2010 and, 2009, respectively.

(n)	Advertising

The Company expensed all advertising costs as incurred.  Advertising expenses included in general and administrative expenses were nil and $1,122 for the year ended March 31, 2010 and 2009, respectively.

(o)	Transportation

All transportation expenses are expensed as incurred.  Transportation expenses included in general and administrative expenses were $5,251and $7,813 for the year ended March 31, 2010 and 2009, respectively.

(p)	Research and development

All research and development costs are expensed as incurred. The research and development costs included in general and administrative expenses were nil and nil for the year ended March 31, 2010 and 2009, respectively.

(q)	Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses included in general and administrative expenses were $32,202 and $9,314 for the year ended March 31, 2010 and 2009, respectively.

(r)	Stock-based compensation

ASC 718 “Compensation – Stock Compensation” codified SFAS No. 123 which prescribes accounting and reporting standards for all stock-based compensation plans award to employees including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities.  The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks of commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 “Equity – Based Payments to Non-Employees” which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods obtained or services received at the earlier of performance commitment date or performance completion date; or (b) the equity instruments issued at the time of issuance.

(s)	Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods obtained and/or services received at the earlier of performance commitment date or performance completion date; or based on the fair value of the equity instrument issued at the time of issuance.

(t)	Income taxes

The Group accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

(u)	Foreign currency translation

The accompanying financial statements are presented in United States dollars, the reporting currency. The functional currency of the Company is the Renminbi (RMB). Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Group because it has not engaged in any significant transactions that are subject to the restrictions.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the consolidated financial statements were as follows:

	March 31, 2010	March 31, 2009	Mach 31, 2008
Year end
RMB : USD exchange rate	6.8361	6.8456	7.0222
Average yearly
RMB : USD exchange rate	6.8383	6.8805	7.4695

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

(v)	Statutory reserves

Statutory reserves are referred to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(w)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

(x)	Recent accounting pronouncements

ASC 105, Generally Accepted Accounting Principles (“ASC 105”) (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162) reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board (“FASB”) into a single source of authoritative generally accepted accounting principles (“GAAP”) to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification (“ASC”) carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed “non-authoritative”. ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the guidance included in ASC 105 as of July 1, 2009. The implementation of this guidance changed the Company’s references to GAAP authoritative guidance but did not impact the Company’s financial position or results of operations.

ASC 855, Subsequent Events (“ASC 855”) (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company’s evaluation of its subsequent events. ASC 855 defines two types of subsequent events, “recognized” and “non-recognized”. Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The Company implemented the guidance included in ASC 855 as of July 1, 2009. The effect of implementing this guidance was not material to the Company’s financial position or results of operations.

Recently Issued Standards

In August 2009, the FASB issued ASC Update (“ASU”) No. 2009-05, Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value (“ASU No. 2009-05”). This update amends ASC 820, Fair Value Measurements and Disclosures and provides further guidance on measuring the fair value of a liability. The guidance establishes the types of valuation techniques to be used to value a liability when a quoted market price in an active market for the identical liability is not available, such as the use of an identical or similar liability when traded as an asset. The guidance also further clarifies that a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are both Level 1 fair value measurements. If adjustments are required to be applied to the quoted price, it results in a level 2 or 3 fair value measurement. The guidance provided in the update is effective for the first reporting period (including interim periods) beginning after issuance. The Company does not expect that the implementation of ASU No. 2009-05 will have a material effect on its financial position or results of operations.

In September 2009, the FASB issued ASC Update (“ASU”) No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (“ASU No. 2009-12”). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category. The amendments in this update are effective for interim and annual periods ending after December 15, 2009 with early application permitted. The Company does not expect that the implementation of ASCU No. 2009-12 will have a material effect on its financial position or results of operations.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force).” (“ASC Update No. 2009-13). This updates set forth the guidance on the existing multiple-element arrangement currently in FASB Topic 605-25 (Revenue Recognition – Multiple-Element Arrangements). This new guidance eliminates the requirement that all undelivered elements have objective evidence of fair value before a company can recognize the portion of the overall arrangement fee that is attributable to the items that have already been delivered. Further, companies will be required to allocate revenue in arrangements involving multiple deliverables based on the estimated selling price of each deliverable, even though such deliverables are not sold separately by either company itself or other vendors. This new guidance also significantly expands the disclosures required for multiple-element revenue arrangements. The revised guidance will be effective for the first annual period beginning on or after June 15, 2010. The Company does not expect that the implementation of ASU No. 2009-13 will have a material effect on its financial statements.

In June 2009, FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (“Statement No. 167”). Statement No. 167 amends FASB Interpretation No. 46R, Consolidation of Variable Interest Entities an interpretation of ARB No. 51 (“FIN 46R”) which was codified in ASC 810-10 “Consolidation of Variable Interest and Special-Purpose Entities” to require an analysis to determine whether a company has a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has a) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The statement requires an ongoing assessment of whether a company is the primary beneficiary of a variable interest entity when the holders of the entity, as a group, lose power, through voting or similar rights, to direct the actions that most significantly affect the entity’s economic performance. This statement also enhances disclosures about a company’s involvement in variable interest entities. Statement No. 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. The Company adopts ASC 810-10 and does not have a material impact on its financial position or results of operations.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140 (“Statement No. 166”). Statement No. 166 revises FASB Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Extinguishment of Liabilities a replacement of FASB Statement 125 (“Statement No. 140”), which was codified in ASC 860-10 “Transfers and Servicing” and requires additional disclosures about transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. It also eliminates the concept of a “qualifying special-purpose entity”, changes the requirements for derecognizing financial assets, and enhances disclosure requirements. Statement No. 166 is effective prospectively, for annual periods beginning after November 15, 2009, and interim and annual periods thereafter. The Company adopts  the ASC 860-10  and  does not have a material impact on its financial position or results of operations.

Accounting Standards Issued But Not Yet Effective

In January 2010, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements. The Update would affect all entities that are required to make disclosures about recurring and nonrecurring fair value measurements. The Board concluded that users will benefit from improved disclosures in this Update and that the benefits of the increased transparency in financial reporting will outweigh the costs of complying with the new requirements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 30, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact this update will have on our financial statements.

In January 2010,  the Financial Accounting Standards Board (“FASB”) issued an accounting standard update to address implementation issues related to the changes in ownership provisions in the Consolidation —Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification™, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction.

In December 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update for improvements to financial reporting by enterprises involved with Variable Interest Entities. The subsections clarify the application of the General Subsections to certain legal entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the legal entity to finance its activities without additional subordinated financial support [FIN 46(R), paragraph 1, sequence 55.1] or, as a group, the holders of the equity investment at risk lack any one of the following three characteristics: [FIN 46(R), paragraph 1, sequence 55.2]

a.
The power, through voting rights or similar rights, to direct the activities of a legal entity that most significantly impact the entity’s economic performance [FIN 46(R), paragraph 1, sequence 55.2.1]

b.	The obligation to absorb the expected losses of the legal entity [FIN 46(R), paragraph 1, sequence 55.2.2]
c.	The right to receive the expected residual returns of the legal entity. [FIN 46(R), paragraph 1, sequence 55.2.3]

The amendments in this update to the Accounting Standards Codification are the result of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The adoption of this update to improving the financial reporting by enterprises involved with Variable Interest Entities, as codified in ASC 810, did not have any impact on the Company’s financial statements.

In December 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update, Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets. The amendments in this update to the Accounting Standards Codification are the result of FASB Statement No. 166, Accounting for Transfers of Financial Assets. The adoption of this update did not have any impact on the Company’s financial statements.

Seasonality

The Company has no seasonality effects.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risks in the ordinary course of business, including risk from changes in foreign currency exchange rates and interest rates.

Foreign Currency Risk

Our reporting currency is U.S. dollar and our functional currency is Renminbi.  All transactions in currencies other than the functional currency during the year are recorded at the exchange rates prevailing on the respective relevant dates of such transactions. Monetary assets and liabilities existing at the balance sheet date denominated in currencies other than the functional currency are re-measured at the exchange rates prevailing on such date. Exchange differences are recorded in our consolidated income statement. Fluctuations in exchange rates may also affect our balance sheet.

On July 21, 2005, People’s Bank of China adjusted the exchange rate of U.S. dollar to Renminbi from $1 = RMB8.27 to $1 = RMB8.11, and ceased to peg the Renminbi to the U.S. dollar. Instead, the Renminbi is pegged to a basket of currencies, which components are subject to adjustment based on changes in market supply and demand under a set of systematic principles. On September 23, 2005, the PRC government widened the daily trading band for Renminbi against non-U.S. dollar currencies from 1.5% to 3.0% to improve the flexibility of the new foreign exchange system. On June 19, 2010, the People’s Bank of China released a statement indicating that they would “proceed further with reform of RMB exchange rate regime and increase the RMB exchange rate flexibility.” Since the adoption of these measures, the value of Renminbi against the U.S. dollar has fluctuated on a daily basis within narrow ranges, but overall the Renminbi has further strengthened against the U.S. dollar. There remains significant international pressure on the PRC government to further liberalize its currency policy, which could result in a further and more significant fluctuation in the value of the Renminbi against the U.S. dollar. The Renminbi may be revalued further against the U.S. dollar or other currencies, or may be permitted to enter into a full or limited free float, which may result in an appreciation or depreciation in the value of the Renminbi against the U.S. dollar or other currencies.

We had cash and cash equivalents denominated in U.S. dollars of $312,896 as of March 31, 2010. Our reported amount of cash and cash equivalents will be affected by fluctuations in the exchange rate of U.S. dollar to Renminbi.

Interest Rate Risk

As of March 31, 2010, we had cash and cash equivalents of $312,896. Our cash equivalents primarily represent short-term deposits. We have not used any derivative financial instruments to manage our interest risk exposure. Interest-bearing instruments carry a degree of interest rate risk. Our future interest income may be lower than expected due to changes in market interest rates.

Outlook

Principal Factors Affecting our Financial Performance

We believe that the following factors will continue to affect our financial performance:

Financial Turmoil and Economic Crisis

An important factor that negatively affects our financial condition in 2008-2009 is the unprecedented financial turmoil experienced by the world economy.  The world’s financial markets are severely strained and our business experienced unprecedented challenges, adding greater pressure on our resources and limiting our market opportunities.  As a direct result of the financial turmoil, there has been a halt on all fronts in terms of business development and expansion, thus directly affecting our revenues and profits. Many deals that we expect to complete has been forced to either postpone completion or terminate as a direct result of the financial turmoil. However, the global economy is beginning to pull out of this recession unprecedented in the post World War II era. Financial conditions have improved, as governmental fiscal policy intervention has reduced the risk of systemic collapse and the outlook for world financial conditions, in particular China’s economy in 2010 is forecasted to be positive. We believe that with improved economy in 2010 and with re-gained confidence in financial markets, our business plans can go ahead as planned and we could explore further business opportunities and complete more transactions with our business partners.

BUSINESS

OVERVIEW

We are a Chinese hi-tech financial service provider which bridges China and international markets by investing in technology and capital into regional equity institutions, and by aggregating pre-listing company information electronically.  We plan to be a nationwide equity service platform that provides both online and offline financial services, and is a one-stop-shop for small and medium sized enterprises’ financial and funding needs. Presently, we carry out consulting and investment banking and capital fund-raising services for SMEs.

OUR BACKGROUND HISTORY

We were incorporated on March 5, 2008 under the laws of the British Virgins Islands.  We were formed as the result of a joint venture agreement (the “JV Agreement”) entered into by and between Uni Core Holdings Corporation (formerly known as “Intermost Corporation”) (“Uni Core”) and certain investors (the “Investors”).  Pursuant to the JV Agreement, Uni Core and the Investors agreed to form a new holding company named “China Equity Platform Holding Group Limited” into which certain former subsidiaries of Uni Core would be contributed in exchange for shares of common stock of the newly formed entity.  The intention of Uni Core and the Investors was seek quotation of our Company on the OTC Bulletin Board.  Equity interests than held by Uni Core and its subsidiaries in the following entities (collectively, the “Subsidiaries”) were to be contributed to our Company as a result of the JV Agreement:

•	ChinaE.com Technology (Shenzhen) Company Limited;
•	ChinaE.com Investment Consultant (Shenzhen) Company Limited
•	ChinaE.com E-Commerce Company Limited
•	ChinaE.com Focus Advertising Company Limited
•	Shenzhen International Hi-Tech Equity Exchange

Pursuant to the JV Agreement, the Investors received an aggregate of 40,000,000 shares of our common stock for aggregate consideration of $1,000,000.  In addition, as consideration for the contribution of the Subsidiaries to our Company, Uni Core received 60,000,000 shares of our common stock, which at the time represented 60% of our outstanding common stock (the “Uni Core Shares”).  Pursuant to the JV Agreement, 11,000,000 of the Uni Core shares (the “Escrow Shares”) are being held in escrow pending the quotation of our common stock on the OTC Bulletin Board.  If our common stock becomes quoted on the OTC Bulletin Board, the Escrow Shares shall be distributed to the shareholders of Uni Core on a pro rata basis.  If our common stock fails to obtain quotation on the OTC Bulletin Board, the Escrow Shares shall be released to the Investors.

Currently, we have two direct subsidiaries: (1) ChinaE.com Investment Consultant (Shenzhen) Co. Ltd; and (2) ChinaE.com Technology (Shenzhen) Co. Ltd, and two indirect subsidiaries (1) ChinaE.com Focus Advertising Co. Ltd. in which we acquired a 90% equity interest pursuant to the JV Agreement and (2) ChinaE.com E-Commerce Co. Ltd.  The remaining 10% equity interests in ChinaE.com Focus Advertising Co., Ltd are held by Wu Weilie吾伟烈, an unrelated party to our Company.  We also have a 15% equity interest in Shenzhen International Hi-Tech Equity Exchange.  The remaining 85% equity interests in Shenzhen International Hi-Tech Equity Exchange are held by Shenzhen Science and Technology Museum深圳市科学馆 (35%), Shenzhen Capital Group Co., Ltd深圳市创新投资集团有限公司 (16%), Shenzhen Guozhuan Technology Co., Ltd深圳市国专科技有限公司 (10%), Shenzhen Baocheng Investment Guarantee Co., Ltd深圳市信诚投资担保有限公司 (10%), South International Technology Trading Market Ltd深圳市南方国际技术交易市场有限公司 (9%), Shenzhen High Tech Investment Guarantee Co., Ltd深圳市高新技术投资担保有限公司 (5%). All of them are unrelated parties to our Company.

PRODUCTS AND SERVICES

Electronic Equity Services Platform

Equity exchanges are online or electronic platforms that permit privately-owned and state-owned equity transactions.  Subject to the parameters established by the PRC government, equity exchanges provide an online or electronic exchange quotation platform and associated services for the purchase and sale of equity rights, debts, intellectual property rights and technology property rights.  Equity displayed quotation on the exchanges may be traded through negotiation, auction and bids.

One of the most effective ways of getting us in a position to form a national platform linking various exchanges is to invest in some of the key exchanges, such as Shenzhen International Hi-Tech Equity Exchange and Tianjin Equity Exchange, so that through becoming their shareholder and stakeholder, we would have more influence on the exchanges to help them build online technological infrastructure and system for these online exchanges.  We are currently contemplating additional investments in the Shenzhen International Hi-Tech Equity Exchange and the Tianjin Equity Exchange , however, we do not have any formal agreements in place to make such additional investments nor can we provide any assurance that we will be able to make such additional investments on terms acceptable to us or at all. Once the exchange are installed with similar data infrastructure, it would become a much easier task to merge the various exchange onto the same national platform and allow trading of private equity and stocks in different parts of country or even overseas online.  We intend to invest in certain key exchanges as well as increase our current investments through internally generated capital and other externally generated financing.  We can provide no assurance, however, that we will be successful in internally generating sufficient capital or obtaining external financing on terms acceptable to us in order to accomplish our objectives.

Through our 15% investment in Shenzhen International Hi-Tech Equity Exchange, we believe we will make in-roads into forming a national platform in Shenzhen. For example, the ChinaE Equity Registration Software V1.0 was used by Shenzhen International Hi-Tech Equity Exchange from 2007 to 2009. The Company is currently in the process of updating its software and intends to re-introduce it by the end of 2011. The Company’s software is not currently being used by any customers. There is no guarantee that the updated software will be adopted or applied by any equity trading market or related business entity in China. Upon the completion of this software, an acceptance examination was conducted and passed on December 22 2006. In the acceptance examination, Shenzhen International Hi-Tech Equity Exchange confirmed that this software system was completed and all functions met the corresponding requirements as prescribed. Acceptance reports were signed and sealed by relevant parties.

Shenzhen International Hi-Tech Equity Exchange is authorized by the government of China to engage in the business of displaying equity and corporate equity exchange quotation services. We planned to invest these exchanges by internally generated capital out of profits or other external financing sources.  We believe that a well-structured plan, such as investing in various exchanges within an allowable limited percentage, will avoid additional regulatory approvals that favored domestic shareholders in an equity quotation display business or key exchange quotation services. These exchanges are incorporated in the form of joint stock companies. Currently, there are no other foreseeable regulatory approval hurdles for our investments into the key exchange quotation systems.

At this time the various equity exchanges in the PRC work, for the most part, independently of one another.  We believe that this is inefficient.  We are in the process of using our software technology to develop, and we hope to eventually implement, an electronic information and trading platform and associated support service for equity exchanges that will enable the flow of information regarding rights transfers, as well as payments, among the different equity exchanges in China, including those owned and operated by Shenzhen International Hi-Tech Equity Exchange.

As part of the equity exchange platform, we also offer web design, web hosting, domain name registration, software development and office automation software to our clients through Chinae.com Technology (Shenzhen) Co., Ltd, our wholly-owned subsidiary.  We operate within what is commonly referred to as the “business-to-business” segment of the Internet market, where products and services are offered principally to businesses, as compared to the “business-to-consumer” segment of the Internet services market, where products and services are offered to consumers directly.

Business Consulting

We have been actively conducting business consulting services and advisory services to Chinese SMEs seeking fundraising.  Relying on our established relationship with regional private equity exchanges, we can access the tens of thousands of SMEs registered therein and develop our own clients among them.

One typical example for this is our relationship with Shenzhen International Hi-Tech Equity Exchange. Through our wholly-owned subsidiary, we hold a 15% equity interest in Shenzhen International Hi-Tech Equity Exchange. Based on our shareholding in Shenzhen International Hi-Tech Equity Exchange, we’ve deepened our cooperation with it. On July 12 2006, we entered into a Cooperation Agreement on Pursuing SMEs Financing or Listing Opportunities on Overseas Capital Markets with Shenzhen International Hi-Tech Equity Exchange, pursuant to which both parties agree to establish cooperation to assist eligible project companies to get financing or public listing opportunities on capital markets in the overseas. The allocation proportion for incomes (including shares) generated in the cooperation stated in the aforesaid agreement is as follows: Shenzhen International Hi-Tech Equity Exchange is entitled to 30%, and our Company and overseas listing agents are entitled to 70%, which could be adjusted according to contributions of each party.

The business consulting business complements our electronic equity services platform business by building up relationships with SMEs.  Our services include business and strategy planning, business restructuring, corporate financing, M&A advisory, personnel arrangement, investment relationship, etc. Generally, we assist SMEs to streamline their operations, reduce costs and improve management and we draw revenue in the form of consulting fees.

Capital Fund-raising

We provide assistance to SMEs seeking fund raising services.  We seek to understand our client’s capital needs and assist them by means of introducing them to sources of funds e.g. investment banks and individual investors.  The financing may be in the form of a bridge loan or private investment in public equity (“PIPE”).  We have signed approximately 6 contracts in the first half of 2010, 16 contracts in 2009 and 4 contracts in 2008 in relation to our services acting as a fund-raising agency.  Generally, we receive 3-6% of the actual amount involved in the transactions as commission for our services provided.

CUSTOMERS

Our major customers for 2010, 2009 and 2008 were Pacific Success Holdings Limited, China Top Investment Limited, Shaanxi Prosperous Agriculture Limited Company, Shenzhen INTER-JOY LOTTO Information Technology Co., Ltd, Shenzhen FangYuanXingYe Technology Co., Ltd, Jageson Electronic Technology (Shenzhen) Co., Ltd, Shenzhen Tech and Ecology & Environment Co., Ltd, Shenzhen Most Network Technology Co., Ltd, Grand TG Gold Holdings Association, and Tianjin Equity Exchange Co., Ltd..  There are no long term contracts.  The longest contract term is 5 years.  No customer accounts for more than 10% of annual revenue.

COMPETITION

Equity Exchange Platform

There is no national equity exchange quotation system in China.  It has been estimated that there are approximately 200 domestic equity exchanges quotation services in China, most of them small in scale and serving only the local area.  There are also a few large equity exchanges serving the largest cities in China, including the Beijing Equity Exchange Center, the Tianjin Equity Exchange Center and the Shanghai Equity Exchange Center.  Even the operations of the large equity exchanges are localized.

Currently, because of the localized nature of equity exchanges, there is not significant competition among them.  However, further development and expansion of other large equity exchanges, or the nationalization of equity exchanges, would be likely to result in an increase in competition.  If that were to happen, it could have a material adverse effect on our ability to attract equity owners to display quotation of their equities for sale on the exchanges we invest into, and our ability to identify and secure investors or buyers for the equities display in the quotation systems on the exchanges we invest into.

The market for internet services and software is intensely competitive and we expect it to become more competitive in the future.  Increased competition could result in pricing pressures, low operating margins and the realization of little or no market value.  Currently, our competitors are primarily other Chinese owned and operated Internet services and software development companies.

Consulting

We face huge competition from numerous consulting and advisory firms in China.  Most of our current and potential competitors may have longer operating histories, larger customer bases, greater brand recognition and greater financial, marketing and other resources than we do, and may enter into strategic or commercial relationships on more favorable terms than we can.  In addition, new technologies and the expansion of existing technologies may increase competitive pressure on us.

Capital Fund-raising

We face huge competition from firms providing similar assistance to SMEs for fund-raising.  Most of our current and potential competitions may have longer operating histories, larger customer bases, greater brand recognition and greater financial, marketing and other resources than we do, and may enter into strategic or commercial relationships on more favorable terms than we can.  In addition, new technologies and the expansion of existing technologies may increase competitive pressure on us.

Research and Development

The research and development costs included in general and administrative expenses were nil and nil for the year ended 31 March 2010 and 2009, respectively. Our engineering and technical staff, including an internet editorial team, are responsible for the research and development of technology and software products for the firm. A lot of our research and development work on software and technology was completed by our former parent, Uni Core, prior to the formation of our Company. We anticipate spending more on research and development in the coming year.

Intellectual Property

We have been issued the following intellectual property certificates as evidence of our independent research and development and copyright ownership of certain computer software products.  We will renew the certificates prior to the expiry date and will constantly update the software products.

The major functions of these software products are among others including to deposit and register non-listed equities, to keep records of company information, to keep records of financial data, to freeze and transfer shareholdings, and to keep records of changes in shareholdings.

The software products would enhance the working efficiency of traditional manual operations in equity exchanges by making it digitized, electronized and paperless.  It also increases our efficiency to grab data from cooperative equity exchanges that are located in different areas.  These data grabbed from these regional-based exchanges include electronic information about company profile, financial statements, shareholding information, equities transfers, etc.

We believe that we are, through our software technology, able to provide an equity service platform that we hope will bridge all these regional-based exchanges in one cohesive network.  Additionally, we hope that our platform will also enable the flow of information regarding rights transfers and payments among the different exchanges.

	Software Products	Date Certificate Issued	Owner of rights	Issuer
Computer Software Copyright Registration Certificates
1. 2009SR043639	ChinaE Equity Registration Software V1.0	29 September 2009 (no expiry date)	ChinaE.com Technology (Shenzhen) Co., Ltd.	People’s Republic of China National Copyright Administration Bureau
2. 2009SR043641	ChinaE Equity Market Maker Trading Software V1.0	29 September 2009 (no expiry date)	ChinaE.com Technology (Shenzhen) Co., Ltd.	People’s Republic of China National Copyright Administration Bureau
3. 2009SR022241	ChinaE Equity Trading Software (Web Version) V1.0	11 June 2009 (no expiry date)	ChinaE.com Technology (Shenzhen) Co., Ltd.	People’s Republic of China National Copyright Administration Bureau
Software Products Registration Certificates
1. DGY-2005-0893	ChinaE Equity Registration Software V1.0	30 December 2005 (for a term of 5 years)	ChinaE.com Technology (Shenzhen) Co., Ltd.	Shenzhen Technology and Telecommunications Bureau
2. DGY-2005-0894	ChinaE Equity Market Maker Trading Software V1.0	30 December 2005 (for a term of 5 years)	ChinaE.com Technology (Shenzhen) Co., Ltd.	Shenzhen Technology and Telecommunications Bureau
3. DGY-2005-0895	ChinaE Equity Trading Software (Web Version) V1.0	30 December 2005 (for a term of 5 years)	ChinaE.com Technology (Shenzhen) Co., Ltd.	Shenzhen Technology and Telecommunications Bureau

The ChinaE Equity Registration Software V1.0 was used by Shenzhen International Hi-Tech Equity Exchange from 2007 to 2009.

REGULATION

In compliance with the Regulations on the Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, PRC Ministry of Commerce Order No.10 2006, as amended on June 22, 2009 (the “2006 M&A Rules”), the listing of overseas special purpose vehicles (“SPV”) which are controlled by PRC entities or individuals are subject to the prior approval of the CSRC. However, after due and reasonable inquiries, our PRC counsel, Deheng Law Firm, is of the opinion that we are not required to be in compliance with the 2006 M&A Rules.  The reasons are as follows: 1) To the best of our knowledge after due and reasonable inquiries, only foreign investors’ purchases by agreement of the equities of a domestic non-foreign-funded company from the shareholders or subscriptions to the increased capital of a domestic-funded company are subject to the 2006 M&A Rules. Foreign investors’ purchases by agreement of the equities of a domestic foreign investment enterprises from the shareholders do not need to comply with the 2006 M&A Rules; 2) The equity transfer transactions of ChinaE.com Technology (Shenzhen) Co., Ltd. and ChinaE.com Investment Consultant (Shenzhen) Co., Ltd. were transfers of the shareholders’ equity of Wholly Foreign-owned Enterprises, therefore, the 2006 M&A Rules did not apply to the transfers. For details of the analysis underlying that we were not subject to the 2006 M&A Rules, please refer to Exhibit 99.1 hereto – Opinion of PRC Counsel.

Since we operate principally through our subsidiaries in China, we are subject to and affected by laws, regulations, administrative determinations, court decisions and similar constraints that apply to business operations located in China.  Our PRC counsel, Deheng Law Firm, is of the opinion that as a company which is engaged in business activities in PRC with subsidiaries incorporated in PRC, we should be in compliance with PRC laws including but not limited to company law, tax law. Nevertheless, to the best of their knowledge after due and reasonable inquiries, there have not been promulgated any specialized rules or regulations so far as the business scope of our company to be regulated on categorical or relative business activities, with respect to the PRC laws in effect on the date hereof, there have not been any authorized administration department so far as the business scope of our company to be subject to special supervision. To the best of their knowledge after due and reasonable researches under the current PRC laws, they have not found any evidence to believe that the Company is not in compliance with PRC laws in all material respects.

China has enacted regulations governing Internet connection and the distribution of information via the Internet.  Pursuant to Article 6 of the Revised Provisional Regulations Governing the Management of Chinese Computer Information Networks Connected to International Networks, individuals or entities operating computer networks within China, which are connected to the Internet and conduct international information exchange, must use the international access channels provided by the Ministry of Information Industry (“MII”) and obtain various licenses and approvals.  Our relevant subsidiaries have secured the necessary licenses and approvals, and access the Internet through ChinaNet, an approved channel of MII.

The operation of our equity exchange will be largely dependent upon the development of China’s policies and laws relating to the transfer of private and state-owned equity.  The transfer and management of state-owned equity are subject to the supervision of the Administrative Bureau of State-owned Assets, whereas the equity of privately-owned enterprises must be transferred in compliance with the Company Law and related regulations.

According to the Provisional Procedures on the Administration of the Transfer of State-owned Equity in Enterprises, all the transfers of state-owned equity must be carried out through duly authorized equity exchange centers.  NSB and Xi’an Assets and Equity Exchange have secured the necessary licenses and approvals for their operations and qualify to transfer state-owned equity.

We work diligently to assure compliance with all applicable regulations which impact our business, including cooperating with the MII, the Ministry of Public Security and the Administrative Bureau of State-owned Assets.  There can be no assurance, however, that additional regulations will not be enacted that might adversely affect our operations.

EMPLOYEES

As of January 14, 2011, we employed 22 full-time employees consisting of 4 management executives, 6 engineering and technical staff, 8 administrative and clerical staff, and 4 project management staff.  None of our employees are members of any labor union, and we have never experienced any business interruption as a result of any labor disputes.  We do not provide any special benefit or incentive programs for our employees.  We believe that we enjoy good relations with all of our employees.

PROPERTIES

All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

Chinae.com Technology (Shenzhen) Co., Ltd. has signed a tenancy agreement with Dongxin Lin to lease an office space located at Room 1506, Rongchao Landmark, 4028 Jintian Road, Futian District, Shenzhen, the People’s Republic of China 518026.  The office space is about 121.22 square meters and the total rental per month is RMB 15,153 (approximately $2,229).  The term of the lease is from November 20, 2008 through April 19, 2011.

Chinae.com Investment Consultant (Shenzhen) Co., Ltd.  has signed a tenancy agreement with Dongxin Lin to lease an office space located at Room 1508, Rongchao Landmark, 4028 Jintian Road, Futian District, Shenzhen, the People’s Republic of China 518026.  The office space is about 121.22 square meters and the total rental per month is RMB 15,153 (approximately $2,229).  The term of the lease is from November 20, 2008 through January 19, 2011.

Chinae.com E-Commerce Co., Ltd. has signed a tenancy agreement with Lianna Wu to lease an office space located at Room 1509A, Rongchao Landmark, 4028 Jintian Road, Futian District, Shenzhen, the People’s Republic of China 518026.  The office space is about 155.69 square meters and the total rental per month is RMB 17,126 (approximately $2,519).  The term of the lease is from April 20, 2008 through April 19, 2011.

Chinae.com Focus Advertising Co., Ltd. has signed a tenancy agreement with Lianna Wu to lease an office space located at Room 1509B, Rongchao Landmark, 4028 Jintian Road, Futian District, Shenzhen, the People’s Republic of China 518026.  The office space is about 155.69 square meters and the total rental per month is RMB 17,126 (approximately $2,519).  The term of the lease is from April 20, 2008 through April 19, 2011.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position(s)
Deng Xiang Xiong	45	CEO & Chairman of the Board
Yu Jie Yun	46	Chief Financial Officer
Pai Chia-Hui (Fred C.H. Peck)	52	Director
Zhang Juhui	52	Director

Below is a summary of the business experience of each of our executive officers and directors:

Deng Xiang Xiong

Deng Xiang Xiong was appointed to be the Chairman and CEO of the Company on March 5, 2008.  Prior to that, Mr. Deng served as a director of Uni Core f/k/a Intermost from December 6, 2005 and was appointed as Acting Chief Executive Officer on Aug 8, 2006.  He is also currently the Vice-Chairman of Shenzhen International Hi-Tech Equity Exchange and an independent director of LJ International, Inc.  Mr. Deng received his Bachelor in Law degree from Shenzhen University, and obtained an MBA from Shanghai Jiao Tong University.  He was also the former general manager of a number of state-owned and private enterprises.

Yu Jie Yun

Yu Jie Yun was appointed to be the CFO of the Company on December 1, 2009.  Prior to that Yu Jie Yun served as the Financial Controller of Zhuhai Jintaihe Investment Guarantee Limited from October 2008 to November 2009.  Ms. Yue also formerly served as Financial Controller from June 2003 – September 2008 at the Bank of China Group Insurance Co., Ltd.  Ms. Yu received her Bachelor Degree of Business Administration from Shenzhen University.

Fred C.H. Peck

Fred C.H. Peck was appointed to serve on the board of directors on March 5, 2008.  Mr. Peck served as a fund manager, transaction superintendent and vice president of Boston Bank Taiwan Branch. He has over 15 years experience in portfolio investment, risk investment, capital management, fundraising, acquisition and merger, project fund raising privatization.

Zhang Juhui

Ms. Zhang was appointed to serve on the board of directors on March 5, 2008.  Ms. Zhang formerly served as Legal Counsel – China Affairs in a US law firm and has been engaging in law business for over 20 years. She has professional experience in mergers and acquisitions, corporate restructuring, overseas funding and listing. Ms. Zhang also has a Bachelor of Law degree and a Master of Public Administration degree.

Composition of the Board

Our board of directors consists of three directors.  A director is not required to hold any shares in our company by way of qualification. Unless disqualified by the Chairman, a director may vote with respect to any contract or transaction in which he or she is materially interested provided the nature of the interest is disclosed prior to its consideration.  Subject to our memorandum and articles of association the directors may exercise all the powers of our company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever outright or as security for any debt, liability or obligation of our company or of any third party.  We intend to have a majority of independent directors serving on our board of directors within one year of this offering.

Save as otherwise reported above, none of our directors hold directorships in other reporting companies.

None of our directors is an “independent director” under the Rules of NASDAQ, Marketplace Rule 5605(a)(2).

There are no family relationships among our directors or officers.

To our knowledge, during the last five years, none of our directors and executive officers (including those of our subsidiaries) has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●
Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Duties of the Board

Under BVI Law, our directors have a fiduciary duty to act honestly, in good faith and with a view to our best interests.  Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.  In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time.  A shareholder has the right to seek damages if a duty owned by our directors is breached.

The functions and powers of our board of directors include, among other things:

•	Convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
•	Declaring dividends and distributions;
•	Appointing officers and determining the term of office of officers;
•	Subject to our memorandum and articles of association exercising the borrowing powers of our company and mortgaging the property of our company; and
•	Approving the transfer of shares of our Company, including the registering of such shares in our share register.

Terms of Directors and Officers

Our officers are elected by the board of directors and shall hold office until their successors are duly appointed.  Any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution by the board of directors.  Any vacancy occurring in any office of the Company may be filled by resolution of the board of directors.

Committees of the Board of Directors

We currently do not have standing audit, nominating or compensation committees.  Our entire board of directors handles the functions that would otherwise be handled by each of the committees.  We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable.  We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.  The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors.  The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including equity plans), including compensation of executive officers.

Audit Committee

We currently do not have a standing audit committee.  Our entire board of directors handles that functions that would otherwise be handled by this committee.  We intend, however, to establish an audit committee as soon as practicable.  We envision that the audit committee will be primarily responsible for, among other things:

•	Selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

•	Reviewing with our independent auditors any audit problems or difficulties and management’s response to such audit problems or difficulties;

•	Reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•	Discussing the annual audited financial statements with management and our independent auditors;

•	Reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

•	Annually reviewing and reassessing the adequacy of our audit committee charter;

•	Such other matters that are specifically delegated to our audit committee by our board of directors from time to time;

•	Meeting separately and periodically with management and our internal and independent auditors; and

•	Reporting regularly to the full board of directors.

Compensation Committee

We currently do not have a standing compensation committee.  Our entire board of directors handles that functions that would otherwise be handled by this committee.  We intend, however, to establish an audit committee as soon as practicable.  We envision that the audit committee will be primarily responsible for, among other things:

•	Approving and overseeing the compensation package for our executive officers;

•	Reviewing and making recommendations to the board with respect to the compensation of our directors;

•
Reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

•
Reviewing periodically and making recommendations to the board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating Committee

We currently do not have a nominating committee.

The purpose of the nominating committee of the board of directors is to assist the board of directors in identifying and recruiting qualified individuals to become board members and select director nominees to be presented for board and/or stockholder approval. Our entire board of directors handles that functions that would otherwise be handled by this committee.

Code of Ethics

We have not yet adopted a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002.  We intend to adopt a formal Code of Business Conduct and Ethics.

RELATED PARTY TRANSACTIONS

On December 22, 2009, we entered into a Consulting Services Agreement with Uni Core f/k/a Intermost, our largest shareholder. Pursuant to the Consulting Services Agreement, we are acting as agent and consultant to introduce projects to Uni Core f/k/a Intermost. Upon successful completion of such projects, Uni Core f/k/a Intermost will pay us a commission of 3% of the project cost as success fees. If the consideration involved in the transactions is paid in non-cash forms (e.g. shares), Uni Core f/k/a Intermost could choose to pay the commission fee in the same non-cash forms; if the consideration involved in the transactions is paid in cash form, Uni Core f/k/a Intermost should pay the commission fee in cash form. The term of this Agreement shall commence on the date thereof and shall expire in five years.

DIRECTORS AND EMPLOYMENT AGREEMENTS

 There are no formal employment agreements for our current officers and directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following Summary Compensation Table sets forth the total annual compensation paid or accrued by us to or for the account of the Chief Executive Officers who held this position during the last fiscal year, and each other executive officer whose total cash compensation exceeds $100,000.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SAR (#)	LTIP Payouts	All Other Compensation
Deng Xiang Xiong	2009	12,000	-	-	-	-	-	-
Fred C.H. Peck	2009	12,000	-	-	-	-	-	-
Zhang Juhui	2009	12,000	-	-	-	-	-	-
Jie Yu Yun	2009	5,265	-	-	-	-	-	-

Per the above referenced Board Resolutions, commencing in June 2008, each director will be compensated $1,000 USD per month.  Prior to the spin-off, each director’s compensation was paid by stock and accrued until the completion of the spin-off.  At the consummation of the spin-off transaction, the accrued compensation was converted to the Company’s common stock at $0.25 per share or at the price of additional offering.  If the Company is successful in obtaining quotation of its common stock on the OTC Bulletin Board, each director will be paid in cash.

On April 12, 2010, ChinaE issued 1,440,000 shares of the Company to 3 directors of the Company as remuneration for the 24 months starting from June 2008 through May 2010.

Option Grants in the Last Fiscal Year

We did not grant any options or stock appreciation rights to our named executive officers or directors in the fiscal year of 2008 and 2009.  As of January 2010, none of our executive officers or directors owned any of our derivative securities.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

As of April 30, 2010, none of our executive officers or directors owned any of our derivative securities.

Stock Options Scheme

Pursuant to a board resolution dated December 31, 2009, the board authorized Director Deng Xiang Xiong to issue stock options as an incentive to the management team and employees.  The issued amount of Stock Options shall not exceed 5% of 110,100,000 (total current shares as at December 30, 2009), that is not over 5,505,000 shares, and can be issued by several times according to the actual situation and necessity.  The stock Option’s exercise price can be equal to or not less that USD0.05/share.  The issuance and exercise of Stock Options must fulfill the following criteria: a) Stock Options may be issued only after six months from the date of the company being listed; b) The right can be exercised only after 6 months from the date of Stock Options being issued; c) The right is valid within 3 years from the date of the right can be exercised.

As of April 30, 2010, no stock options have ever been issued.

PRINCIPAL SHAREHOLDERS

The table below sets forth information with respect to the beneficial ownership, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of our shares, as of the date of this prospectus, an assuming no purchase of Common Shares in this offering by:

•	Each person or entity known to us to be a beneficial owner of more than 5% of our shares;

•	Each of our directors and executive officers; and

•	All of our directors and executive officers as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them.  The address of each of the persons set forth below is in care of Carmen Liu, China Equity Platform Holding Group Limited, Room 1506-1509, Rong Chao Landmmark, 4028 Jin Tian Road, Futian District Shenzhen, PRC China 518026.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)

5% Owners :

Uni Core Holdings Corporation (formerly known as “Intermost Corporation”) 5204 Central Plaza, 18 Harbour Road, Wanchai,Hong Kong	60,000,000	53.4%

Pan Xiao Lin	8,000,000	7.1%

Guo, Lan Cheng	7,948,000	7.1%

Fang, Ming Dong	6,500,000	5.8%

Deng Xiang Juan	6,000,000	5.3%

Executive Officers and Directors :

Deng, Xiang Xiong	500,000	*

Pai, Chia-Hui (also known as Fred C.H. Peck)	480,000	*

Zhang, Jui Hui	480,000	*

Yu, Jie Yun	15,000	*

All executive officers and directors as a group (four persons)	1,475,000	1.3%

SELLING STOCKHOLDERS
Up to 50,840,000 shares of our common stock are being offered by this prospectus, all of which are being registered for sale for the accounts of the selling security holders and include the following:

•	40,000,000 shares of our common stock issued in connection with the JV Agreement at US$0.025 per share for US$1,000,000 on May 9, 2008;

•	9,500,000 shares of our common stock issued in connection with our private placement at US$0.05 per share for US$475,000 on December 2, 2009; and

•
1,340,000 shares of our common stock issued to certain of our employees, consultants and service providers. Among the 1,340,000 shares, 600,000 common shares were issued on July 30, 2009 to Sichenzia Ross Friedman Ference LLP as consideration for legal counsel services, 475,000 common shares were issued on December 31, 2009 to 7 parties as consideration for their effort and contribution in the December 2009 fund raising activities, and 265,000 common shares were issued on March 31, 2010 to 27 employees and consultants as consideration for employment and professional services.

All of the above offerings and sales were deemed to be exempt under either rule 506 of Regulation D and Section 4(2) or Rule 902 of Regulation S of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section are unaffiliated with us.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. None of the selling stockholders have had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Beneficial ownership is determined in accordance with the rules of the SEC. Each selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 112,315,000 shares of common stock outstanding as of October 14, 2010.

	Ownership Before Offering				After Offering(1)
Selling Stockholder	Number of shares of common stock beneficially owned		Number of shares offered		Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Pan Xiao Lin	8,000,000	(2)	8,000,000	(2)	0	0

Guo Lan Cheng	7,948,000	(2)	7,948,000	(2)	0	0

Fang Ming Dong	6,500,000	(2)	6,500,000	(2)	0	0

Deng Xiang Juan	6,000,000	(2)	6,000,000	(2)	0	0

Zhuang Heng Heng	4,000,000	(2)	4,000,000	(2)	0	0

Lee Siu Chow	2,000,000	(2)	2,000,000	(2)	0	0

Ng Ngan	2,000,000	(2)	2,000,000	(2)	0	0

Fang Jin Kui	1,552,000	(2)	1,552,000	(2)	0	0

Hon Ngai	1,000,000	(2)	1,000,000	(2)	0	0

Cheung Yim	1,000,000	(2)	1,000,000	(2)	0	0

Sichenzia Ross Friedman Ference LLP	600,000	(3)	600,000	(3)	0	0

Ni Shun Qing	1,015,000	(5)	1,015,000	(5)	0	0

Chen Jiang	1,200,000	(4)	1,200,000	(4)	0	0

Li Ji Xia	100,000	(4)	100,000	(4)	0	0

Fung Pan	800,000	(4)	800,000	(4)	0	0

Zheng Ke Chan	800,000	(4)	800,000	(4)	0	0

Yang Jian	300,000	(4)	300,000	(4)	0	0

Chen Hui Xian	100,000	(4)	100,000	(4)	0	0

Chen Qian Li	600,000	(4)	600,000	(4)	0	0

Hao Nan Nan	300,000	(4)	300,000	(4)	0	0

Zhang Jun	200,000	(4)	200,000	(4)	0	0

Wu Ying Jie	608,000	(6)	608,000	(6)	0	0

Deng Yu Jie	508,000	(7)	508,000	(7)	0	0

Bai Xin Jian	3,000,000	(4)	3,000,000	(4)	0	0

Wu Ming Zhen	170,000	(3)	170,000	(3)	0	0

Acacia International Group Limited	100,000	(3)	100,000	(3)	0	0

Chen, Roger G.C.	90,000	(3)	90,000	(3)	0	0

Lin Ming Chao	65,000	(3)	65,000	(3)	0	0

Tan Jian Ping	50,000	(3)	50,000	(3)	0	0

Liu Xiao Ying	40,000	(3)	40,000	(3)	0	0

Liang Qu Bo	12,000	(3)	12,000	(3)	0	0

Fang Ang Zhen	20,000	(3)	20,000	(3)	0	0

Guo Gang	10,000	(3)	10,000	(3)	0	0

Dong Bo	10,000	(3)	10,000	(3)	0	0

Wu Yu	10,000	(3)	10,000	(3)	0	0

Wang Xin Mei	7,000	(3)	7,000	(3)	0	0

Wan Jie	7,000	(3)	7,000	(3)	0	0

Wu Zhi Feng	5,000	(3)	5,000	(3)	0	0

Chen Xian Zhong	5,000	(3)	5,000	(3)	0	0

Lin Hong	7,000	(3)	7,000	(3)	0	0

Sun Ju	7,000	(3)	7,000	(3)	0	0

He Xiao Hang	7,000	(3)	7,000	(3)	0	0

Pan En Zhou	8,000	(3)	8,000	(3)	0	0

Wang Shou Ren	8,000	(3)	8,000	(3)	0	0

Zhou Cai Yi	23,000	(3)	23,000	(3)	0	0

Zhu Min Xiong	8,000	(3)	8,000	(3)	0	0

Zou, Xian Dong	8,000	(3)	8,000	(3)	0	0

Wang Chong	8,000	(3)	8,000	(3)	0	0

Chen Zhi Min	8,000	(3)	8,000	(3)	0	0

Mao Qing Mei	8,000	(3)	8,000	(3)	0	0

Lai Wei Min	8,000	(3)	8,000	(3)	0	0

(1)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus included will be sold and (b) no other shares of our common stock are acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(2)	Represents shares of our common stock issued pursuant to the JV Agreement.

(3)	Represents shares of our common stock issued to certain of our employees, consultants and service providers..

(4)	Represents shares of our common stock issued in connection with our December 2009 private placement.

(5)
Includes (i) 1,000,000 shares of our common stock issued in connection with our December 2009 private placement, and (ii) 15,000 shares of our common stock issued in consideration for services provided to us.

(6)
Includes (i) 600,000 shares of our common stock issued in connection with our December 2009 private placement, and (ii) 8,000 shares of our common stock issued in consideration for services provided to us.

(7)	Includes (i) 500,000 shares of our common stock issued in connection with our December 2009 private placement, and (ii) 8,000 shares of our common stock issued for services provided to us.

DESCRIPTION OF SECURITIES

Set forth below is information concerning our share capital and a brief summary of the material provisions of our memorandum and articles of association with the material applicable laws of the BVI.

We were incorporated in the British Virgin Islands on March 5, 2008 under The BVI Companies Act of 2004 (the “Act”).  As of the date hereof, our authorized share capital is 500,000,000 shares of a single class, par value US$ 0.01.

SHARES

As of the date of this prospectus, there were 112,315,000 shares outstanding held by fifty-six (56) shareholders of record. 53.95% of the outstanding shares were held by two (2) record holders in the United States. 60,000,000 shares were issued to Uni Core Holdings Corporation (formerly known as “Intermost Corporation”).  Uni Core is a company incorporated in State of Wyoming and is the largest record U.S. shareholder on record. Upon the closing of this offering, there will be 112,315,000 shares outstanding.  Holders of our shares have no preemptive rights to purchase additional shares or other subscription rights.  Our shares carry no conversion rights and are not subject to redemption or to any sinking fund provisions.  All of our shares are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by our board of directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our board of directors is authorized to issue additional shares not to exceed the amount authorized by our Articles of Association, on such terms and conditions and for such consideration as our board may deem appropriate without further stockholder action.

VOTING RIGHTS ATTACHED TO THE SHARES

Each share in the Company confers upon the shareholder: (i) the right to one vote at a meeting of the shareholders of the Company or on any Resolution of Shareholders; (ii) the right to an equal share in any dividend paid by the Company; and (iii) the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

The Company may by a Resolution of Directors, redeem, purchase or otherwise acquire all or any of the shares in the Company subject to the Articles of Association.

DIVIDEND POLICY

Holders of our shares are entitled to dividends if declared by the board of directors out of funds legally available therefore.  We do not anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy will be subject to the discretion of the board of directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors.  Therefore, there can be no assurance that any dividends of any kind will ever be paid.

VARIATION OF RIGHTS OF SHARES

If at any time the shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued shares in that class.

VOTING RIGHTS

Each ordinary share confers on the shareholder the right to one vote at a meeting of the members or on any resolution of members on all matters before our shareholders.

RIGHTS IN THE EVENT OF WINDING UP

The holder of each ordinary share is entitled to an equal share in the distribution of the surplus assets of us on a winding up.

REDEMPTION

We may purchase, redeem or otherwise acquire and hold its own shares with the consent of members whose shares are to be purchased, redeemed or otherwise acquired unless we are permitted by the BVI Companies Act, 2004  or any provision of the amended and restated memorandum of association or the amended and restated articles of association to purchase, redeem or otherwise acquire the shares without their consent. We may only offer to acquire shares if at the relevant time the directors determine by resolution of directors that immediately after the acquisition the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due.

The directors may make an offer to purchase, redeem or otherwise acquire shares issued by us if the offer is (i) an offer to all members that would, if accepted, leave the relative voting and distribution rights of the members unaffected and affords each member a reasonable opportunity to accept the offer; or (ii) an offer to one or more members which either (1) all members have consented to in writing or (2) the directors have passed a resolution of directors stating that, in their opinion (a) the purchase, redemption or other acquisition is to the benefit of the remaining members and (b) that the terms of the offer and the consideration offered for the shares are fair and reasonable to us and to the remaining members, and setting out the reasons for their opinion.

We may purchase, redeem or otherwise acquire our shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of the amended and restated memorandum and articles of association or a written agreement for the subscription for the shares to be purchased, redeemed or otherwise acquired.

CHANGES IN THE RIGHTS OF SHAREHOLDERS

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not we are being wound-up, must be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series.

MEETINGS

Any director of the Company may convene meetings of the members at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable. The directors shall call a meeting of the members if requested in writing to do so by members entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.  The director convening a meeting shall give not less than 7 days’ notice of a meeting of the members to those members whose names on the date the notice is given appear as members in the register of members of the Company and are entitled to vote at the meeting, and the other directors.

A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting.  A quorum may comprise a single member or proxy and then such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholders.

A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

A meeting of members held in contravention of the requirement to give notice is valid if the members holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall constitute waiver in relation to all the shares which that member holds.

The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a member or another director, or the fact that a member or another director has not received notice, does not invalidate the meeting.

A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.  A written instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

NO LIMITATIONS ON OWNERSHIP OF SECURITIES

There are no limitations on the right of non-residents or foreign persons to own our securities imposed by BVI law or by our amended and restated memorandum and articles of association.

CHANGE IN CONTROL OF COMPANY

A special resolution of members is required for us to issue our shares or securities convertible into our shares resulting in our change of control.  Additionally, the board of directors is empowered to issue preferred shares with such rights attaching to them as they decide and such power could be used in a manner that would delay, defer or prevent a change of control of our company.

OWNERSHIP THRESHOLD

There are no provisions governing the ownership threshold above which shareholder ownership must be disclosed imposed by BVI law or by our amended and restated memorandum and articles of association.

CHANGES IN CAPITAL

Subject to the provisions of the amended and restated memorandum and articles of association, the Act and the rules of the Designated Stock Exchange, our unissued shares shall be at the disposal of the directors who may, without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as we may by resolution of directors determine.

Subject to the provisions of the memorandum of association relating to changes in the rights of shareholders and the powers of directors in relation to preferred shareholders, we may, by a special resolution of members, amend our memorandum of association to increase or decrease the number of ordinary shares authorized to be issued.

PREFERRED SHARES

Our directors are empowered to authorize by resolution or resolutions from time to time, without the approval of our shareholders, the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by the Act.  Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series.

Our preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of our company. There are no preferred shares outstanding and we do not currently intend to issue any preferred shares.

DIFFERENCES IN CORPORATE LAW

 The Company Law of the BVI differs from laws applicable to U.S. corporations and their shareholders.  Set forth below is a summary of the significant differences between the provisions of the companies law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Protection for minority shareholders

Under the laws of most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain “fiduciary” responsibilities to the minority shareholders.  Corporate actions taken by majority and controlling shareholders which are unreasonable and materially detrimental to the interests of minority shareholders may be declared null and void.  Minority shareholders may have less protection for their rights under BVI law than they would have under U.S. law.

Powers of directors

Unlike most U.S. jurisdictions, the directors of a BVI company, subject in certain cases to court approval but without shareholders’ approval, may implement the sale, transfer, exchange or disposition of any Company asset, property, part of the business, or securities, with the exception that shareholder approval is required for the disposition of over 50% in the value of our total assets.

Conflict of interests

Similar to the laws of most U.S. jurisdictions, when a director becomes aware of the fact that he has an interest in a transaction which we are to enter into, he must disclose it to our board.  However, with sufficient disclosure of interest in relation to that transaction, the director who is interested in a transaction entered into or to be entered into by us may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of us, or do any other thing in his capacity as a director, that relates to the transaction.

Written consent and cumulative voting

Similar to the laws of most U.S. jurisdictions, under BVI law, shareholders are permitted to approve matters by way of written resolution in place of a formal meeting.  BVI law does not make a specific reference to cumulative voting, and our current Memorandum and Articles of Association have no provisions authorizing cumulative voting.

Independent directors

There is no requirement for a majority of our directors to be independent as a matter of BVI law.

Redemption

Our ordinary shares are not redeemable at a shareholder’s option.  We may redeem our shares only with the consent of the shareholders whose shares are to be redeemed, except that the consent from the shareholders whose shares are being redeemed is not needed when (i) they are subject to compulsory redemption by us following our receipt of a written request by a shareholder or shareholders holding 90% of the votes of the outstanding ordinary shares entitled to vote that such shares be redeemed or (ii) if the directors make an offer to purchase, redeem or otherwise acquire shares that we have issued and such offer is an offer to one or more members which either (1) all members have consented to in writing or (2) the directors have passed a resolution of directors stating that, in their opinion (a) the purchase, redemption or other acquisition is to the benefit of the remaining members and (b) that the terms of the offer and the consideration offered for the shares are fair and reasonable to us and to the remaining members, and setting out the reasons for their opinion..

Takeover provisions

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable.  For instance, our directors are empowered to amend the relevant provisions of the memorandum of association for the purposes of creating new classes or series of shares and the rights attached thereto and may amend the articles of association to take into account any ancillary changes required, provided that the directors do not, however, have the power to amend the memorandum and articles of association to (a) restrict the rights or powers of the members to amend the memorandum or articles of association, (b) to change the percentage of members required to pass a resolution to amend the memorandum and articles of association, or (c) in circumstances where the memorandum or articles of association cannot be amended by the members.

Shareholder’s access to corporate records

Pursuant to the Act, a shareholder is entitled, on giving written notice to us, to inspect our (i) Memorandum and Articles of Association; (ii) register of members; (iii) register of directors; and (iv) minutes of meetings and resolutions of members and of those classes of members of which the shareholder is a member.

The directors may, if they are satisfied that it would be contrary to our interests to allow a member to inspect any document listed above (or any part thereof), deny or limit the inspection of the document.

Indemnification

We shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (i) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of us; or (ii) is or was, at our request, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.  To be entitled to indemnification, these persons must have acted honestly and in good faith and in what they believe to be our best interest, and in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Mergers and similar arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Section 170 of the Act.  A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company.  In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

While a director may vote on the plan even if he has a financial interest in the plan of merger of consolidation, in order for the resolution to be valid, the interest must have been disclosed to our board forthwith upon him becoming aware of such interest.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment.  In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company, but may receive debt obligations or other securities of the surviving or consolidated company, or other assets, or a combination thereof.  Furthermore, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset.  As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

Dissenter Rights

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) and a consolidation.  A shareholder properly exercising his dissent rights is entitled to payment of the fair value of their shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder.  If the merger or consolidation is approved by the shareholders, we must within 20 days give notice of this fact to each shareholder who gave written objection, and to each shareholder who did not receive notice of the meeting.  Such shareholders then have 20 days to give us their written election in the form specified by the BVI Business Companies Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares.  As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, we must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to be their fair value.  We and the shareholders then have 30 days to agree upon the price.  If we and a shareholder fail to agree on the price within the 30 days, then we and the shareholder shall each designate an appraiser and these two appraisers shall designate a third appraiser.  These three appraisers shall fix the fair value of the shares as of the close of business on the day before the shareholders approved the transaction without taking into account any change in value as a result of the transaction.

 Shareholders’ suits

Similar to the laws of most U.S. jurisdictions, BVI law permits derivative actions against its directors.  However, the circumstances under which such actions may be brought, and the procedures and defenses available may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company incorporated and/or existing in the United States.

The court of the BVI may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company, or intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company.  In determining whether to grant leave, the High Court of the BVI must take into account (i) whether the shareholder is acting in good faith; (ii) whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters; (iii) whether the proceedings are likely to succeed; (iv) the costs of the proceedings in relation to the relief likely to be obtained; and (v) whether an alternative remedy to the derivative claim is available.

Leave to bring or intervene in proceedings may be granted only if the High Court of the BVI is satisfied that (i) we do not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be; or (ii) it is in our interests that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

Transfer Agent and Warrant Agent

The transfer agent for our securities is OTC Stock Transfer, Inc.

TAXATION

The following summary of the material British Virgin Islands and U.S. Federal income tax consequences of an investment in shares is based upon laws and relevant interpretations thereof in effect as of the date of this Prospectus, all of which are subject to change. The United States and People’s Republic of China Income Tax Convention and the Federal income tax consequences are also summarized.

 This summary does not deal with all possible tax consequences relating to an investment in our shares, such as the tax consequences under state, local and other tax laws.

 The People’s Republic of China income tax, sales tax and value added tax are extracted to summarize the tax law of the operating country of the Foreign Subsidiary.

BRITISH VIRGIN ISLANDS TAXATION

In the British Virgin Islands there are no capital gains or capital transfer tax, no inheritance tax, and no sales tax or VAT. There are stamp duties on certain transactions, and property taxes.

Income tax (now abolished) was levied on the chargeable income of resident BVI Companies Act Companies. As applied to a company, ‘resident’ meant that the management and control of its business was exercised from the BVI. Normally, if more than half of the directors are resident in the BVI, then so is the company. There were three possible cases:

•	The company was resident, in which case it paid income tax of 15% on its world-wide chargeable income;
•	The company was non-resident, in which case it paid 15% income tax on its chargeable income arising in or remitted to the BVI; or
•
The company was resident but was an ‘offshore trading company’, meaning that 90% of its profits arise from activity conducted outside the BVI, and it paid tax at the rate of 1% on its world-wide income.

Chargeable income was assessed after deduction of expenses; tax credits were allowed on foreign tax paid in treaty countries and certain other countries.

UNITED STATES FEDERAL INCOME TAXATION

General

The following are the material- U.S. federal income tax consequences of the acquisition, ownership, and disposition of our shares and issued pursuant to this offering. The discussion below of the U.S. federal income tax consequences to U.S. Holders will apply if you are a beneficial owner of shares and you are for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;
•
A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
A trust if: (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a Non-U.S. Holder for purposes of this discussion. The U.S. federal income tax consequences applicable to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our shares. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our shares upon their original issuance pursuant to this offering. In particular, this discussion considers only holders that will own our shares as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

• Financial institutions or “financial services entities”;

• Broker-dealers;

• Taxpayers who have elected mark-to-market accounting;

• Tax-exempt entities;

• Insurance companies;

• Regulated investment companies;

• Certain expatriates or former long-term residents of the United States;

• Persons that actually or constructively own 10.0% or more of our shares;

• Persons that hold our shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

• Persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A partnership holding our shares, as well as each partner in such partnership, is advised to consult with its own tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares.

We have not sought, and will not seek, a ruling from the Internal Revenue Service, or IRS, as to any U.S. federal income tax consequence described below. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL INCOME TAX LAWS.

U.S. Holders

Taxation of Operations and Distributions

As a foreign corporation for U.S. federal income tax purposes, we will not be subject to U.S. federal income tax. Instead, each U.S. Holder of an Interest will be required to report on its U.S. federal income tax return its distributive share of our income, gain, loss, deduction, credit and tax preference items, and to include such items in computing such U.S. Holder’s U.S. federal income tax liability. See “Taxation of distributions paid by foreign subsidiary,” below for certain tax issues relating to distributions paid to us by a foreign corporate subsidiary that we may form. We will endeavor to provide each such U.S. Holder with the information relating to our company that is necessary for the U.S. Holder to file its U.S. federal income tax return.

Each U.S. Holder of an Interest will be subject to U.S. federal income tax on its distributive share of our taxable income or gain (which, however, in general, will not include the income from any tax-exempt money market accounts in which we invest), regardless of whether such U.S. Holder receives any distribution from us. Thus, in any year, such U.S. Holder’s distributive share of taxable income from us (and, possibly, the taxes imposed on that income) could exceed the amount, if any, that such holder receives as a distribution from us. In addition, there may be limitations on such U.S. Holder’s ability to deduct its share of our losses or expenses for U.S. federal income tax purposes.

Cash distributions (other than in complete liquidation of a U.S. Holder’s Interest), to the extent they do not exceed a U.S. Holder’s tax basis in its Interest, should not result in taxable income to the U.S. Holder, but will reduce the U.S. Holder’s tax basis in its Interest by the amount distributed. A U.S. Holder’s tax basis in its Interest will be equal to the amount initially paid for the Interest, plus prior allocations of income from us, including tax-exempt income, and less any prior allocations of losses from us, and prior cash distributions received from us and the tax basis of any property received in any prior property distributions from us.

Subject to the PFIC rules discussed below, cash distributed to a U.S. Holder in excess of the tax basis in its Interest generally would be taxable as capital gain. A distribution of property other than cash will not result in taxable income or loss to the U.S. Holder to whom it is distributed or to us. A U.S. Holder’s tax basis in such property received will be equal to our tax basis in the property immediately before the distribution.

Tax elections; Tax Audits

All tax decisions and elections for us will be made by our board of directors or by an appropriate officer designated by our board of directors. Our board also will designate a person to act as our Tax Director if the Company have started to derived income from U.S. sources or income that can effectively connected to U.S, i.e. income from sources within the U.S. connected with the conduct of that trade of business is considered to be Effectively Connected Income (ECI). According to IRS Publication 519, source of incomes are divided into 14 types including and summarizing as below:

Item of Income	Factor Determining Source

Salaries, wages, other compensation	Where services performed
Business income: Personal services	Where services performed
Business income: Sales of inventory - purchased	Where sold
Business income: Sales of inventory - produced	Where produced (Allocation may be necessary)
Interest	Residence of payer
Dividend	Whether a U.S. or foreign corporation
Rent	Location of property
Royalties: Natural resources	Location of property
Royalties: Patent, copyrights, etc.	Where property used
Sales of real property	Location of property
Sales of personal property	Seller’s tax home with some exceptions on dividend (Publication 519 – Chapter 2)
Pensions	Where services were performed that earned the pension
Scholarships - Fellowships	Generally, the residence of the payer
Sales of Natural resources	Allocation based on fair market value of product at export terminal. (IRC Reg. 1.863-1(b))

The Tax Director will notify US Holders on all issues to be identified by the Company that would have U.S. tax impact to the US Holders via the company web-site announcement, direct mail to U.S. shareholders in record, SEC Form 20-F report filing, and public channels such as OTCBB Issuer info, OTCBB Companies in the News, etc.

Liquidation of Our Company or of a U.S. Holder’s Interest

Generally, subject to the PFIC rules discussed below, upon a liquidation of our company or of a U.S. Holder’s Interest (including pursuant to the exercise by such holder of its right to have its Interest redeemed by us), any gain or loss recognized by a U.S. Holder by reason of a distribution to the U.S. Holder in connection with such liquidation will be considered as capital gain or loss from the sale or exchange of its Interest. Such gain will be recognized to the extent that any money distributed (or deemed distributed) exceeds the U.S. Holder’s tax basis in its Interest. In general, a loss will be recognized only if the U.S. Holder receives no property from us other than money and only to the extent the U.S. Holder’s tax basis for its Interest exceeds the money distributed (or deemed distributed) to such holder in the liquidation. Generally, a U.S. Holder’s tax basis in any property (other than cash) received in liquidation of its Interest would be equal to the tax basis in its Interest, reduced by any money received (or deemed received) in the liquidation.

Any capital gain or loss recognized by a U.S. Holder in connection with the liquidation of its Interest will be treated in the same manner as discussed below under “— Taxation on the disposition of interests.”

Taxation on the Disposition of Interests

Upon a sale or other taxable disposition of an Interest (other than in connection with a complete liquidation of an Interest, as discussed above), and subject to the PFIC rules discussed below, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Interest, as the case may be.

Capital gains recognized by a U.S. Holder generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15.0% for taxable years beginning before January 1, 2011, and 20.0% thereafter. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the property sold exceeds one year. The deductibility of capital losses is subject to various limitations. Capital gain or loss recognized by a U.S. Holder upon a disposition of an Interest will constitute income or loss from sources within the United States for foreign tax credit limitation purposes.

Foreign Corporation Reporting Requirements

Certain U.S. Holders with aggregate ownership at or over 25% will be required to file IRS Form 5472 “Information Return of U.S. Persons With Respect to Certain Foreign Corporations” reporting balance sheets, income statements, current earnings and profits, shareholder’s income from foreign corporation, accumulated earnings & profits of controlled foreign corporations, transactions between controlled foreign corporations, organization or re-organization with transfers of shares or other property to us and information relating to us, including information relating to the U.S. Holder’s ownership interest in us and, in certain circumstances, the names and addresses of certain of the other U.S. Holders. Substantial civil penalties may be imposed upon a U.S. Holder that fails to comply with these reporting requirements. Each U.S. Holder is urged to consult with its own tax advisor regarding these reporting requirements.

Tax Shelter Reporting and Recordkeeping Requirements

The Internal Revenue Code contains certain provisions relating to “reportable transactions” except transactions that IRS determined not subject to the reporting requirements. Under Regulation 1.6011-4(b), reportable transactions are:

(1)	Confidential transactions
(2)	Transactions with contractual protection except exempted tax credit transactions
(3)
Loss transactions under IRC 165 except qualified basis assets, non-pass-through interest, not ordinary loss from foreign exchange, not separate asset from any portion of generated income and not straddle assets

(4)	Transactions of interest such as charitable remainder trust sale, charitable contribution of LLC successor membership, toggling grantor trust, domestic partnership used to shield subpart F income
(5)	Listed Transactions defined by IRS for over thirty-three main category of abusive transactions

The US Holders are required to file IRS Form 8886 “Reportable Transaction Disclosure Statement” to disclose reportable transactions and Form 8271 “Investor Reporting of Tax Shelter Registration Number” to disclose tax shelter include those reportable transactions and have registered as tax shelter and provided by the issuer. If applicable to our company (or any of the transactions undertaken by us, such as our investments), these provisions may require U.S. Holders that are required to file U.S. federal income tax returns (and in some cases, certain direct and indirect interest holders of certain U.S. Holders) to disclose to the IRS information in Form 8886 and Form 8271 relating to us and our transactions (or any of such transactions), and to retain certain documents and other records related thereto. These provisions may also require certain advisors to us to disclose the existence of a reportable transaction.

Currently, the Company did not have “reportable transactions” under Regulation 1.6011-4(b) and did not register in any tax shelter disclosure. Investors did not require to file Form 8886 or Form 8271 solely on investing in our Company’s stock. Although the subscription for an investment in us is not a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, there can be no assurance that an investment in us will not become a reportable transaction for U.S. Holders in the future, for example, if we generate certain types of losses that exceed prescribed thresholds. It is also possible that a transaction undertaken by us will be a reportable transaction for U.S. Holders as described as category three above “Loss Transactions under IRC 165”. Substantial penalties may be imposed on taxpayers who fail to comply with these provisions. U.S. Holders should consult with their own tax advisors concerning the application of these reporting obligations.

At this time, while we do not expect that a material amount of gain would be recognized by U.S. Holders in connection with the formation of, or shareholders’ gain from foreign corporation, and transfers to, the Foreign Subsidiary (due to the type of assets in which we will likely invest pending the formation of, and transfers to, the Foreign Subsidiary), this result cannot be assured, as it is dependent upon (among other things) the timing of the transactions and the nature and value of our assets at that time. We will notify U.S. Holders of the formation of, and transfers to, the Foreign Subsidiary, but all U.S. Holders are urged to consult their own tax advisors concerning the tax consequences of such transactions, including any reporting requirements with respect thereto. The balance of this discussion assumes that we will form and make transfers to the Foreign Subsidiary in the manner described above.

Taxation of Distributions Paid by Foreign Subsidiary and Foreign Corporation

After the formation of, and transfers to, the Foreign Subsidiary and Foreign Corporation, and subject to the PFIC rules discussed below, a U.S. Holder of an Interest must report, in addition to other tax items (see “— Taxation of operations and distributions,” above), such holder’s distributive share of the gross amount of any dividend paid to US Holder by the Foreign Subsidiary and ultimately, Foreign Corporation out of its current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividend will be ordinary income and will constitute foreign source passive income for foreign tax credit purposes. Such dividend also will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. In addition, it is not expected that such dividend will qualify for the reduced rate of tax applicable to certain qualified dividends received by (or allocable to) certain non-corporate U.S. Holders for taxable years beginning before January 1, 2011. Distributions by the Foreign Subsidiary and Foreign Corporation in excess of its earnings and profits will be applied against and reduce our tax basis in the shares of the Foreign Subsidiary and Foreign Corporation and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such shares.

Passive Foreign Investment Company Rules

Our Company and our Foreign Subsidiary may be considered PFIC, in which case, a U.S. Holder may be subject to certain adverse U.S. federal income tax consequences, as described below. As discussed below, however, because this determination is based on future events, the actual PFIC status of the Foreign Subsidiary cannot be determined at this time.

A foreign corporation will be a PFIC if at least 75.0% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25.0% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50.0% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25.0% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Because the Foreign Holding Corporation and Foreign Subsidiary(after its formation and prior to a business combination) will likely have  passive assets and income, with growing but relatively smaller current active business, it is possible that the Foreign Subsidiary will meet the PFIC asset or income test for its initial taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not, in fact, a PFIC for either of those years. The applicability of the start-up exception to the Foreign Subsidiary is uncertain. After the acquisition of a company or assets in a business combination, the Foreign Subsidiary may still meet one of the PFIC tests depending on the timing of the acquisition and the passive income and assets of the acquired business. If the company that the Foreign Subsidiary been acquired in a business combination is a PFIC, then the Foreign Subsidiary will likely not qualify for the start-up exception and will be a PFIC for its start-up year. The actual PFIC status of the Foreign Subsidiary for any taxable year will not be determinable until after the end of its taxable year, and accordingly, there can be no assurance that the Foreign Subsidiary will not be considered a PFIC for its start-up year or any future taxable year.

If the Foreign Subsidiary and Foreign Corporation are not PFIC, the adverse tax consequences described below with respect to PFICs will not apply.

If the Foreign Subsidiary and Foreign Corporation are PFIC for any taxable year during which a U.S. Holder held an Interest, the U.S. Holder will be deemed to own a portion of the shares of the Foreign Subsidiary (in accordance with such holder’s proportionate interest in us) from the date of such deemed ownership. As a result, if the U.S. Holder does not make a timely qualified electing fund, or QEF, election for the first taxable year of its deemed holding period for such shares, as described below, such holder will be subject to special rules with respect to:

•
any gain recognized (or deemed recognized) by the U.S. Holder on the sale or other disposition of its Interest, to the extent such disposition results in a reduction or termination of such holder’s indirect interest in the Foreign Subsidiary (or such holder’s share of any gain we recognize on a sale or other disposition of our shares in the Foreign Subsidiary); and

•
the U.S. Holder’s share of any excess distribution received by us and deemed received by such holder (generally, any distributions deemed received by the U.S. Holder during a taxable year that are greater than 125.0% of the average annual distributions deemed received by such holder in respect of the shares in the Foreign Subsidiary during the three preceding taxable years or, if shorter, such holder’s deemed holding period for the shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s deemed holding period for the shares;

•	the amount allocated to the taxable year in which the U.S. Holder recognized (or is deemed to recognize) the gain or excess distribution will be taxed as ordinary income;

•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder, and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In addition, if the Foreign Subsidiary is a PFIC, certain other transactions that result in a reduction of a U.S. Holder’s indirect ownership interest in the Foreign Subsidiary (such as our issuance of additional Interests) will be treated for the purposes of the PFIC rules as a deemed disposition, to the extent of such reduction, of a portion of the shares of the Foreign Subsidiary deemed owned by the U.S. Holder.

In general, a U.S. Holder of an Interest may avoid the PFIC tax consequences described above in respect to its share of the stock of the Foreign Subsidiary and Foreign Corporation by making a timely QEF election to include in income its pro rata share of the Foreign Subsidiary and Foreign Corporation’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. Such U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder of an Interest generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder of an Interest must receive certain information from the Foreign Subsidiary. Upon request from such a U.S. Holder, we will endeavor to cause the Foreign Subsidiary and Foreign Corporation to provide to the U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the Foreign Subsidiary. However, there is no assurance that we will have timely knowledge of the Foreign Subsidiary and Foreign Corporation’s status as a PFIC in the future or that the required information will be provided.

If a U.S. Holder has elected the application of the QEF rules in respect of its PFIC shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the first tax year of the U.S. Holder’s deemed holding period for such shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized attributable to the appreciation of the PFIC shares will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income will not be taxable as a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments will apply to property (such as an Interest) if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to the Foreign Subsidiary and Foreign Corporation’s PFIC status will be made annually, an initial determination that it is a PFIC will generally apply for subsequent years, whether or not it meets the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for the first tax year of the Foreign Subsidiary and Foreign Corporation in which the U.S. Holder holds (or is deemed to hold) shares in the Foreign Subsidiary and Foreign Corporation and for which it is determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which the Foreign Subsidiary and Foreign Corporation are not PFIC. On the other hand, if the QEF election is not effective for each of the tax years in which the Foreign Subsidiary and Foreign Corporation are PFIC and the U.S. Holder holds (or is deemed to hold) Foreign Subsidiary and Foreign Corporation stock, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF election is made).

Alternatively, IRS allows Offshore Voluntary Disclosure Practice (VDP) on PFIC. Instead of preparing statutory PFIC computations on the cost basis and the holding period for IRS to verify them, IRS is offering taxpayers to resolve PFIC issue on a basis that is connected with the Mark to Market (MTM) methodology authorized in Internal Revenue Code section 1296 for which will not require a complete reconstruction of historical data.

The rules dealing with PFICs and with the QEF election are very complex and are affected by various factors, including our ownership of any non-U.S. subsidiaries. Accordingly, U.S. Holders should consult their own tax advisors concerning the application of the PFIC rules under their particular circumstances, or the investment in Foreign Corporation which is classified as PFIC and it is material in the U.S. Holders’ account and that an alternative PFIC computation is in fact preferable to the statutory computation in their situation. If the taxpayer does not elect to use alternative PFIC computation, then the PFIC provisions of Section 1291-1298 apply.

Non-U.S. Holders

According to IRS Publication 515, in general, fixed or determinable annual or periodical (FDAP) income, or certain gains from disposition of timber, coal, and iron ore, or from the sale or exchange of patents, copyrights, and similar intangible property, personal service income performed in U.S., are derived from U.S. source (also see Tax Elections, Tax Audit paragraph), paid by a domestic company and received by us could be subject to withholding of U.S. federal income tax at a rate of 30.0% (or a lower applicable tax treaty rate), to the extent allocable to Non-U.S. Holders. Currently, the Company did not have U.S. source income, also, we anticipate that any U.S. source income received by us will not be of the type that will be subject to such U.S. withholding tax, provided that (in certain circumstances) the Non-U.S. Holder certifies as to its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or otherwise establishes an exemption.

In addition, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of an Interest, unless such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to tax at a 30.0% rate or a lower applicable tax treaty rate).

In general, gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) will be subject to tax in the same manner as for a U.S. Holder. Effectively connected gains recognized by a corporate Non-U.S. Holder may also be subject to an additional branch profits tax at a 30.0% rate or a lower applicable tax treaty rate.

Backup Withholding and Information reporting

In general, information reporting for U.S. federal income tax purposes will apply to sales and other dispositions of an Interest (or stock in the Foreign Subsidiary) to or through a U.S. office of a broker by a non-corporate U.S. Holder. Sales and other dispositions effected at an office outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28.0%, will apply to such sales and other dispositions by a non-corporate U.S. Holder who:

• fails to provide an accurate taxpayer identification number;

• is notified by the IRS that backup withholding is required; or

• in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

United States-The People’s Republic of China Income Tax Convention (Article 27 Effective on 1 January 1987)

The Convention is a contract between the contracting states, i.e. U.S. and P.R.C. The Convention contains 28 Articles to identify persons covered (Article 1), taxes covered (Article 2), definitions (Article 3), residence (Article 4), permanent establishment (Article 5), income categories (Article 6 – 21) and their effective tax rate, if applicable, elimination of double taxation (Article 22), mutual agreement (Article 24), exchange of information (Article 25), diplomats and consular officers (Article 26), entry into force (Article 27) and termination (Article 28).

The Convention is applied to resident of any one or both of United States (U.S.) and People’s Republic of China (P.R.C.) for Federal income taxes in U.S. and individual income tax, income tax concerning joint venture and foreign enterprises and local income tax in P.R.C,

. The incomes derived from different categories are summarized as below:

Article 6 -21	Tax/Rate	Details	Protocal amendment

Income from real property (Article 6)	May be taxed	Income derived from persons and enterprises for real properties from direct use, letting, any form of real property and performance of independent personal services	Protocal 1: U.S. may tax its citizens
Business profits (Article 7)	May be taxed	Profits of a business profits derived from and attributed to the permanent establishment (Article 5) and determined by deemed profits	Protocal 1: U.S. may tax its citizens
Related enterprises (Article 8)	May be taxed	Related enterprises which provides management, control or capital, are taxed on profits provided, accrued or not accrued with appropriate adjustments by contacting states (i.e. U.S. and P.R.C.)	Protocal 1: U.S. may tax its citizens with exeption
Dividends (Article 9)	10%
Dividends paid by company carrying business in the contracting state derived profits from other contracting state and distributing dividend to individual or company may be tax, the beneficial owners are charge at a rate not exceed 10% of gross amount.
Protocal 1: U.S. may tax its citizens; Protocal 2: grant relieve for individuals, U.S. citizen recognized state exchange trading companies and contracting state.
Interest (Article 10)	10%
Interest from any kind except government interest arises from a contracting state and paid to the other contracting state resident may be taxable in that contracting state at a rate not exceed 10% of gross amount of interest
Protocal 1: U.S. may tax its citizens; Protocal 2: grant relieve for individuals, U.S. citizen recognized state exchange trading companies and contracting state.
Royalties (Article 11)	10%
Royalties from consideration for the use of, or the right to use, any copy rights of literary, artistic of scientific works, any patent, technical know-how, trademark, design or model, plan, secret formula or process, etc. arises from a contracting state and paid to the other contracting state resident may be taxable in that contracting state at a rate not exceed 10% of gross amount of royalties

Protocal 1: U.S. may tax its citizens & tax shall be imposed on 70% of the gross amount of royalties;
Protocal 2: grant relieve for individuals, U.S. citizen recognized state exchange trading companies and contracting state.

Gains (Article12)	May be taxed	Gain from real property, movable property, capital stock of real property, 25% capital stock, other property derived from the other contracting state may be taxed in that other contracting state	Protocal 1: U.S. may tax its citizens
Independent personal services (Article 13)	May be taxed	Income derived by an individual who is a resident of a contracting state in respect of professional services or other independent services shall be taxable only in that contracting state	Protocal 1: U.S. may tax its citizens
Dependent personal services (Article 14)	Shall be taxable in contracting state only	Subject to Articles 15, 17, 18, 19 and 20, salaries and wages and remunerations derived by a resident in respect of employment shall be taxable only in that contracting state	Protocal 1: U.S. may tax its citizens
Director’s fees (Article 15)	May be taxed	Directors’ fees derived by a resident of a contracting state which is a resident of the other contracting state may be taxable in that other contracting state	Protocal 1: U.S. may tax its citizens
Artistes and Athletes (Article 16)	May be taxed
Income derived by a resident for activities of the entertainer, television artiste, musician or athlete may be taxed in that other contracting state except cultural exchange program agreed by contracting state
Protocal 1: U.S. may tax its citizens
Pensions and annuities (Article 17)	Shall be taxable in contracting state only
Pension, similar remuneration, pension from government out of social security, paid to resident of a contracting state in consideration of past employment shall be taxable only in that contracting state.
Protocal 1: U.S. may tax its citizens with exception
Government employees and pensions (Article 18)	Shall be taxable in contracting state only	Remuneration, pension, paid by the government to individual in respect of services rendered to that government shall be taxable only in that contracting state
Teachers, professors and researchers (Article 19)	Exempt for three years
Temporary present individual resident for the primary purpose of teaching, giving lectures or conducting research at a accredited educational institution or scientific institution shall be exempt from tax in the first mentioned contracting state for a period not exceeding three years

Students and trainees (Article 20)	Exempted payment, grants or awards & Income not exceed $5,000
A student, business apprentice or trainee present for the sole purpose of education, training or special technical experience shall be exempt from tax in that contracting state in respect to: (1) maintenance, education, study, research or training payment, (2) grants and awards, (3) income from personal services performed in that contracting state not exceed $5,000.

Other income (Article 21)	Shall be taxable in contracting state
Items of income of a resident of a contracting state not dealt with in the foregoing articles of this Agreement or income arising in that contracting state shall be taxable in that other contracting State
Protocal 1: U.S. may tax its citizens

There are also Protocal 1 and 2 to clarify the applicable personnel or business and the category of incomes and their taxable consequence. Protocal 1 reserves the right for U.S. to tax its citizen on most of the Articles with some exceptions, and impose its social security tax, personal holding tax and accumulated earnings tax with some exception to wholly-owned by Chinese resident or government. The Protocal 2 granted relieve to Article 9, 10 and 11 not more than 50% of gross income for resident with a complex combination of individuals of the contracting states, U.S. citizen, company trade regularly on recognized stock exchange, contracting state and its political subdivisions or local authorities.

The material terms in United States-The People’s Republic of China Income Tax Convention are Articles to identify persons covered (Article 1), taxes covered (Article 2), residence (Article 4), permanent establishment (Article 5), income categories (Articles 7, 8, 9, 10,15 and 21) and elimination of double taxation (Article 22), mutual agreement (Article 24), exchange of information (Article 25), entry into force (Article 27) and termination (Article 28).

Articles 1, 2, 4 and 5 are important because they identify persons, taxes covered, resident and permanent establishment covered.

Under Article 1 the applicable persons are residents of one or both of the contracting states. Under Article 2, PRC individual income tax; joint ventures tax, foreign enterprises tax, local income tax and U.S. Federal income taxes and/or similar taxes are covered by the convention. Article 4 provides the requirements to qualify for the residence benefits under the convention, according to which, residents who are unable to determine if they qualify for the residence benefits should not take them. Article 5 provides for a detailed explanation on how to determine permanent establishments, which include buildings and constructions, installations, drilling rigs or ships or furnishing services but exclude storage, inventory maintenance for the company or other enterprises, fixed places for purchase goods or merchandise or any combination of the above.  The personnel in a permanent establishment will be deemed to be the residents of the related contracting state.

In Articles 7, 8, 9 and 21 identify the related income categories which the company may be subject to tax, their rates and the protocal to narrow down applicable situations and rates.

Income categories include business profits derived from permanent establishment in a contracting state will be taxable on directly generated income carried by the business, deduction allowed but not attributable to purchase only activities under Article 7, Article 8 prescribes the rules that related companies can include and deduct intercompany income and charges with the conditions made between independent enterprises. Article 9 narrows down the applicable taxable dividends to profits out of permanent establishments and other conditions and exceptions where other income categories are applicable. It also provides for certain situations where  a contracting states shall not levied tax on dividends issued to the residents of the other contracting state unless the dividend is effectively connected with a permanent establishment or a fixed base that distributes the dividend. Article 21 determines the relevant taxable income under the convention and excluded the income not covered under Articles 7-20.

Article 22 lays down the rules to eliminate double taxation. If tax was paid to a contracting state for income generated from such contracting state in accordance with this convention, a credit shall be allowed Article 24 setsout the mutual agreement among the contracting states to allow resident of both state to present the case on the taxation actions of one or both state within three years for the first notification of action. The competent authority shall come to arrive at a satisfactory solution.  Any agreement reached shall be implemented. Any difficulties or doubt arriving shall resolve by mutual agreement by direct communication or meeting or an oral exchange of opinion. Article 25 limits the exchange of information between the contracting states. The information shall not be distributed against laws and administrative practice. Information not obtainable in the normal course and the relevant trade and other secrets shall not be disclosed. Article 27 prescribs that the contracting states shall make legislative procedures to enforce the convention and Article 28 states that this convention shall remain in force indefinitely unless the contracting states notify the other state in writing to terminate it.

Articles of the convention not mentioned above are not applicable to us and no discussion is provided in detail in this analysis. If any further changes that will alter the applicability of the convention to us, the Company will make additional disclosures.

Currently, the Company does not take advantage of this convention because the Company has no income fallen in the above Article 6 – 21. In case the Company can take advantage of the Convention, the company will make public announcement and file annual report with SEC Form 20-F.

Conclusion

The Company will evaluate the U.S. tax status periodically to determine that the Company is falling in the PFIC status or not, and will notify US Holders on all issues to be identified by the Company that would have U.S. tax impact to the US Holders via the company web-site announcement, direct mail to U.S. shareholders in record, SEC Form 20-F report filing, and public channels such as OTCBB Issuer info, OTCBB Companies in the News, etc.

In case the Company will distribute profits, the company will provide tax impact notice to all U.S. Holders.

In case the Company has U.S. source of income that effectively connected to conducting of U.S. trade or business, the Company will prepare back-up withholding and related IRS Form 1099-MISC or 1099-DIV for all distributed profits to all investors including U.S. Holders and non-U.S. Holders.

In case the Company has income derived the U.S. and/or P.R.C. that can take advantage of the U.S. and P.R.C. Income Tax Convention, the Company will make public announcement via company web-site, SEC Form 20-F report filing, OTCBB Issuer Info or OTCC Companies in the News, etc.

In short, all U.S. Tax matters known by the management are being discussed as above. U.S. Tax matters which are not be aware of by the management will not be discuss and mention in this Form F-1.

PEOPLE’S REPUBLIC OF CHINA TAXATION

ENTERPRISE INCOME TAX

ENTERPRISE INCOME TAX

On March 16, 2007, the PRC National People’s Congress enacted the new Enterprise Income Tax (“EIT”) law, which, together with its related implementation rules issued by the PRC State Council on December 6, 2007, became effective on January 1, 2008. The new EIT law imposes a uniform income tax rate of 25% on all Chinese located enterprises, including foreign-invested enterprises. The EIT also eliminates or modifies most of the tax exemptions, reductions and preferential treatment available under the previous tax laws and regulations. The Company subject to an EIT rate of 25%. The New EIT Law provides that enterprises established outside China whose “de facto management bodies” are located in China are considered “tax resident enterprises” and will generally be subject to the uniform 25% EIT as to the global income.

Circular Guoshuifa [2009] No. 82 (“Circular 82”) issued by the State Administration of Taxation on April 22, 2009 regarding the standards used to classify certain Chinese-invested enterprises established outside of China as “resident enterprises” and clarified that dividends and other income paid by such “tax resident enterprises” (“TRE”) will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. The “TRE” are subject to various reporting requirements with the PRC tax authorities. Under the implementation regulations to the EIT, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and other assets of an enterprise. Furthermore, certain Chinese-invested enterprises will be classified as “TRE” if the following are located or resident in China:

1.	senior management personnel and departments that are responsible for daily production, operation and management;
2.	financial and personnel decision making bodies;
3.	key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings;
4.	half or more of the senior management or directors having voting rights.

However, this circular only applies to enterprises established outside China and are controlled by PRC enterprises or groups of PRC enterprises, it remains unclear how the tax authorities will determine the location of  “de facto management bodies” for overseas incorporated enterprises that are controlled by individual PRC residents.

The management has studied the Circular 82 and found that this administrative rule did not apply to the Company since the majority shareholder of the Company is Uni Core which is a U.S. resident company instead of a Chinese resident or Chinese resident enterprise. Therefore, the Company is not a “Chinese resident enterprise” under Circular 82 and may not be able to enjoy the 10% dividend withholding tax exclusion benefits based on the determination of Chinese resident or Chinese resident enterprise under Circular 82.

Currently, there are no detailed rules or precedents governing the procedures and specific criteria for determining “de facto management bodies” which are applicable to the company. A substantial majority of the members of the management team are located in China. If the Company is considered a PRC ”TRE” for PRC EIT purposes, a number of unfavorable PRC tax consequences could follow:

1.	The company will be subject to the uniform 25% enterprise income tax rate as to the global income as well as PRC enterprise income tax reporting obligations.
2.
Under the New EIT Law and the Implementing Rules dividends paid out from PRC subsidiaries would qualify as “tax-exempted income”, there was not assurance that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes.

3.
Dividends payable by the Company to investors and gain on the sale of  may become subject to PRC withholding tax. As a result of such changes, the historical operating results can hard be indicative of the operating results for future periods and the value of the Company’s ordinary shares may be adversely affected.

In short, if a company is classified as non-resident enterprise, there will be no EIT issue. For dividend income derived from PRC subsidiaries, 10% withholding tax will be levied on all dividends paid by the subsidiaries. If a company is classified as tax resident enterprise, EIT will be incurred for global income of that company. Even though the 10% dividend withholding does not have a definite ruling, it may be possible that this particular dividend is subject to the same 10% withholding tax.

If a U.S. investor that operating trade and business in China and were fallen in the “TRE” category, it may require to pay the TRE on global base. However, the U.S. investor can file IRS Form 8833 “Treaty-Based Return Position Disclosure Under section 6114 or 7710(b) to claim the “United States-The People’s Republic of China Income Tax Convention” Article 22 “Elimination of Double Taxation” to claim the tax benefits allowed by the Tax Treaty.

The Company is set-up in BVI and is holding directly on two PRC subsidiaries and indirectly holding another two PRC sub-subsidiaries. The Holding Company itself is classified as “non-resident enterprise” because the major shareholder (52.34%) is Uni Core. Therefore, the holding company is classified as “U.S.-invested enterprise” instead of “Chinese-invested enterprise”. Moreover, all substantial meetings and decisions are made in Uni Core’s Hong Kong office for the BVI holding company board meeting and decision making.

However, the subsidiaries of the Company are subject to an EIT rate of 25% for all taxable income derived from trading or operating business in a current permanent establishment located in PRC. Also, all dividend paid by the PRC subsidiaries will be subject to the 10% withholding tax to the holding company.

VALUE ADDED TAX

Pursuant to the Provisional Regulation of China on Value Added Tax issued by the State Council in December 1993 and amended to take effect starting in January 2009, all entities and individuals that are engaged in the sale of goods, the provision of repairs and replacement services and the importation of goods in China are generally required to pay VAT at a rate of 17% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer. Further, when exporting goods, the exporter is entitled to a portion of or all the refund of VAT that it has already paid or borne.

The PRC subsidiaries of the Company are not required to pay China VAT because they do not currently engage in VAT taxable business. In case the PRC subsidiaries are operating VAT taxable business, the subsidiaries will require to file VAT tax returns, make accrue on VAT receivable and VAT payable and pay all outstanding VAT taxes when due.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of BVI with limited liability to take advantage of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services.  However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent.  In addition, BVI companies may not have standing to sue before the federal courts of the United States.

All of our current operations are conducted in China, and substantially all of our assets are located in China.  In addition, most of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States.  As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As stipulated in “Civil Procedure Law of the People’s Republic of China”: Aliens, stateless persons, foreign enterprises and organizations that bring suits or enter appearance in the people’s courts shall have the same litigation rights and obligations as citizens, legal persons and other organizations of PRC.  If the courts of a foreign country impose restrictions on the civil litigation rights of the citizens, legal persons and other organizations of PRC, the people’s courts of PRC shall follow the principle of reciprocity regarding the civil litigation rights of the citizens, enterprises and organizations of that foreign country.  To the best of our knowledge after due and reasonable researches and inquiries by our PRC legal counsel, U.S. investors may have standing to sue in the PRC and actions could be brought in the PRC based upon PRC laws.  Save the U.S. courts impose restrictions on the civil litigation rights of the citizens, legal persons and other organizations of PRC, U.S. investors shall have the same litigation rights and obligations as citizens, legal persons and other organizations of PRC.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law.  Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions.  If there are neither treaties nor reciprocity arrangements between China and a foreign jurisdiction where a judgment is rendered, according to the Chinese Civil Procedure Law, the recognition and enforcement of a foreign judgment in China may be resolved through diplomatic channels.  China does not have any treaties or other arrangements that provide for reciprocal recognition and enforcement of foreign judgments with the BVI or the United States.  As a result, it is generally difficult to recognize and enforce in China a judgment rendered by a court in either of these two jurisdictions.

The courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the United States federal or state courts against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, I no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI, and (f) there is due compliance with the correct procedures under the laws of the BVI.

PLAN OF DISTRIBUTION

No market currently exists for our shares. The price reflected in this prospectus of $0.05 per share is the initial offering price of shares upon the effectiveness of this prospectus. The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $0.05 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares are quoted on the OTC Bulletin Board, the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. In the event that any donee, pledgee, transferee or other successor-in-interest sells shares received from a person set forth on the “selling stockholders” table after the date of this prospectus, we will amend this prospectus by filing a post effective amendment  to include the names of such donee, pledgee, transferee or other successor-in-interest selling such shares. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions; and
•	a combination of any such methods of sale.

In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus.

The $0.05 per share offering price of the units being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founders, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

In offering the shares covered by this prospectus, the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any broker-dealers who execute sales for the selling stockholders will be deemed to be underwriters within the meaning of the Securities Act. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

Each selling stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

EXPENSES RELATED TO THIS OFFERING

The following table sets forth the costs and expenses payable by us in connection with the sale of ordinary shares being registered. All amounts, other than the SEC registration fee and FINRA filing fee, are estimates.

Amount to be Paid
SEC Registration Fee	$186.50
Printing Fees and Expenses	2,000
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	15,000
Transfer Agent and Registrar Fees	1,000
Miscellaneous	1,000

Total	$49,186.50

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by our legal counsel.

EXPERTS

The financial statements as of March 31, 2010 and March 31, 2009 and for the years then ended included in this prospectus and in the registration statement have been so included in reliance on the report of Albert Wong & Co., an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the company’s ability to continue as a going concern) appearing elsewhere herein and in the registration statement given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits and schedules, under the Securities Act, with respect to the securities we are offering by this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. Upon consummation of this offering, we will be subject to the information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form F-20, and other information with the SEC. We are a foreign private issuer and, as a result, we are not subject to certain of the requirements imposed upon U.S. domestic issuers by the SEC. For example, we are not required to issue quarterly reports or proxy statements.  Through the fiscal year ending March 31, 2010, we are allowed six months to file our annual report with the SEC and thereafter must file our annual report within four months of our fiscal year end.  We are not required to disclose certain detailed information regarding executive compensation that is required from U.S. domestic issuers. Further, our directors and executive officers are not required to report equity holdings under Section 16 of the Securities Act.  As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5.  Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer. Violations of these rules could affect our business, results of operations and financial condition. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
MARCH 31, 2010 AND 2009

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA., LL.B., C.P.A.(Practising).

To:  The board of directors and stockholders of
 China Equity Platform Holding Group Limited

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated and consolidated balance sheets of China Equity Platform Holding Group Limited and subsidiaries as of March 31, 2010 and 2009 and the related consolidated and consolidated statements of operation, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated and consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Equity Platform Holding Group Limited as of March 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated and consolidated financial statements have been prepared assuming that the Group will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Group has suffered accumulated losses from operations. In addition, the Group continues to experience negative cash flows from operations. These factors raise substantial doubt about the Group’s ability to continue as a going concern. The consolidated and consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since our previous report dated June 27, 2010, it was determined that the consolidated financial statements needed restatement to make corrections as described in note 17.

Hong Kong	Albert Wong & Co.
June 27, 2010	Certified Public Accountants
Except for note 17 which is dated May 18, 2010

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
AS AT MARCH 31, 2010 AND 2009
(Stated in US Dollars)

	Notes	2010	2009
		(Restated)	(Restated)
ASSETS
Current assets
Cash and cash equivalents	2	$312,896	$96,834
Trade receivables, net	4	-	2,264
Inventories	5	-	1,988
Advances to suppliers		-	880
Prepayment		81,452	95,761
Other receivables	6	11,558	77,471
Short-term investments	7	658,270	657,357
Travel advances to director		-	9,638

Total current assets		$1,064,176	$942,193
Property, plant and equipment, net	8	42,654	165,901
Intangibles, net	9	17,580	20,392

TOTAL ASSETS		$1,124,410	$1,128,486

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities
Turnover and other taxes		$495	$401
Customers deposits		18,080	4,222
Accrued liabilities		231,838	110,599
Other payables		-	143,294

Total current liabilities		$250,413	$258,516

TOTAL LIABILITIES		$250,413	$258,516

See accompanying notes to financial statements

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED BALANCE SHEETS (Continued)
AS AT MARCH 31, 2010 AND 2009
(Stated in US Dollars)

	2010	2009
	(Restated)	(Restated)
Commitments and contingencies	$-	$-

STOCKHOLDERS’ EQUITY
Common stock - $0.01 par value,
500,000,000 shares authorized;
110,875,000 and 100,000,000 shares
outstanding respectively	$1,108,750	$1,000,000
Additional paid-in capital	1,629,910	1,194,910
Uncontrolled interest	13,115	13,115
Statutory reserves	7,166	7,166
Accumulated losses	(1,797,390)	(1,274,563)
Accumulated other comprehensive income	(87,555)	(70,658)

	$873,997	$869,970

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$1,124,410	$1,128,486

See accompanying notes to financial statements

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATION AND CONSOLIDATED COMPREHENSIVE LOSS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

		2010	2009
	Note	(Restated)	(Restated)

Net revenues		$71,810	$1,482
Cost of net revenues		(64,342)	(6,678)

Gross profit/(loss)		$7,468	$(5,196)
Selling expenses		(76,579)	(199,168)
General and administrative expenses		(780,757)	(995,858)

Loss from operations		$(849,868)	$(1,200,222)
Dividend income		326,524	-
Other income		-	145
Interest income		517	456
Interest expenses		-	(697)

Loss from operation before income taxes		$(522,827)	$(1,200,318)

Income taxes	11	-	-

Net loss		$(522,827)	$(1,200,318)

Foreign currency translation adjustment		(16,896)	(25,951)

Comprehensive loss		$(539,723)	$(1,226,269)

Net loss per share:
Basic and diluted		$(0.0050)	$(0.0120)

Weighted average number of common stock:
Basic and diluted	10	103,645,274	100,000,000

See accompanying notes to financial statements

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

	Common stock
	No. of shares outstanding	Amount	Additional paid-in capital	Uncontrolled Interest	Statutory reserves	Accumulated losses	Accumulated other comprehensive Income/(loss)	Total
Balance,			(Restated)	(Restated)		(Restated)	(Restated)	(Restated)
April 1, 2008	100,000,000	$1,000,000	$(1,856,186)	$13,115	$7,166	$(74,245)	$(44,707)	$(967,972)
Net loss	-	-	-		-	(1,200,318)	-	(1,200,318)
Forfeited current account	-	-	3,051,097		-	-	-	3,051,097
Foreign currency
translation adjustment	-	-	-		-	-	(25,951)	(25,951)

Balance,
March 31, 2009	100,000,000	$1,000,000	$1,194,910	$13,115	$7,166	$(1,274,563)	$(70,658)	$869,970

Balance,
April 1, 2009	100,000,000	$1,000,000	$1,194,910	$13,115	$7,166	$(1,274,563)	$(70,658)	$869,970
Net loss	-	-	-		-	(522,827)	-	(522,827)
Issues of common stock	10,875,000	108,750	435,000		-	-	-	543,750
Foreign currency
translation adjustment	-	-	-		-	-	(16,896)	(16,896)

Balance,
March 31, 2010	110,875,000	$1,108,750	$1,629,910	$13,115	$7,166	$(1, 797,390)	$(87,554)	$873,997

See accompanying notes to financial statements

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

	2010	2009
Cash flows from operating activities	(Restated)
Net loss	$(522,827)	$(1,200,318)
Depreciation	38,880	56,948
Amortization	2,840	2,733
Written-off of Property	0	(86,680)
Adjustments to reconcile net loss to net cash
(used in)/provided by operating activities:
Inventories	1,990	1,170
Advances to suppliers	704	599
Prepayments	14,280	(93,944)
Other receivables	66,333	564,652
Travel advances to director	9,648	138,650
Amount due to shareholder	-	(2,495,202)
Turnover and other taxes	94	-
Customers deposits	13,848	(122,244)
Accrued liabilities	120,874	25,433
Other payables	(143,294)	(726,791)

Net cash used in operating activities	$(309,950)	$(3,848,314)

Cash flows from investing activities
Purchase of plant and equipment	$(75,638)	$(56,677)

Net cash used in investing activities	$(75,638)	$(56,677)

Cash flows from financing activities
Proceeds from issuance of common stock	$543,750	$-

Net cash provided by financing activities	$543,750	$-

See accompanying notes to financial statements

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

	2010	2009

Net increase/(decrease) in cash and cash equivalents	$158,162	$(3,904,991)

Effect of foreign currency translation on
cash and cash equivalents	57,900	2,992,164

Cash and cash equivalents–beginning of year	96,834	1,009,661

Cash and cash equivalents–end of year	$312,896	$96,834

Supplementary cash flow information:
Tax paid	-	-

Interest received	517	456

Interest paid	-	(697)

See accompanying notes to financial statements

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

1.  ORGANIZATION AND PRINCIPAL ACTIVITIES

China Equity Platform Holding Group Limited (the “Company”) was incorporated in the British Virgin Islands (“BVI”) on March 5, 2008, with limited liability.  ChinaE.com Technology (Shenzhen) Co., Ltd, ChinaE.com Investment Consultant (Shenzhen) Co., Ltd, ChinaE.com E-Commerce Co., Ltd and ChinaE.com Focus Advertising Co., Ltd were incorporated in People’s Republic of China (“PRC”). All of the above named companies are the subsidiaries of Uni Core Holdings Corporation (formerly known as Intermost Corporation), a listed company in U.S.A.

On February 19, 2008, a group of investors signed a joint venture agreement with Uni Core Holdings Corporation (formerly known as Intermost Corporation) to set-up a joint venture company, known as China Equity Platform Holding Group Limited (the “Company”).  After that, ChinaE.com Technology (Shenzhen) Co., Ltd, ChinaE.com Investment Consultant (Shenzhen) Co., Ltd, ChinaE.com E-Commerce Co., Ltd and ChinaE.com Focus Advertising Co., Ltd become the fellow subsidiaries of the Company and under the common control of Uni Core Holdings Corporation (formerly known as Intermost Corporation). China Equity Platform Holding Group Limited and all of its subsidiaries are consolidated as a group (the “Group”).

The Group is now providing both electronic online and direct physical contact financial service, and various business consulting services after the re-organization.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes.  The financial statements and notes are representations of management.  Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

(b)	Principles of consolidation

The consolidated financial statements include the accounts of China Equity Platform Holding Group Limited (the Company) and its three subsidiaries (of which one was inactive), one inactive associate company and one affiliated company, constituting the group. Significant inter-company transactions have been eliminated in consolidation. The consolidated financial statements include 100% of the assets and liabilities of these majority-owned subsidiaries, and the ownership interests of minority investors are recorded as uncontrolled interests.
.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(b)	Principles of consolidation (continued)

The Company’s subsidiaries and affiliated companies and their principal activities as of March 31, 2010 are summarized as follows:

Name	Place of incorporation of organization	Percentage of Equity Interest Attributable to the Company	Principal Activities
ChinaE.com Technology (Shenzhen) Co., Ltd (“CECTSL”)*	PRC	100%	Business equity and financial consulting services
ChinaE.com Investment Consultant (Shenzhen) Co., Ltd (“CECICSL”)*	PRC	100%	Inactive
ChinaE.com E-Commerce Co., Ltd (“CECITL”)**	PRC	100%	Business equity and financial consulting services
ChinaE.com Focus Advertising Co., Ltd (“IFACL”)**	PRC	90%	Inactive
Shenzhen International Hi-Tech Equity Exchange (“SIHTPREC”)***	PRC	15%	Equity trading platform

During the fiscal year of June 30, 2009, Uni Core Holdings Corporation (formerly known as Intermost Corporation), the holding company has transferred the subsidiary companies, CECITL, CECICSL, IFACL & CECTSL and investment in PRC private company SIHTPREC to the Company in exchange 60% of shareholdings in the Company. The operations of CECITL, CECICSL, IFACL & CECTSL are consolidated into the Company’s financial statements.

* CECTSL and CECICSL are wholly foreign owned enterprises established in the PRC to be operated until 2014 and 2026 respectively. They are subsidiaries of the Company and their operations are consolidated into the Company’s financial statements.

** IFACL and CECITL are equity joint ventures established in the PRC to be operated until 2019 and 2018 respectively. They are subsidiaries of the Company and their operations are consolidated into the Company’s financial statements.

***   SIHTPREC is an affiliated company and is accounted for under the cost method.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(c)	Basis of Presentation

The consolidated financial statements were prepared as if they were under the control of the Company on April 1, 2007. These statements are prepared for the presentation of investors only and do not purport to be indicative of the results that may be expected in the future.

(d)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(e)	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in United States of America. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(f)	Intangibles

Intangibles are stated at cost less accumulated amortisation.  Amortisation is provided over the respective useful lives, using the straight-line method.  Estimated useful lives of the intangibles are as follows:

Computer software	10 years

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g)	Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Leasehold improvements	20 years
Computer equipment	5 years
Office equipment	5 years
Furniture and fixtures	5 years
Motor vehicles	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(h)	Accounting for the impairment of long-lived assets

The Group periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review, pursuant to the guidelines established in ASC No. 350. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognised based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

During the reporting years, there was no impairment loss recorded.

(i)	Inventories

Inventories consist of finished goods only, and stated at the lower of cost or market value. Substantially all inventory costs are determined using the first-in-first out basis.

(j)	Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience.  Bad debts are written off as incurred.  During the reporting years, there were no bad debts.

(k)	Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired in a business combination. In accordance with ASC 350 “Intangible - Goodwill and Other” Formerly Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in the PRC and Hong Kong. The Company does not maintain any bank accounts in the United States of America.

	2010	2009

China Merchants Bank	$161,282	$48,664
Public Bank Ltd	151,614	48,170

	$312,896	$96,834

()	Revenue recognition

Revenue represents the invoiced value of goods sold or services recognized upon the delivery of goods or provision of services to customers. Revenue is recognized when all of the following criteria are met:

- Persuasive evidence of an arrangement exists;
- Delivery has occurred or services have been rendered;
- The seller’s price to the buyer is fixed or determinable, and
- Collection is reasonably assured.

Net revenue is recognized when customer takes delivery and acceptance of products or services, the price is fixed or determinable as stated on sales or services contract, and the collectability is reasonably assured.

Revenues from the provisions of both electronic online and direct physical contact financial services are recognized upon the services provided and invoices sent out to customers.

(m)	Leases

The Company did not have lease which met the criteria of capital lease. Leases which do not qualify as capital lease are classified as operating lease. Operating lease rental payment included in general and administrative expenses were $133,167 and $132,350 for the year ended March 31, 2010 and 2009 respectively.

(n)	Advertising

The Company expensed all advertising costs as incurred.  Advertising expenses included in general and administrative expenses were nil and $1,122 for the year ended March 31, 2010 and 2009 respectively.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o)	Transportation

All transportation expenses are expensed as incurred.  Transportation expenses included in general and administrative expenses were $5,251 and $7,813 for the year ended March 31, 2010 and 2009 respectively.

(p)	Research and development

All research and development costs are expensed as incurred. The research and development costs included in general and administrative expenses were nil and nil for the year ended March 31, 2010 and 2009 respectively.

(q)	Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses included in general and administrative expenses were $32,202 and $9,314 for the year ended March 31, 2010 and 2009 respectively.

(r)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

(s)	Stock-based compensation

ASC 718 “Compensation – Stock Compensation” codified SFAS No. 123 which prescribes accounting and reporting standards for all stock-based compensation plans award to employees including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities.  The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks of commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 “Equity – Based Payments to Non-Employees” which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods obtained or services received at the earlier of performance commitment date or performance completion date; or (b) the equity instruments issued at the time of issuance.

(t)	Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods obtained and/or services received at the earlier of performance commitment date or performance completion date; or based on the fair value of the equity instrument issued at the time of issuance.

(u)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v)	Foreign currency translation

The accompanying financial statements are presented in United States dollars, the reporting currency. The functional currency of the Company is the Renminbi (RMB). Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the consolidated financial statements were as follows:

	2010	2009
Year end RMB : USD exchange rate	6.8361	6.8456
Average yearly RMB : USD exchange rate	6.8383	6.8805

       The RMB is not freely convertible into foreign currency and all foreign exchange transactions     must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

(w)	Statutory reserves

Statutory reserves are referred to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(x)	Comprehensive income/loss

Comprehensive income/loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  The Company’s current component of other comprehensive income/loss is the foreign currency translation adjustment.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(y)	Recent accounting pronouncements

ASC 105, Generally Accepted Accounting Principles (“ASC 105”) (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162) reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board (“FASB”) into a single source of authoritative generally accepted accounting principles (“GAAP”) to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification (“ASC”) carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed “non-authoritative”. ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the guidance included in ASC 105 as of July 1, 2009. The implementation of this guidance changed the Company’s references to GAAP authoritative guidance but did not impact the Company’s financial position or results of operations.

ASC 855, Subsequent Events (“ASC 855”) (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company’s evaluation of its subsequent events. ASC 855 defines two types of subsequent events, “recognized” and “non-recognized”. Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The Company implemented the guidance included in ASC 855 as of July 1, 2009. The effect of implementing this guidance was not material to the Company’s financial position or results of operations.

In August 2009, the FASB issued ASC Update No. 2009-05, Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value (“ASC Update No. 2009-05”). This update amends ASC 820, Fair Value Measurements and Disclosures and provides further guidance on measuring the fair value of a liability. The guidance establishes the types of valuation techniques to be used to value a liability when a quoted market price in an active market for the identical liability is not available, such as the use of an identical or similar liability when traded as an asset. The guidance also further clarifies that a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are both Level 1 fair value measurements. If adjustments are required to be applied to the quoted price, it results in a level 2 or 3 fair value measurement. The guidance provided in the update is effective for the first reporting period (including interim periods) beginning after issuance. The effect of implementing of ASC Update No. 2009-05 was not material to the Company’s financial position or results of operations.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(z)	Recent accounting pronouncements (continued)

In September 2009, the FASB issued ASC Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (“ASC Update No. 2009-12”). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category. The amendments in this update are effective for interim and annual periods ending after December 15, 2009 with early application permitted. The effect of implementing of ASC Update No. 2009-12 was not material to the Company’s financial position or results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements. The Update would affect all entities that are required to make disclosures about recurring and nonrecurring fair value measurements. The Board concluded that users will benefit from improved disclosures in this Update and that the benefits of the increased transparency in financial reporting will outweigh the costs of complying with the new requirements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 30, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact this update will have on our financial statements.

In January 2010,  the Financial Accounting Standards Board (“FASB”) issued an accounting standard update to address implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification™, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction.  We are currently evaluating the impact this update will have on our financial statements.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

3.  CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments which potentially expose the Company to concentrations of credit risk, consists of cash and accounts receivable as of March 31, 2010 and 2009. The Company performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

As of March 31, 2010 and 2009, the Company’s bank deposits were all placed with banks in the PRC where there is currently no rule or regulation in place for obligatory insurance of bank accounts.

For the years ended March 31, 2010 and 2009, all of the Company’s sales were generated from the PRC.  In addition, all accounts receivable as of March 31, 2010 and 2009 also arose in the PRC.

The maximum amount of loss due to credit risk that the Company would incur if the counter parties to the financial instruments failed to perform is represented the carrying amount of each financial asset in the balance sheet.

Normally the Company does not obtain collateral from customers or debtors.

For the years ended March 31, 2010 and 2009, no customer is accounting for 10% or more of the Company’s revenue.

As at March 31, 2010 and 2009, no customer is accounting for 10% or more of the Company’s accounts receivable.

4.  TRADE RECEIVABLES
	2010	2009

Trade receivables	$-	$2,264

All of the above accounts receivable are due within one year of aging.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

5.  INVENTORIES, NET

Inventories, net comprise the followings:

	2010	2009

Low-valued consumables	$-	$1,988

	$-	$1,988

6.	OTHER RECEIVABLES

Other receivables are the receivables from unrelated parties which are unsecured, interest-free, and repayable on demand.

7.	SHORT-TERM INVESTMENTS

Short-term investments comprise the followings:

	2010	2009

At cost,	$640,825	$640,825
Foreign currency exchange
difference	17,445	16,532

	$658,270	$657,357

Short-term investments are carried as cost of investment on “Shenzhen International Hi-Tech Equity Exchange” of RMB4,500,000.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

8.  PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net comprise the followings:

	2010	2009
At cost	(Restated)
Building (*Note)	$	$167,451
Leasehold improvements	21,711	21,680
Computer equipment	65,938	78,853
Office equipment	11,270	10,136
Furniture and fixtures	40,663	40,607

	$139,582	$318,727
Less: accumulated depreciation	(96,928)	(152,826)

	$42,654	$165,901

Depreciation is included in the statement of income and comprehensive income as follows:

	2010	2009
Cost of sales	$-	$2,490
Selling expenses	12,375	9,634
General and administrative expenses	26,505	44,824

	$38,880	$56,948

*Note on Building:

On November 5, 1999, the Company acquired a property from Guangdong Sheng Pai Mai Ye Shi Wu Gong Si (Guangdong Auction House Corporation) at a consideration of RMB 1,143,300. On June 18, 2003, the property was disposed and re-sold to a third party at a consideration of RMB 940,000. However, as the company did not obtain the Certificate of Property Ownership from Guangdong Sheng Pai Mai Ye Shi Wu Gong Si, the sale transaction was not fully completed. This property is under collective property ownership law and needs certain additional filing and procedures to sub-divide the master lot into single lot and pay an un-determinate amount of land premium before it can pass a clean title to the next owner. The legal title of the property was still in the name of the Company while the occupancy and possession were already under the control of the third party through a sales transaction in 2003. However, the sale transaction was not fully completed because Certificate of Property Ownership for the property cannot be issued not until the sub-division of master lot and payment of land premium.

The reason for such situation lies in the fact that the property was built at the beginning stage of privatization of property, and the government did not introduce the concept of individual Certificate of Property Ownership and did not issue a single lot Certificate of Property Ownership for the sub-divided property owner.

The Company is now waiting for government documents to determine on the amount of land premium. Land premium must be paid to the government before the Company could obtain a single lot Certificate of Property Ownership for the property, and thus complete the sale transaction.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

9.  INTANGIBLES, NET

Intangible assets, net are as follows:

	2010	2009

Computer software, at cost	$27,588	$24,902
Additions	-	2,686
Less: accumulated amortization	(10,008)	(7,196)

	$17,580	$20,392

Amortization expense included in the general and administrative expenses for the year ended March 31, 2010 and 2009 were $2,812 and $2,733 respectively.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

10.  LOSS PER SHARE

The calculation of the basic and diluted loss per share attributable to the common stockholders is based on the following data:

	For the years ended March 31,
Loss:	2010	2009
	(Restated)
Loss for the purpose of basic and dilutive
loss per share	$(522,827)	$(1,200,318)

Number of shares:

Weighted average number of
common stock for the purpose of basic
and dilutive loss per share	103,645,274	100,000,000

11.  INCOME TAXES

The Company was incorporated in the British Virgin Islands (“BVI”) which is not subject to any domestic income tax for off-shore operations.  The group is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 25% for both 2010 and 2009.

The reconciliation of the PRC income tax rate to the effective income tax rate based on loss before income taxes stated in the statements of operations is as follows:

Deferred taxation consisted of:

	2010	2009
	(Restated)	(Restated)
Net operating loss for year ended March 31	$522,827	$1,200,318
Book to tax difference	(123,962)	(14,369)
Taxable loss for year ended March 31	398,865	1,185,949
Tax Rate	25%	25%
Deferred tax assets provision	99,716	296,487
Valuation allowance	(99,716)	(296,487)

Deferred tax assets, net	$-	$-

The Company has net operating loss carry forwards totaling $1,797,390 as of March 31, 2010, primarily relating to operations in the PRC. The permanent book to tax differences are 123,962 and 14,369 for the year ended March 31, 2010 and 2009.  A valuation allowance has been established for the full amount of the deferred tax benefits related to the taxable loss carried forwards and other deferred tax assets as management believes that their realization is uncertain. The amounts and expiration dates of operating loss and tax credit carry forwards for CIT tax purposes for 2005 was expired, and from 2006 onwards are listed as following:

Year	NOL Carryforwards	Tax Credit/Valuation Allowance	Expiration
2006	300,488	75,122	March 31, 2011
2007	533,227	133,306	March 31, 2012
2008	74,245	18,561	March 31, 2013
2009	1,185,949	296,487	March 31, 2014
2010	398,865	99,716	March 31, 2015

The Company did not have uncertainty tax positions or events leading to uncertainty tax position within the next 12 months. The Company’s 2007, 2008 and 2009 China Corporate Income Tax are subject to China State Administration of Taxation examination.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

12.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, trade accounts receivable, other receivables, accounts payable, and other payables, approximate their fair values because of the short maturity of these instruments and the availability of the market rates of interest.

13.	INTERCOMPANY LOANS

During the re-organization, intercompany loans derived from loans to or from the holding company Intermost Limited, ultimate holding company Uni Core Holdings Corporation (formerly known as “Intermost Corporation”) and other related companies are set-off.  The gain from intercompany debt extinguishment $3,051,097 for the year ended March 31, 2009 are treated as capital transactions in accordance with ASC 850 Related Party Disclosures.

14.	GOING CONCERN

In the accompanying financial statements, the Group incurred net loss of $522,827and comprehensive loss of $539,723 for the year ended March 31, 2010 and has an accumulated loss of $1,797,390 as of March 31, 2010.  The Group also continues to experience negative cash flows from operations.  The Group will be required to raise additional capital to fund its operations, and will continue to attempt to raise capital resources until such time as the Group is able to generate revenues sufficient to maintain itself as a viable entity.  These factors have raised substantial doubt about the Group’s ability to continue as a going concern.  There can be no assurances that the Group will be able to raise additional capital or achieve profitability. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

15.	SHARE CAPITAL

On July 30, 2009, the Company issued 600,000 common shares to exchange for legal counsel services.
On December 2, 2009, the Company issued 9,500,000 common shares at US$0.05 per share for US$475,000.
On December 31, 2009, the Company issued 475,000 common shares for fund raising activities.
On March 31, 2010, the Company issued 300,000 common shares to 29 employees.
On April 12, 2010, the Company issued 1,440,000 common shares to three directors of the Company for 24 months services remuneration.

16.	SUBSEQUENT EVENTS
Management has reviewed subsequent events through the date of filing the Prospectus on Form F-1 that includes these consolidated financial statements with the US Securities and Exchange Commission. There were no material subsequent events since June 27, 2010 (audit completion date) that would require recognition or note disclosure in these financial statements.

17. RESTATEMENT

The Company restated the fixed assets to correct an estimation error where a property should be written-off. After the restatement, the property, plant and equipment, net was changed from $129,362 to $42,654 which is decreased by $86,708. The related change was an additional general & administration expense of $86,680 and a $28 foreign exchange loss, the total adjustment was $86,708.

The Company restated the goodwill from 3,447,552 and 3,442,768 at December 31, 2010 and 2009 to $0 in according to ASC 805-50 which provide guidance on related parties equity exchange and transactions.

The minority interest was also reclassified to equity in accordance with ASC 810-10-45-16.

These changes will affect the asset accounts, shareholders’ equity, statement of operation, statements of shareholders equity and cash flow. The detail restatement transactions are listed as below:

ITEMS:

ASSETS AND SHAREHOLDERS’ EQUITY AS ON MARCH 31, 2010	ORIGINAL	RESTATED
Property, plant and equipment, net	129,362	42,654
Goodwill	3,447,552	0

TOTAL ASSETS	$4,658,670	$1,124,410

Minority Interest	13,115	0

STOCKHOLDERS’ EQUITY
Additional paid-in capital	4,986,097	1,629,910
Uncontrolled interest	0	13,115

Accumulated losses	(1,710,710)	(1,797,390)
Accumulated other comprehensive income	3,839	(87,554)

	$4,408,257	$873,997

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$4,658,670	$1,124,410

     The Property, plant & equipment, net was decreased by $86,708 and the Goodwill was decreased by $3,447,552. The total assets were reduced by $3,534,260. These changes were represented by the reduction of additional paid in capital by $3,356,187, increased of $86,680 in accumulated loss, increased of $91,393 in accumulated other comprehensive loss. Minority interest $13,115 was integrated into the shareholders’ equity as uncontrolled interest. The total shareholders’ equity was reduced by $3,534,260, total liabilities and stockholders’ equity reduced by the same amount owing to no changes in total liabilities.

ASSETS AND SHAREHOLDERS’ EQUITY AS ON MARCH 31, 2009	ORIGINAL	RESTATED

Goodwill	3,442,768	0

TOTAL ASSETS	$4,571,254	$1,128,486

Minority Interest	13,115	0

STOCKHOLDERS’ EQUITY
Additional paid-in capital	4,551,097	1,194,910
Uncontrolled interest	0	13,115

Accumulated other comprehensive income	15,923	(70,658)

	$4,312,738	$869,970

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$4,571,254	$1,1284,486

     The Goodwill was decreased by $3,442,768. The total assets were reduced by $3,442,768. These changes were represented by the reduction of additional paid in capital by $3,356,187, increased of $86,581 in accumulated other comprehensive loss. Minority interest $13,115 was integrated into the shareholders’ equity as uncontrolled interest. The total shareholders’ equity was reduced by $3,442,768, total liabilities and stockholders’ equity reduced by the same amount owing to no changes in total liabilities.

STATEMENT OF OPERATION AT MARCH 31, 2010	ORIGINAL	RESTATED

General and administrative expenses	(694,077)	(780,757)

Loss from operates	$(763,188)	$(849,868)

Loss from operation before income taxes	$(436,147)	$(522,827)

Net loss	$(436,147)	$(522,827)

Foreign currency translation adjustment	(12,084)	(16,896)

Comprehensive loss	$(448,231)	$(539,723)

Net loss per share:
Basic and diluted	$(0.0042)	$(0.0050)

     The general and administrative expenses increased by $86,680 which was derived from the written-off of property. The Loss from operates, Loss from operation before income taxes, and Net Loss are decreased by $86,680. The foreign currency translation loss was increased by $4,812 which made the comprehensive loss increased by $91,492. The Net loss per share also increase from $0.0042 to $0.005. There are no additional changes in other statement of operation items.

STATEMENT OF OPERATION AT MARCH 31, 2009	ORIGINAL	RESTATED

Foreign currency translation adjustment	63,630	(25,951)

Comprehensive loss	$(1,139,688)	$(1,226,269)

     The decrease of foreign currency translation gain adjustment by $89,581 will have the same effect to increase comprehensive loss by $89,581. There are no changes in other statement of operation items.

STATEMENT OF CASH FLOW AS AT MARCH 31, 2010	ORIGINAL	RESTATED
Cash flows from operating activities
Net loss	$(436,147)	$(522,827)

Written-off of Property	0	(86,680)

Net cash used in operating activities	$(309,950)	$(309,950)

     The net loss increased by $86,680 was represented by the non-cash item property written-off at $86,680 and therefore there are no changes in net cash used in operating activities and other cash flow items.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED
SEPTEMBER 30, 2010 AND MARCH 31, 2010

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
AS AT SEPTEMBER 30, 2010 AND MARCH 31, 2010
(Stated in US Dollars)
	Notes	September 30, 2010 (Unaudited)	Restated March 31, 2010 (Audited)
ASSETS
Current assets
Cash and cash equivalents		$897,204	$312,896
Short term investments	5	671,835	658,270
Prepayments		39,393	81,452
Other receivables	4	24,273	11,558

Total current assets		$1,632,705	$1,064,176

Property, plant and equipment, net	6	27,696	42,654
Intangible, assets net	7	44,859	17,580

TOTAL ASSETS		$1,705,260	$1,124,410

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities
Turnover and other taxes		406	495
Customer deposits		18,665	18,080
Accrued liabilities		203,738	231,838

Total current liabilities		$222,809	$250,413
TOTAL LIABILITIES		$222,809	$250,413

See accompanying notes to consolidated financial statements

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED BALANCE SHEETS (Continued)
AS AT SEPTEMBER 30, 2010 AND MARCH 31, 2010
(Stated in US Dollars)

	September 30, 2010 (Unaudited)	Restated March 31, 2010 (Audited)

Commitments and contingencies	$-	$-

STOCKHOLDERS’ EQUITY
Common stock - $0.01 par value,
500,000,000 shares authorized;
123,150,000 and 110,875,000 shares
outstanding respectively	$1,123,150	$1,108,750
Additional paid-in capital	1,687,511	1,629,911
Uncontrolled interest	13,115	13,115
Statutory reserves	7,166	7,166
Accumulated losses	(1,288,581)	(1,797,390)
Accumulated other comprehensive -income	(59,910)	(87,555)

	$1,482,451	$873,997

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$1,705,260	$1,124,410

See accompanying notes to consolidated financial statements

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

	Notes	Six months ended September 30
		2010	2009

Net revenues		$1,181,499	$6,798
Cost of net revenues		(566,091)	(72,230)

Gross profit/(loss)		$615,408	$(65,432)

Selling expenses		(25,605)	(48,867)
General and administrative expenses		(507,686)	(241,713)

Income/(loss) from operations		$82,118	$(356,012)
Dividend income		426,130	-
Interest income		562	237
Other income		-	118

Income from operation before income tax		$508,809	$(355,657)

Income tax expense	9	-	-

Net income		$508,809	$(355,657)

Foreign currency translation adjustment		$27,645	$(25,952)

Comprehensive income		$536,454	$(381,609)

Earnings per share
Basic and diluted		0.0045	(0.0035)

Weighted average number of common stock
Basic and diluted	13	112,315,000	100,600,000

See accompanying notes to consolidated financial statements

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

		Three months ended September 30,
		2010	2009
	Notes

Net revenues		$1,822	$3,874
Cost of net revenues		(23,570)	(36,627)

Gross profit		$(21,748)	$(32,753)

Selling expenses		(10,868)	(22,898)
General and administrative expenses		(169,418)	(133,702)

Loss from operations		$(202,034)	$(189,353)
Dividend income		469,411	-
Interest income		393	82
Other income		-	118

Income/loss before income tax		$267,770	$(189,153)

Income taxes		-	-

Net income		$267,770	$(189,153)

Comprehensive income/loss		$267,770	$(189,153)

Earnings per share
Basic and diluted		0.0024	$(0.0019)

Weighted average number of common stock:
Basic and diluted	13	112,315,000	100,600,000

See accompanying notes to consolidated financial statements

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED MARCH 31, 2010 AND SIX MONTHS ENDED SEPTEMBER 30, 2010
(Stated in US Dollars)

							Accumulated
	Common stock		Additional				other
	No. of shares		paid-in capital	Uncontrolled Interest	Statutory	Accumulated losses	comprehensive loss	Total
	outstanding	Amount	(Restated)	(Restated)	reserves	(Restated)	(Restated)	(Restated)

Balance,
April 1, 2009	100,000,000	$1,000,000	$1,194,911	$13,115	$7,166	$(1,274,563)	$(70,658)	$869,970
Net loss	-	-	-		-	(522,827)	-	(522,827)
Issues of common stock	10,875,000	108,750	435,000		-	-	-	543,750
Foreign currency
translation adjustment	-	-	-		-	-	(16,897)	(16,897)

Balance,
March 31, 2010	110,875,000	$1,108,750	$1,629,911	$13,115	$7,166	$(1,797,390)	$(87,555)	$873,997

Balance,
April 1, 2009	110,875,000	$1,108,750	$1,629,911	$13,115	$7,166	$(1,797,390)	$(87,555)	$873,997
Net income	-	-	-		-	508,809	-	508,809
Issues of common stock	1,440,000	14,400	57,600		-	-	-	72,000
Foreign currency
translation adjustment	-	-	-		-	-	27,645	27,645

Balance,
September 30, 2010	112,315,000	$1,123,150	$1,687,511	$13,115	$7,166	$(1,288,581)	$(59,910)	$1,482,451

See accompanying notes to consolidated financial statements

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars) (Unaudited)

	Six months ended September 30
	2010	2009
Cash flows from operating activities
Net Profit/(loss)	$508,809	$(355,657)
Depreciation	15,823	19,574
Amortization	2,896	1,419
Impairment on disposal of investments	1,501

Adjustments to reconcile net income cash
(used in)/provided by operating activities:
Inventories
Advances to suppliers	-	281
Prepayments	19,442	19,777
Other receivables	11,323	257,839
Turnover and other00 taxes	(98)	181
Customers deposits	209	20,642
Accrued liabilities	(26,667)	(958,787)
Other payables	(5,689)	(303,386)

Net cash from(used in) operating activities	$527,549	$(1,298,117)

Cash flows from investing activities
Purchase of plant and equipment	(31,409)	(37,025	) -
Purchase of intangibles assets	$(30,175)	$-

Net cash used in investing activities	$(61,584)	$(37,025)

Cash flows from financing activities
Proceeds from issuance of common stock	$72,000	$30,000

Net cash from financing activities	$72,000	$30,000

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

	Six months ended September 30
	2010	2009
Net change in cash and cash equivalents
Net in cash and cash equivalents sourced/(used)	$537,965	$(1,305,142)

Effect of foreign currency translation on
cash and cash equivalents	46,343	344,323

Cash and cash equivalents at beginning of period	312,896	1,009,661

Cash and cash equivalents at end of period	$897,204	$48,842

	Six months ended September 30
	2010	2009
Supplementary cash flow information:
Interest received	$562	$237

See accompanying notes to consolidated financial statements

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

China Equity Platform Holding Group Limited (the “Company”) was incorporated in the British Virgin Islands (“BVI”) on March 5, 2008, with limited liability.  ChinaE.com Technology (Shenzhen) Co., Ltd, ChinaE.com Investment Consultant (Shenzhen) Co., Ltd, ChinaE.com E-Commerce Co., Ltd and ChinaE.com Focus Advertising Co., Ltd were incorporated in People’s Republic of China (“PRC”). All of the above named companies are the subsidiaries of Uni Core Holdings Corporation (formerly known as Intermost Corporation), a listed company in U.S.A.

On February 19, 2008, a group of investors signed a joint venture agreement with Uni Core Holdings Corporation (formerly known as Intermost Corporation) to set-up a joint venture company, known as China Equity Platform Holding Group Limited (the “Company”).  After that, ChinaE.com Technology (Shenzhen) Co., Ltd, ChinaE.com Investment Consultant (Shenzhen) Co., Ltd, ChinaE.com E-Commerce Co., Ltd and ChinaE.com Focus Advertising Co., Ltd become the fellow subsidiaries of the Company and under the common control of Uni Core Holdings Corporation (formerly known as Intermost Corporation). China Equity Platform Holding Group Limited and all of its subsidiaries are consolidated as a group (the “Group”).

 The Group is now providing both electronic online and direct physical contact financial service, and various business consulting services after the re-organization .

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes.  The financial statements and notes are representations of management.  Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements

(b)	Principles of Consolidation

The consolidated financial statements include the accounts of China Equity Platform Holding Group Limited (the Company) and its three subsidiaries (of which one was inactive), one inactive associate company and one affiliated company, constituting the group. Significant inter-company transactions have been eliminated in consolidation. The consolidated financial statements include 100% of the assets and liabilities of these majority-owned subsidiaries, and the ownership interests of minority investors are recorded as minority interests.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b)	Principles of consolidation(continued)

The Company’s subsidiaries and affiliated companies and their principal activities as of September 30, 2010 are summarized as follows:

Name	Place of incorporation of organization	Percentage of Equity Interest Attributable to the Company	Principal Activities
ChinaE.com Technology (Shenzhen) Co., Ltd (“CECTSL”)*	PRC	100%	Business equity and financial consulting services
ChinaE.com Investment Consultant (Shenzhen) Co., Ltd (“CECICSL”)**	PRC	100%	Inactive
ChinaE.com E-Commerce Co., Ltd (“CECITL”)*	PRC	100%	Business equity and financial consulting services
ChinaE.com Focus Advertising Co., Ltd (“IFACL”)**	PRC	90%	Inactive
Shenzhen International Hi-Tech Property Rights Exchange Center (“SIHTPREC”)***	PRC	15%	Equity trading platform

During the fiscal year of June 30, 2009, Uni Core Holdings Corporation (formerly known as Intermost Corporation), the holding company has transferred the subsidiary companies, CECITL, CECICSL, IFACL & CECTSL and investment in PRC private company SIHTPREC to the Company in exchange 60% of shareholdings in the Company. The operations of CECITL, CECICSL, IFACL & CECTSL are consolidated into the Company’s financial statements.

*CECTSL and CECICSL are wholly foreign owned enterprises established in the PRC to be operated until 2014 and 2026 respectively. They are subsidiaries of the Company and their operations are consolidated into the Company’s financial statements.

** IFACL and CECITL are equity joint ventures established in the PRC to be operated until 2019 and 2018 respectively. They are subsidiaries of the Company and their operations are consolidated into the Company’s financial statements.

***SIHTPREC is an affiliated company and is accounted for under the cost method.

(c)	Basis of Presentation
The consolidated financial statements were prepared as if they were under the control of the Company on April 1, 2007. These statements are prepared for the presentation of investors only and do not purport to be indicative of the results that may be expected in the future.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(e)	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in United States of America. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(f)	Intangibles

Intangibles are stated at cost less accumulated amortisation.  Amortisation is provided over the respective useful lives, using the straight-line method.  Estimated useful lives of the intangibles are as follows:

Computer software	10 years

(g)	Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Leasehold improvements	20 years
Computer equipment	5 years
Office equipment	5 years
Furniture and fixtures	5 years
Motor vehicles	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)	Accounting for the impairment of long-lived assets

The Group periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review, pursuant to the guidelines established in ASC No. 350. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognised based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

During the reporting years, there was no impairment loss recorded.

(i)	Inventories

Inventories consist of finished goods only, and stated at the lower of cost or market value. Substantially all inventory costs are determined using the first-in-first out basis.

(j)	Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. Bad debts are written off as incurred.  During the reporting years, there were no bad debts.

(k)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in the PRC and Hong Kong. The Company does not maintain any bank accounts in the United States of America.

	September 30, 2010	March 31, 2010

China Merchants Bank	651,189	161,282
Public Bank Ltd	$246,015	$151,614

	$897,204	$312,896

(l)	Revenue recognition

Revenue represents the invoiced value of goods sold or services recognized upon the delivery of goods or provision of services to customers. Revenue is recognized when all of the following criteria are met:

-     Persuasive evidence of an arrangement exists;

Delivery has occurred or services have been rendered;

The seller’s price to the buyer is fixed or determinable, and

-     Collection is reasonably assured.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l)  Revenue recognition (Continued)

Net revenue is recognized when customer takes delivery and acceptance of products or services, the price is fixed or determinable as stated on sales or services contract, and the collectability is reasonably assured.

Revenues from the provisions of both electronic online and direct physical contact financial services are recognized upon the services provided and invoices sent out to customers.

(m)	Leases

The Company did not have lease which met the criteria of capital lease. Leases which do not qualify as capital lease are classified as operating lease. Operating lease rental payment included in general and administrative expenses were $66,482 and $64,518 for the six months ended September 30, 2010 and 2009 respectively

(n)	Advertising

The Company expensed all advertising costs as incurred.  Advertising expenses included in general and administrative expenses were nil and nil for the six months ended September 30, 2010 and 2009 respectively.

(o)	Transportation

All transportation expenses are expensed as incurred.  Transportation expenses included in general and administrative expenses were $5,152 and $2,557 for the six months ended September 30, 2010 and 2009 respectively.

(p)	Research and development

All research and development costs are expensed as incurred. The research and development costs included in general and administrative expenses were $65,435l and nil for the six months ended September 30, 2010 and 2009 respectively.

(q)	Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses included in general and administrative expenses were $13,489 and $17,834 for the six months ended September 30, 2010 and 2009 respectively.

(r)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(s)	Foreign currency translation

The accompanying financial statements are presented in United States dollars, the reporting currency. The functional currency of the Company is the Renminbi (RMB). Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the consolidated financial statements were as follows:

	September 30, 2010	March 31, 2010	September 30, 2009
Twelve months ended
RMB : USD exchange rate	-	6.8316	-
Six months ended
RMB : USD exchange rate	6.6908	-	6.8376
Average six months ended
RMB : USD exchange rate	6.8060	-	6.8405

The RMB is not freely convertible into foreign currency and all foreign exchange transactions     must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

(t)	Statutory reserves

Statutory reserves are referred to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(u)	Comprehensive income/loss

Comprehensive income/loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  The Company’s current component of other comprehensive income/loss is the foreign currency translation adjustment.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v)	Recent accounting pronouncements

ASC 105, Generally Accepted Accounting Principles (“ASC 105”) (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162) reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board (“FASB”) into a single source of authoritative generally accepted accounting principles (“GAAP”) to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification (“ASC”) carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed “non-authoritative”. ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the guidance included in ASC 105 as of July 1, 2009. The implementation of this guidance changed the Company’s references to GAAP authoritative guidance but did not impact the Company’s financial position or results of operations.

ASC 855, Subsequent Events (“ASC 855”) (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company’s evaluation of its subsequent events. ASC 855 defines two types of subsequent events, “recognized” and “non-recognized”. Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The Company implemented the guidance included in ASC 855 as of July 1, 2009. The effect of implementing this guidance was not material to the Company’s financial position or results of operations.

In August 2009, the FASB issued ASC Update No. 2009-05, Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value (“ASC Update No. 2009-05”). This update amends ASC 820, Fair Value Measurements and Disclosures and provides further guidance on measuring the fair value of a liability. The guidance establishes the types of valuation techniques to be used to value a liability when a quoted market price in an active market for the identical liability is not available, such as the use of an identical or similar liability when traded as an asset. The guidance also further clarifies that a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are both Level 1 fair value measurements. If adjustments are required to be applied to the quoted price, it results in a level 2 or 3 fair value measurement. The guidance provided in the update is effective for the first reporting period (including interim periods) beginning after issuance. The effect of implementing of ASC Update No. 2009-05 was not material to the Company’s financial position or results of operations

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v)  Recent accounting pronouncements (Continued)

In September 2009, the FASB issued ASC Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (“ASC Update No. 2009-12”). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category. The amendments in this update are effective for interim and annual periods ending after December 15, 2009 with early application permitted. The effect of implementing of ASC Update No. 2009-12 was not material to the Company’s financial position or results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements. The Update would affect all entities that are required to make disclosures about recurring and nonrecurring fair value measurements. The Board concluded that users will benefit from improved disclosures in this Update and that the benefits of the increased transparency in financial reporting will outweigh the costs of complying with the new requirements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 30, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact this update will have on our financial statements.

In January 2010,  the Financial Accounting Standards Board (“FASB”) issued an accounting standard update to address implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification™, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction.  We are currently evaluating the impact this update will have on our financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v) Recent accounting pronouncements (Continued)

ASC 855, Subsequent Events (“ASC 855”) (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company’s evaluation of its subsequent events. ASC 855 defines two types of subsequent events, “recognized” and “non-recognized”. Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The Company implemented the guidance included in ASC 855 as of July 1, 2009. The effect of implementing this guidance was not material to the Company’s financial position or results of operations.

In August 2009, the FASB issued ASC Update No. 2009-05, Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value (“ASC Update No. 2009-05”). This update amends ASC 820, Fair Value Measurements and Disclosures and provides further guidance on measuring the fair value of a liability. The guidance establishes the types of valuation techniques to be used to value a liability when a quoted market price in an active market for the identical liability is not available, such as the use of an identical or similar liability when traded as an asset. The guidance also further clarifies that a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are both Level 1 fair value measurements. If adjustments are required to be applied to the quoted price, it results in a level 2 or 3 fair value measurement. The guidance provided in the update is effective for the first reporting period (including interim periods) beginning after issuance. The effect of implementing of ASC Update No. 2009-05 was not material to the Company’s financial position or results of operations.

In September 2009, the FASB issued ASC Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (“ASC Update No. 2009-12”). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category. The amendments in this update are effective for interim and annual periods ending after December 15, 2009 with early application permitted. The effect of implementing of ASC Update No. 2009-12 was not material to the Company’s financial position or results of operations.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v) Recent accounting pronouncements (Continued)

In January 2010, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements. The Update would affect all entities that are required to make disclosures about recurring and nonrecurring fair value measurements. The Board concluded that users will benefit from improved disclosures in this Update and that the benefits of the increased transparency in financial reporting will outweigh the costs of complying with the new requirements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 30, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact this update will have on our financial statements.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update to address implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification™, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. The adoption of this update did not have any material impact on the Company’s financial statements.

ASC Update (“ASU”) No. 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash. This update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend. This ASU codified the consensus reached in EITF Issue No. 09-E “Accounting for Stock Dividends, Including Distributions to Shareholders with Components of Stock and Cash”. ASU 2010-01 is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this update did not have any material impact on the Company’s financial statements.

ASC Update (“ASU”) No. 2010-02, Consolidation (Topics 810) – Accounting and Reporting for Decreases in Ownership of a Subsidiary - A Scope Clarification.  This update provides guidance for non-controlling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction.  The adoption of this update did not have any material impact on the Company’s financial statements.

ASC Update (“ASU”) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This update requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting. Specifically, ASU 2010-06 amends Codification Subtopic 820-10 to now require:

•A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and

•In the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements.

In addition, ASU 2010-06 clarifies the requirements of the following existing disclosures:

•For purposes of reporting fair value measurement for each class of assets and liabilities, a reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities; and

•A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early application is permitted.

ASC Update (“ASU”) No. 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. This update is to remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. The FASB also clarified that if the financial statements have been revised, then an entity that is not an SEC filer should disclose both the date that the financial statements were issued or available to be issued and the date the revised financial statements were issued or available to be issued. The FASB believes these amendments remove potential conflicts with the SEC’s literature.

In addition, the amendments in the ASU requires an entity that is a conduit bond obligor for conduit debt securities that are traded in a public market to evaluate subsequent events through the date of issuance of its financial statements and must disclose such date. All of the amendments in the ASU were effective upon issuance (February 24, 2010) except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.

ASC Update (“ASU”) No. 2010-10, Consolidation (Topic 810): Amendments for Certain Investment Funds. This update is to defer the effective date of certain amendments to the consolidation requirements of FASB Accounting Standards CodificationTM (Codification) Topic 810, Consolidation, resulting from the issuance of FASB Accounting Standard No. 167, Amendments to FASB Interpretation 46(R). Specifically, the amendments to the consolidation requirements of Topic 810 resulting from the issuance of Statement 167 are deferred for a reporting entity’s interest in an entity:

•That has all the attributes of an investment company; or

    •For which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies.

The ASU does not defer the disclosure requirements in the Statement 167 amendments to Topic 810. The amendments in this ASU are effective as of the beginning of a reporting entity's first annual period that begins after November 15, 2009, and for interim for interim periods within that first annual reporting period. Early application is not permitted.

ASC Update (“ASU”) No. 2010-13, Compensation – Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. This update is to codify the consensus reached in EITF Issue No. 09-J, “Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades.” The amendments to the Codification clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity shares trades should not be considered to contain a condition that is not a market, performance, or services condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The adoption of this update did not have any material impact on the Company’s financial statements.

ASC Update (“ASU”) No. 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules. This update amends various SEC paragraphs in the FASB Accounting Standards Codification pursuant to SEC Final Rule, “Technical Amendments to Rules Forms, Schedules and Codification of Financial Reporting Policies”. The adoption of this update did not have any material impact on the Company’s financial statements.

ASC Update (“ASU”) No. 2010-22, Accounting for Various Topics. This update amends various SEC paragraphs in the FASB Accounting Standards Codification based on external comments received and the issuance of Staff Accounting Bulletin (SAB) No. 112 which amends or rescinds portion of certain SAB topics. SAB 112 was issued to bring existing SEC guidance into conformity with ASC 805 “Business Combination” and ASC 810 “Consolidation”. The adoption of this update did not have any material impact on the Company’s financial statements.

ASC Update (“ASU”) No. 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. This update reflects the decision reached in EITF Issue No. 10-G. The amendments in this ASU affect any public entity as defined by Topic 805, Business Combinations, that enters into business combinations that are material on an individual or aggregate basis. The amendments in this ASU specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER E 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

3.	CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments which potentially expose the Company to concentrations of credit risk, consists of cash and accounts receivable as of September 30, 2010 and 2009. The Company performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

As of September 30, 2010 and March 31, 2010, the Company’s bank deposits were all placed with banks in the PRC and Hong Kong where there is currently no rule or regulation in place for obligatory insurance of bank accounts.

For the six months ended September 30, 2010 and 2009, all of the Company’s sales were generated from the PRC and Macau.  In addition, all accounts receivable as of September 30, 2010 and 2009 also arose in the PRC

The maximum amount of loss due to credit risk that the Company would incur if the counter parties to the financial instruments failed to perform is represented the carrying amount of each financial asset in the balance sheet.

Normally the Company does not obtain collateral from customers or debtors.

Details of the customers accounting for 10% or more of the Company’s revenue are as follows:

	For the six months ended September 30
	2010	2009
Customer A	$300,000	$-
Customer B	$875,000	$-

For the six months ended September 30, 2010 and 2009, no customer is accounting for 10% or more of the Company’s accounts receivable.

4.	OTHER RECEIVABLES

Other receivables are the receivables from unrelated parties which are unsecured, interest-free, and repayable on demand.

5.	SHORT-TERM INVESTMENTS

Short-term investments comprise the followings:

	September 30,2010	March 31,2010

Cost	$640,825	$640,825
Foreign currency exchange
difference	31,010	17,445

	$671,835	$658,270

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

5.	SHORT-TERM INVESTMENTS(Continued)

Short-term investments are carried as cost of investment on “Shenzhen International Hi-Tech Property Rights Exchange Center” of RMB4,500,000.

6.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net comprise the followings:

	September 30,2010	March 31,2010
At cost
Building (*Note)	-	-
Leasehold improvements	22,158	21,711
Computer equipment	67,297	65,938
Office equipment	12,174	11,270
Furniture and fixtures	41,501	40,663
Less: written off	(9,683)	-

	$133,447	$139,582
Less: accumulated depreciation	(105,751)	(96,928)

	$27,696	$42,654

Depreciation is included in the statement of income and comprehensive income as follows:

	For the six months ended September 30
	2010	2009
Cost of sales	$-	$-
Selling expenses	4,546	5,094
General and administrative expenses	11,277	14,480

	$15,823	19,574

*Note on Building:

On November 5, 1999, the Company acquired a property from Guangdong Sheng Pai Mai Ye Shi Wu Gong Si (Guangdong Auction House Corporation) at a consideration of RMB 1,143,300. On June 18, 2003, the property was disposed and re-sold to a third party at a consideration of RMB 940,000. However, as the company did not obtain the Certificate of Property Ownership from Guangdong Sheng Pai Mai Ye Shi Wu Gong Si, the sale transaction was not fully completed. The legal title of the property was still in the name of the Company while the occupation and possession were already under the control of the third party.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Stated in US Dollars)(Unaudited)

7.	INTANGIBLES, NET

Intangible assets, net are as follows:

	September 30,2010	March 31,2010

Computer software, at cost	$27,588	$27,588
Additions	30,175	-
Less: accumulated amortization	(12,904)	(10,008)

	$44,859	$17,580

Amortization expense included in the general and administrative expenses for the six months ended September 30, 2010 and 2009 were $2,896 and $1,419 respectively.

8.	INCOME/LOSS PER SHARE

The calculation of the basic and diluted income and loss per share attributable to the common stockholders is based on the following data:

	For the six months ended September 30,
Income /Loss:	2010	2009

Income/Loss for the purpose of basic and dilutive
Income/loss per share	$508,809	$(355,657)

Number of shares:

Weighted average number of
common stock for the purpose of basic
and dilutive income/loss per share	112,315,000	100,600,000

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

9.	INCOME TAXS

The Company was incorporated in the British Virgin Islands (“BVI”) which is not subject to any domestic income tax for off-shore operations.  The group is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 25% for the six months ended September 30, 2010 and 2009.

The reconciliation of the PRC income tax rate to the effective income tax rate based on loss before income taxes stated in the statements of operations is as follows:

Deferred taxation consisted of:

	For the six months ended September 30,
	2010	2009

Net operating income carry forwards	$508,809	$(355,657)
Valuation allowance	(508,809)	(355,657)

Deferred tax assets, net	-	-

The Company has net operating loss carry forwards totaling $1,797,390 as of March 31, 2010, primarily relating to operations in the PRC. The permanent book to tax differences are 123,962 and 14,369 for the year ended March 31, 2010 and 2009.  A valuation allowance has been established for the full amount of the deferred tax benefits related to the taxable loss carried forwards and other deferred tax assets as management believes that their realization is uncertain. The amounts and expiration dates of operating loss and tax credit carry forwards for CIT tax purposes for 2005 was expired, and from 2006 onwards are listed as following:

Year	NOL Carryforwards	Tax Credit/Valuation Allowance	Expiration
2006	300,488	75,122	March 31, 2011
2007	533,227	133,306	March 31, 2012
2008	74,245	18,561	March 31, 2013
2009	1,185,949	296,487	March 31, 2014
2010	398,865	99,716	March 31, 2015

The Company did not have uncertainty tax positions or events leading to uncertainty tax position within the next 12 months. The Company’s 2007, 2008 and 2009 China Corporate Income Tax are subject to China State Administration of Taxation examination.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Stated in US Dollars)(Unaudited)

10.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, trade accounts receivable, other receivables, accounts payable, and other payables, approximate their fair values because of the short maturity of these instruments and the availability of the market rates of interest.

11. INTERCOMPANY LOANS

During the re-organization, intercompany loans derived from loans to or from the holding company Intermost Limited, ultimate holding company Uni Core Holdings Corporation (formerly known as “Intermost Corporation”) and other related companies are set-off. The gain from intercompany debt extinguishment $3,051,097 for the year ended March 31, 2009 are treated as capital transactions in accordance with ASC 805-50 and ASC 850 Related Party Disclosures.

12.           GOING CONCERN

In the accompanying financial statements, the Group incurred net income of $508,809 and comprehensive income of $536,454 for the six months ended September 30, 2010 and has an accumulated loss of 1,288,581 as of September 30, 2010. The Group continues to experience positive cash flows from operations. The Group will continue its efforts to raise capital resources and the Group is able to generate enough income to maintain a viable entity itself. The Group will be able to raise additional capital or achieve profitability. These financial statements do not include any adjustments that may arise from the uncertainty of the results.

13.	SHARE CAPITAL

On July 30, 2009, the Company issued 600,000 common shares to exchange for legal counsel services.

On December 2, 2009, the Company issued 9,500,000 common shares at US$0.05 per share for US$475,000.

On December 31, 2009, the Company issued 475,000 common shares for fund raising activities.

On March 31, 2010, the Company issued 300,000 common shares to 29 employees.

On April 12, 2010, the Company issued 1,440,000 common shares to three directors of the Company for 24 months services remuneration.

14.	SUBSEQUENT EVENTS

The consolidation did not include the 21% ownership of Hainan Special Economic Zone Property Right Exchange Center (“PREC”). Based on the February 19, 2009 joint venture agreement, PREC should be included in the re-structure transactions. PREC is equity joint venture established in the PRC to operate private property right exchange in Hainan Special Economic Zone for a period of times until 2033. Owing to a pending government approval, the Group is not able to include the PREC into the consolidation.

Management has reviewed subsequent events through the date of filing the Prospectus on Form F-1 that includes these consolidated financial statements with the US Securities and Exchange Commission. There were no material subsequent events since May 19, 2011 that would require recognition or note disclosure in these financial statements.

15. RESTATEMENT

The Company restated the fixed assets to correct an estimation error where a property should be written-off. After the restatement, the property, plant and equipment, net was changed from $129,362 to $42,654 which is decreased by $86,708. The related change was an additional general & administration expense of $86,680 and a $28 foreign exchange loss, the total adjustment was $86,708.

The Company restated the goodwill from 3,447,552 at December 31, 2010 to $0 in according to ASC 805-50 which provide guidance on related parties equity exchange and transactions.

The minority interest was also reclassified to equity in accordance with ASC 810-10-45-16.

These changes will affect the asset accounts, shareholders’ equity, statement of operation, statements of shareholders equity and cash flow. The detail restatement transactions are listed as below:

ITEM:

ASSETS AND SHAREHOLDERS’ EQUITY AS ON MARCH 31, 2010	ORIGINAL	RESTATED
Property, plant and equipment, net	129,362	42,654
Goodwill	3,447,552	0

TOTAL ASSETS	$4,658,670	$1,124,410

Minority Interest	13,115	0

STOCKHOLDERS’ EQUITY
Additional paid-in capital	4,986,097	1,629,910
Uncontrolled interest	0	13,115

Accumulated losses	(1,710,710)	(1,797,390)
Accumulated other comprehensive income	3,839	(87,554)

	$4,408,257	$873,997

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$4,658,670	$1,124,410

     The Property, plant & equipment, net was decreased by $86,708 and the Goodwill was decreased by $3,447,552. The total assets were reduced by $3,534,260. These changes were represented by the reduction of additional paid in capital by $3,356,187, increased of $86,680 in accumulated loss, increased of $91,393 in accumulated other comprehensive loss. Minority interest $13,115 was integrated into the shareholders’ equity as uncontrolled interest. The total shareholders’ equity was reduced by $3,534,260, total liabilities and stockholders’ equity reduced by the same amount owing to no changes in total liabilities.

STATEMENT OF OPERATION AT MARCH 31, 2010	ORIGINAL	RESTATED

General and administrative expenses	(694,077)	(780,757)

Loss from operates	$(763,188)	$(849,868)

Loss from operation before income taxes	$(436,147)	$(522,827)

Net loss	$(436,147)	$(522,827)

Foreign currency translation adjustment	(12,084)	(16,896)

Comprehensive loss	$(448,231)	$(539,723)

Net loss per share:
Basic and diluted	$(0.0042)	$(0.0050)

     The general and administrative expenses increased by $86,680 which was derived from the written-off of property. The Loss from operates, Loss from operation before income taxes, and Net Loss are decreased by $86,680. The foreign currency translation loss was increased by $4,812 which made the comprehensive loss increased by $91,492. The Net loss per share also increase from $0.0042 to $0.005. There are no additional changes in other statement of operation items.

STATEMENT OF CASH FLOW AS AT MARCH 31, 2010	ORIGINAL	RESTATED
Cash flows from operating activities
Net loss	$(436,147)	$(522,827)

Written-off of Property	0	(86,680)

Net cash used in operating activities	$(309,950)	$(309,950)

     The net loss increased by $86,680 was represented by the non-cash item property written-off at $86,680 and therefore there are no changes in net cash used in operating activities and other cash flow items.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED

52,315,000 Shares

Common Stock

____________________________

PROSPECTUS

________________________________

Until ________, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (i) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or (ii) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. To be entitled to indemnification, these persons must have acted honestly and in good faith and in what they believe to be the best interest of the Company, and in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of our amended and restated articles of association or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in these issuances. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.  The securities were sold in reliance Regulation S since they were sold to Non-U.S. Persons other than the shares issued to Sichenzia Ross Friedman Ference LLP and Acadia International, Inc., which were issued in reliance on Section 4(2), which exempts transactions by an issuer not involving a public offering.

In connection with the JV Agreement, on February 19, 2008, we issued 60,000,000 shares of common stock to Uni Core in consideration of the contribution by Uni Core of its equity interests in certain of its subsidiaries.  In addition, pursuant to the JV Agreement, we issued an aggregate of 40,000,000 shares of our common stock to 10 investors for gross proceeds of $1,000,000.

On July 30, 2009, we issued 600,000 Common Shares to our legal counsel, Sichenzia Ross Friedman Ference LLP, in consideration of their provision of legal services.

On December 2, 2009, we issued 9,500,000 Common Shares for a consideration of $0.05 per share to 13 individual shareholders at an aggregate consideration of $475,000.

On December 31, 2009, we issued 475,000 Common Shares to 6 individual shareholders and 1 corporate shareholder who have contributed in the pre-listing capital fund raising exercise.

On March 31, 2010, we issued 300,000 Common Shares to 29 employees and persons of the Company in consideration of their services and contribution to the Company.

On April 12, 2010,we issued 1,440,000 shares of the Company to 3 directors of the Company as remuneration for the 24 months starting from June 2008 through May 2010.

ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

a)	Exhibits

Exhibit Number	Exhibit Description
3.1 (i)	Amended and Restated Articles of Incorporation*
3.1 (ii)	Amended and Restated By-laws*
5.1	Opinion of BVI Counsel**
10.1	Tenancy Agreement, dated November 20, 2008, by and between Chinae.com Technology (Shenzhen) Co. Ltd. and Dongxin Lin*
10.2	Tenancy Agreement, dated November 20, 2008, by and between Chinae.com Investment Consultant and Dongxin Lin*
10.3	Tenancy Agreement, dated April 20, 2008, by and between Chinae.com E-Commerce Ltd. and Lianna Wu*
10.4	Tenancy Agreement, dated April 20, 2008, by and between Chiane.com Advertising Co. Ltd. and Lianna Wu*
10.5	Cooperation Agreement by and between Shenzhen International Hi-Tech Equity Exchange and ChinaE.com Investment Consultant Co., Ltd. *
10.6	Acceptance Application *
10.7	Cooperation Agreement by and between Intermost Corporation and ChinaE.com Investment Consultant Co., Ltd. *
10.8	Joint Venture Agreement and Amendment Agreements *
21.1	Subsidiaries of the Registrant*
23.1	Consent of Albert Wong & Co.
23.2	Consent of BVI Counsel**
23.3	Consent of PRC Counsel
24.1	Power of Attorney*
99.1	Opinion of PRC Counsel

*Previously filed.
** To be filed by amendment

ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee'' table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3(§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-1 and has duly caused this Amendment No. 4 to the Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on the  th day of May, 2011.

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED

By:	/s/ Xiangxiong Deng
Xiangxiong Deng
Chief Executive Officer (Principal Executive Officer)

/s/ Jieyun Yu
Jieyun Yu
Chief Financial Officer, Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form F-1 has been signed by the following persons for China Equity Platform Holding Group Limited in the capacities indicated, on the  th day of May 26, 2011.

SIGNATURE	TITLE	DATE

/s/ Xiangxiong Deng	Chief Executive Officer, President	May 26, 2011
Xiangxiong Deng

/s/ Jieyun Yu	Chief Financial Officer, Controller	May 26, 2011
Jieyun Yu

*	Director	May 26, 2011
Juhui Zhang

*By:	/s/ Xiangxiong Deng
Xiangxiong Deng Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of China Equity Platform Holding Group Limited, has signed this Amendment No. 4 to the Registration Statement on Form F-1 in the city of Newark, State of Delaware, on May 26 , 2011.

Authorized Representative in the United States

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi